AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October  , 2003

                                                     REGISTRATION NO. 333-103743
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM F-4/A5
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  GENTERRA INC.
                 (a company to be formed by the amalgamation of
                                 MIRTRONICS INC.
                                       and
                        GENTERRA INVESTMENT CORPORATION)

             (Exact name of Registrant as specified in its charter)


                                     ONTARIO
      (State or other jurisdiction of incorporation or organization)

                                      3312
            (Primary Standard Industrial Classification Code Number)

                                       N/A
                         (I.R.S. Employer Identification No. )

                                 106 AVENUE ROAD
                                TORONTO, ONTARIO
                                 M5R 2H3 CANADA
                                 (416) 920-0500
                         (Address, including zip code,
                   and telephone number, including area code, of
                        registrant's principal executive
                                    offices)

                          Dolgenos Newman & Cronin LLP
                           96 Spring Street, 8th Floor
                               New York, NY 10012
                                 (212) 925-2800
                  ---------------------------------------------
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

          IRWIN SINGER                             DENNIS P. MCCONNELL, ESQ.
          BARRISTER & SOLICITOR                    DOLGENOS NEWMAN & CRONIN LLP
          24 HAZELTON AVENUE                       96 SPRING STREET
          TORONTO, ONTARIO M5R-2E2                 NEW YORK, NEW YORK 10012



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the amalgamation described herein have been satisfied or waived.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  GENTERRA INC.

                   (an Ontario, Canada company to be formed by
                       the amalgamation of Mirtronics Inc.
                      and Genterra Investment Corporation)

                                   PROSPECTUS
                                    FOR UP TO


                             811,430 Class A Shares
                   944,034 Class C Preferred Shares, Series 1


     This prospectus relates to an offer of 811,430 Class A shares and 944,034 Class C preferred shares of Genterra Inc. to the U.S. shareholders of Mirtronics in connection with the amalgamation of Mirtronics Inc. and Genterra Investment Corporation into one corporation to be named Genterra Inc.


     Mirtronics and Genterra Investment shareholders already approved the amalgamation on March 27, 2003.


     On March 4, 2003 Mirtronics mailed proxy materials related to the amalgamation to its U.S. shareholders. It is possible that this mailing soliciting approval of the amalgamation and the issuance of new securities by Genterra Inc., from U.S. shareholders prior to the effectiveness of a registration statement and by using a document in the offer and solicitation that did not comply with the disclosure and registration requirements of the U.S. federal securities laws may be considered a violation of Section 5 of the Securities Act.

     Mirtronics and Genterra Investment extended until [xxxxxx], 2003, the time in which only U.S. shareholders of Mirtronics can assert their dissention rights and receive the fair monetary value of their shares instead of the consideration they would be otherwise entitled to receive in the amalgamation.

     Only U.S. shareholder of Mirtronics, including those who voted for the amalgamation, can now assert their dissention rights. Any U.S. shareholder of Mirtronics who previously asserted their dissention rights may withdraw their dissention and receive the consideration they would be entitled to receive in the amalgamation. See "DISSENTION RIGHTS" on page 10.

     Dissenting US holders of Mirtonics Class B Preference shares and Mirtronics Common shares will be offered Can$0.08333 and Can$0.318 per share respectively.


     In the amalgamation, non-dissenting U.S. shareholders of Mirtronics are entitled to receive 1.25 shares of Genterra Inc. Class A Shares for each share of Mirtronics common stock and 1 share of Genterra Inc. Class C Preferred Shares, Series 1 for each share of Mirtronics Class B Preferred Shares.


     After the amalgamation, Mirtronics shareholders and Genterra Investment Shareholders will own 63.52% and 36.48%, respectively, of the voting power in Genterra Inc.

     Trading in Mirtronics securities was suspended by the Toronto Stock Exchange on November 2002. The last trade of common shares was on November 14, 2002 at Cdn$0.17 and the last trade of Preference shares, Class B was November 11, 2002. On November 14, 2002, the closing price of the Mirtronics common stock on the OTC Bulletin Board (symbol: MNT) was $0.17. On November 11, 2002, the closing price of the Mirtronics Preferred, Class B shares on the TSX (symbol:
MNT.PR.B) was $0.02.


     On February 13, 2003 the closing price of the Genterra Investment Class A shares, as quoted on the TSX Venture Exchange (symbol: GIC.A) was $0.15.

     SEE THE  SECTION  ENTITLED  "RISK  FACTORS"  BEGINNING  ON PAGE  [xx] FOR A
DISCUSSION  OF FACTORS THAT YOU SHOULD  CONSIDER  BEFORE  DECIDING TO DISSENT OR
NOT.


NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This prospectus is dated October [-], 2003 and is being first mailed to US holders of Mirtronics securities on or about October [-], 2003.

                               TABLE OF CONTENTS

SUMMARY  .......................................................................
         Proposed Amalgamation..................................................
         Genterra Inc...........................................................
         Mirtronics Inc.........................................................
         Genterra Investment Corporation........................................
RISK FACTORS....................................................................
SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS.................................
SHAREHOLDER APPROVALS...........................................................
APPROVALS.......................................................................
DISSENTION RIGHTS...............................................................
TERMS OF AMALGAMATION...........................................................
         Share Exchange Ratios..................................................
         Mirtronics Inc.........................................................
         Genterra Investment Corporation........................................
PURPOSE OF AMALGAMATION.........................................................
Genterra Inc. SHARE CAPITAL.....................................................
ACCOUNTING TREATMENT............................................................
CANADIAN FEDERAL INCOME TAX CONSEQUENCES........................................
FAIRNESS OPINION................................................................
BASIS OF SHARE EXCHANGE RATIOS..................................................
PRO FORMA FINANCIAL INFORMATION.................................................
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES.          ..........................................
INFORMATION ABOUT THE REGISTRANT................................................
INFORMATION WITH RESPECT TO MIRTRONICS INC......................................
         History and Development of Mirtronics..................................
         Business Overview......................................................
         Property, plants and equipment.........................................
         Legal Proceedings......................................................
         Exchange Controls......................................................
         Taxation ..............................................................
SELECTED FINANCIAL DATA.........................................................
         OPERATING AND FINANCIAL REVIEW AND PROSPECTS...........................
         QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK.............
         Principal Holders of Shares of Mirtronics..............................
         Directors and Senior Management........................................
         Options to Purchase Securities from Mirtronics or Subsidiaries.........
INFORMATION WITH RESPECT TO GENTERRA INVESTMENT CORPORATION.....................
         Business of Genterra Investment........................................
Investments in Real Estate......................................................
DESCRIPTION OF REAL ESTATE......................................................
         Trading Summary of the Shares of Genterra Investment...................
         Legal Proceedings......................................................
         SELECTED FINANCIAL DATA................................................
         OPERATIONS AND FINANCIAL REVIEW AND PROSPECTS..........................
         Principal Holders of Shares in Genterra Investment.....................
         Directors and Officers.................................................
         Interest of Management and Others in Certain Transactions..............
FINANCIAL STATEMENTS
         Mirtronics Inc.
                  Audited Financial Statements September 30, 2002...............
                  Unaudited Interim Financial Statements March 31, 2003.........
         Genterra Investment Corporation
                  Audited Financial Statements December 31, 2002................
                  Unaudited Interim Financial Statements March 31, 2003.........
APPENDIX 1
        Business Corporations Act, 1990 Section 185

APPENDIX 2
        FAIRNESS OPINION

                       WHERE YOU CAN FIND MORE INFORMATION

     This document gives you detailed information about the amalgamation of Mirtronics and Genterra Investment. Mirtronics has provided the information concerning Mirtronics and its subsidiaries and Genterra Investment has provided the information concerning Genterra Investment. Please see "Where You Can Find More Information" on page [o] for additional information about Mirtronics and Genterra Investment on file with the United States Securities and Exchange Commission and the Canadian securities commissions, respectively. The principal executive offices of each of Mirtronics, Genterra Investment and Genterra Inc. are located at 106 Avenue Road, Toronto, Ontario M5R 2H3. The phone number for their executive offices is (416) 920-0500.

     This document discusses important business and financial information about Mirtronics and Genterra Investment that is not included in or delivered with this document.

         This information is available to you without charge upon your written or oral request from Mirtronics, c/o Stan Abramowitz, 106 Avenue Road, Toronto, Ontario, Canada M5R 2H3.

      UNLESS OTHERWISE STATED, ALL DOLLAR FIGURES ARE IN CANADIAN DOLLARS.

                                    SUMMARY

     The following information is intended to provide a summary only of the principal features of the amalgamation described in this prospectus. Reference is made to the detailed information and the financial statements appearing elsewhere herein.


Proposed Amalgamation


     Mirtronics Inc. and Genterra Investment Corporation have entered into an amalgamation agreement and propose to amalgamate into and continue their operations as an Ontario corporation to be named Genterra Inc. To effect the amalgamation, shares of Genterra Inc. will be exchanged for outstanding non-dissenting shares of Mirtronics and Genterra Investment. On March 27, 2003, the shareholders of Mirtronics and Genterra Investment approved the amalgamation which had been recommended by the boards of both Mirtronics and Genterra Investment. Accordingly, proxies are NOT being solicited for the amalgamation which was approved by the shareholders of Mirtronics and Genterra Investment.

     Mirtronics may have violated the U.S. federal securities laws by soliciting approval of the amalgamation from U.S. shareholders prior to the effectiveness of a registration statement and by using a document in its offer and solicitation that did not comply with the disclosure and registration requ1rements of the U.S. federal securities laws.


     Mirtronics and Genterra Investment have extended the time in which U.S. shareholders of Mirtronics can assert their dissention rights and receive the fair monetary value of their shares instead of the consideration they would be otherwise entitled to receive in the amalgamation.


     Any U.S. shareholder of Mirtronics, including those who voted for the amalgamation and did not avail themselves of their dissention rights, can now assert their dissention rights. Any U.S. shareholder of Mirtronics who previously asserted their dissention rights may withdraw their dissention and receive the consideration they would be entitled to receive in the amalgamation.

     In the amalgamation, non-dissenting U.S. shareholders of Mirtronics are entitled to receive 1.25 shares of Genterra Inc. Class A Shares for each share of Mirtronics common stock and 1 share of Genterra Inc. Class C Preferred Shares, Series 1 for each share of Mirtronics Class B Preferred Shares.

     After the amalgamation, Mirtronics shareholders and Genterra Investment Shareholders will own 63.52% and 36.48%, respectively, of the voting shares in Genterra Inc.


     Mirtronics' common stock is registered under the federal securities laws of the United States and files reports with the U.S. Securities and Exchange Commission as a "foreign private issuer." Accordingly, Mirtronics is subject to the United States federal securities laws. The amalgamation and all corporate actions by Mirtronics are governed by Ontario laws and regulations.

     Upon consummation of the amalgamation and issuance, Genterra, Inc.'s Class A Shares and Class C Preferred Shares securities will be deemed registered under
Section 12 of the Exchange Act. Accordingly, Genterra Inc. will have the obligation to file with the SEC the same reports that were required of Mirtronics.


Amalgamation Compared with Merger.

     The term "amalgamation" is substantially different from the term "merger" commonly used in the United States, which generally means a statutory procedure whereby one corporation called the "continuing corporation" or "surviving corporation" acquires the assets of the second corporation called the "merging corporation" and where shares of the continuing or surviving corporation are issued to the shareholders of the merging corporation as part of the merger arrangement and the merging corporation disappears. Under an amalgamation, the amalgamating corporations continue to exist, but as one corporation.

     Interpreting Ontario corporate law, a number of judgments of courts of final jurisdiction, including the Supreme Court of Canada and the Court of Appeals (Ontario), have held that the legal effect of amalgamation is not that a new corporation is created, but rather there is a fusing or blending of the amalgamating corporations; and, with no new corporation being created, it is not necessary to surrender the charters of the amalgamating corporations. In R. V. Black & Decker Manufacturing Co., a decision by the Supreme Court of Canada, it was stated that "on an amalgamation no "new" company is created and no "old" company is extinguished".

     Section 5 of the Securities Act of 1933 prohibits the offer to buy through the use or medium of any prospectus or otherwise any security unless a registration statement is in effect or an exemption is available.



Affiliated Companies



     As a result of the close similarity of their respective Boards of Directors, Mirtronics and Genterra Investment may be considered to be affiliated companies. As a result, management and the board of directors of both companies may have interests in the amalgamation that may be different than those of non-affiliated shareholders. Five of Mirtronics seven directors are also directors of Genterra Investment while all of Genterra Investment's directors are also directors of Mirtronics. Furthermore, Fred A. Litwin (a director of Mirtronics) indirectly, is the largest shareholder of Genterra Investment, and his son and daughter indirectly through Sutton Management Limited are the largest shareholders of Mirtronics. Accordingly management and the boards of directors may have interests in the amalgamation different from those of non-affiliated shareholders. See "SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS" on page [xx].


     Mirtronics and Genterra Investment engaged the services of Corporate Valuation Services Limited to provide an opinion that the terms of the proposed amalgamation of Genterra Investment and Mirtronics described herein are fair from a financial point of view, to the shareholders of both Mirtronics and Genterra Investment.



MARKET VALUE OF MIRTRONICS AND GENTERRA INVESTMENT PRIOR TO THE ANNOUNCEMENT OF THE AMALGAMATION ON FEBRUARY 14, 2003


Mirtronics

     Trading in Mirtronics securities was suspended by the Toronto Stock Exchange on November 22, 2002. The last trade of common shares was on November 14, 2002 at Cdn$0.17 and the last trade of Preference shares, Class B was November 11, 2002.



SECURITY                   PER SHARE PRICE                MARKET VALUE
Common Shares                 @ Cdn$0.17                  Cdn$2,187,489
Preferred, Class B            @ Cdn$0.02                   Cdn$ 34,183
shares


Genterra Investment

     Class A shares last traded prior to the announcement of the proposed amalgamation, on February 13, 2003 @ Cdn$0.15. Class B shares have not traded in a very long time. However, the shares are convertible 1 for 1 into Class A shares at any time and then can be sold at the market price of the Class A shares. Therefore, the market price of Class B shares equals the Market price of Class A shares




SECURITY                                PER SHARE PRICE            MARKET TOTAL
Class A shares                             @ Cdn$0.15              Cdn$ 729,778
Class B shares                             @Cdn$0.15                Cdn$ 72,602
Special shares                            @ No Market
Class D Preferred                         @ No Market
shares,   Series 1
Class D Preferred                         @ No Market
 shares, Series 2
Class E Preferred                         @ No Market
Shares
Class F Preferred                         @ No Market
shares
Series 1 Preference                       @ No Market
 shares


Genterra Inc.

     If the amalgamation is completed, Genterra Inc. will be organized by the amalgamation of Mirtronics and Genterra Investment under the laws of Ontario, Canada. The business of Genterra Inc. will be the combined business of Mirtronics and Genterra Investment as presently conducted. Prior to the amalgamation, Genterra Inc. has no operating history, assets and, accordingly, no financial statements. However, we have prepared pro forma financial statements showing the effect of the amalgamation, which are presented on Page .
--

Mirtronics Inc.

     Mirtronics, incorporated under the laws of Ontario, is a "reporting issuer" as defined by the Securities Act (Ontario) and the Securities Act (Manitoba) and a "foreign private issuer" under the Securities Exchange Act of 1934, as amended. The common shares and Class B Preferred Shares of Mirtronics were listed for trading on the Toronto Stock Exchange ("TSX") until November 22, 2002, when trading was suspended for failure by Mirtronics to meet TSX minimum listing requirements. Mirtronics is an investment company, whose principal holding is a 20.6% equity interest in Synergx Systems, Inc. a Delaware corporation registered under the Securities Exchange Act of 1934, as amended ("Synergx"), a producer of control systems for fire, life safety, commercial security and other purposes in the metropolitan areas of New York City and Dallas, Texas.



Genterra Investment Corporation


     Genterra Investment, formed under the laws of the Province of Ontario is a "reporting issuer" as defined by the Securities Act (Ontario), the Securities Act (Alberta) and the Securities Act ("British Columbia"). The Class A Shares of Genterra Investment are listed for trading on the TSX Venture Exchange ("TSXV"). Genterra Investment is an investment management and holding company whose assets include four substantial rental real estate properties, and loans and mortgages receivable. As of December 31, 2002, 60.5% of Genterra Investment's rental income came from affiliated companies.

RISK FACTORS

U.S. HOLDERS OF MIRTRONICS SECURITIES MAY HAVE THE RIGHT TO RESCIND.

     On March 4, 2003 Mirtronics mailed proxy materials to its U.S. shareholders. It is possible that this mailing soliciting approval of the amalgamation from U.S. shareholders prior to the effectiveness of a registration statement and by using a document in the offer and solicitation that did not comply with the disclosure and registration requirements of the U.S. federal securities laws may be considered a violation of Section 5 of the Securities Act. If U.S. holders were to sue us and convince a court that we violated
Section 5, they would have the right under the federal securities laws to rescind their acceptance of the securities to be issued in the amalgamation for a period of one year from the date of the violation.


YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES AGAINST US.

     Genterra Inc. will be, and Mirtronics and Genterra Investment are, organized under the laws of Ontario, Canada. All of the directors and officers of each of them are residents of Canada and all or a substantial portion of their assets are located in Canada. As a result, it may be difficult for holders of Genterra Inc. securities to effect service within the United States upon such directors and officers who are not resident of the United States or to enforce against such persons judgments of courts of the United States in Canada, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.


OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

     With a price of less than $5.00 per share;

     That are not traded on a "recognized" national exchange;

     Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share);

     In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES OF GENTERRA INC. BECAUSE OF THE LIMITED TRADING VOLUME.

     Historically, the securities of Mirtronics and Genterra Investment have experienced a very limited trading volume. As a result there may be less coverage by security analysts, the trading price may be lower, and it may be more difficult for our stockholders to dispose of our securities. Mirtronics shares do not qualify for trading on either the TSX or, in the United States, on NASDAQ. Although the Class A shares of Genterra Investment are currently listed on the TSX Venture Exchange, the other shares of Genterra Investment are not quoted for trading on any exchange. Upon completion of the amalgamation, the Class A shares of Genterra Inc. will trade on the TSX Venture Exchange.


GENTERRA INC. MAY NOT REALIZE ALL THE ANTICIPATED BENEFITS OF THE AMALGAMATION.

     The success of the amalgamation will depend, in part, on the ability of Genterra Inc. to realize the anticipated synergies and growth opportunities from integrating Mirtronics' and Genterra Investment's businesses. Genterra Inc.'s success in realizing these benefits, beyond the savings in public company and administration costs to be realized from eliminating one public company, and the timing of this realization depend upon the successful integration of the operations of Mirtronics and Genterra Investment. We cannot assure you that the merger will result in the realization of the full benefits we anticipate.

GENTERRA INC.'S RESULTS WILL BE DEPENDENT ON ITS RENTAL REAL ESTATE PROPERTIES.


     The need to renew and release upon lease expiration is no different for Genterra Investment than it is for any other real estate portfolio. However, properties that are single tenant occupied, in particular the properties located at Dobbie Drive, Cambridge, Ontario, and Glendale Avenue North, Hamilton, Ontario with their large single purpose tenants, have tenant specific leaseholds improvements. In the event that Genterra Investment was not successful in renewing these leases upon their expiration, or replacing them with a similar tenant, a significant amount of demolition will be required and could therefore be considered a risk factor. The risk is however mitigated by the fact that moving would be severely disruptive and costly for the existing tenants and that the tenants would have to repair the damage caused by any tenant specific leasehold removal. Genterra Investments other real estate holdings are primarily generic and in their current state, Genterra Investment should be able to lease them to a broad number of users.

     The effect of negative economic and other conditions on tenants, the impact on their ability to make lease payments and the resulting impact on property cash flows could be considered a risk. Genterra Investment leases its properties on net-net terms. Accordingly, provided the tenants remain solvent, the company's cash flow will not be impacted by an increase in operating costs. For the most part, Genterra Investments tenants are suppliers to the retail market and they therefore are vulnerable to adverse economic conditions that impact retail sales. To the extent that any one of the company's tenants was negatively impacted by such a change in economic conditions and was no longer able to meet its rental obligations, this in turn could impact the company. This risk is somewhat mitigated by the fact that the tenants, for the most part, are significant suppliers within there own sectors, and are therefore better equipped to weather any such economic downturn.

     Genterra Investments ability to meet its operating costs and financing obligations as they fall due could be considered a risk. Genterra Investments attempts to ensure that leases are net-net and that the cash flow derived therefrom is matched to the terms of the associated mortgage financing. Accordingly Genterra Investments ability to meet operating costs and financing payments as required, are no different to others within the same industry.

     The ability to renegotiate mortgage financing on the various properties as they fall due could be considered a risk factor. Save and except for the property located at Wendell Avenue, Toronto, Ontario no other mortgage financing is due in the mid-term . The Wendell Avenue property mortgage is due January 2005. There is no reason however to believe that this financing cannot be renewed or replaced on similar terms and conditions as are currently outstanding. The fair market value of this property is substantially higher than the current amount owed. In the unlikely event that this mortgage could not be replaced this could be considered a risk factor.

     The relocation by an existing tenant could be considered a risk factor. In the case of the properties located at Stellar Drive, Newmarket, Ontario, Dobbie Drive, Cambridge, Ontario and Glendale Avenue North, Hamilton, Ontario, this risk is considered very small. The tenants at these facilities have significant leasehold improvements within the buildings that they occupy as they are specific to their business operations. The property located at Wendell Avenue, Toronto, Ontario is a multi-tenant facility. As this property is marketed for it's location, it's ability to provide large or small unit sizes and it's comparatively low rent, there is not significant competition for this building. 75% of the building is leased to 3 tenants with current long-term net-net leases. The balance of the building is leased to smaller tenants. In the event that one or more of these tenants was to terminate their lease and relocate and such a tenant could not be replaced, this could be considered a risk factor. This risk is considered to be small as historically these smaller tenants have proven themselves to be good tenants.

     Environmental contamination could be considered a risk factor. Genterra Investment has undertaken appropriate environmental report studies on its properties, and where required has taken the appropriate remedial action. Generally a new environmental study is undertaken on the specific property at the time of new mortgage financing. However the migration of third part offsite contamination to one of Genterra Investments properties could be considered a risk.


GENTERRA INC. COULD BE ADVERSELY AFFECTED BY RELIANCE ON OTHER'S TECHNOLOGY.

     Mirtronics' largest holding is in Synergx Systems Inc. a Delaware company engaged in the fire and life safety business in New York metropolitan area and Dallas Texas. Synergx's business is dependent in part on its ability to design, produce and/or market equipment and systems which are responsive to market demand and government regulation. There can be no assurance that Synergx will identify such market requirements for its systems or will be able to respond quickly enough to retain or improve its market position. Because Synergx obtains components and accessory equipment from other sources of supply, to some extent it will be dependent on these parties to design and manufacture items which can be operated as part of Synergx's systems.


SYNERGX'S TECHNOLOGY MAY NOT BE ADEQUATELY PROTECTED.


     Synergx does not have and does not expect to obtain patents for its systems because their Management believes that patents would not provide cost-effective protection due to the dynamic evolving nature of Synergx's technology. Instead, Synergx relies on trade secret protection and confidentiality agreements. Synergx has obtained United States trademark registration, but there can be no assurance that competitors will not develop competitive technology substantially similar to or better than Synergx's systems, or that competitors may not be able to use a trade name similar to Synergx's, which could result in a loss of sales.


----------------------------------------------------

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS



     Fred A. Litwin indirectly controls 34.8 % of the Class A Shares, and 45.4% of the Class B Shares and 37.4% of the votes of Genterra Investment. Mr. Litwin also indirectly controls 8.2% of the Common Shares of Mirtronics. Upon completion of the proposed Amalgamation, Mr. Litwin will directly or indirectly control 18.9% of the voting power of Genterra Inc. through his control of 14.4% of the Class A Shares, 45.4% of the Class B Shares, 0.6% of the Class D Series 1 Shares, 0.1% of the Class D Series 2 Shares, 0.3% of the Class E Shares, and 100% of the Class F Series 1 Shares of Genterra Inc.. (See "Genterra Inc. - Principal Shareholders of Genterra Inc.").


     Sutton Management Limited, a corporation owned by Mark I. Litwin and Risa Litwin, the children of Fred A. Litwin, owns 37.4% of the Common Shares of Mirtronics. Upon completion of the proposed amalgamation, Sutton Management Limited will own 29.4% of the Class A Shares, 1.3% of the Class B Shares, 1.3% of the Class D Series 1 Shares and 47.5% of the Class E Shares and 24.5% of the votes of Genterra Inc. (See: "Genterra Inc. - Principal Shareholders of Genterra Inc.").


SHAREHOLDER APPROVALS


     The Amalgamation had to be approved by 2/3 of the votes cast at meetings of the shareholders of each class of the issued shares of each of the Amalgamating Corporations voting separately as a class. In addition, in order to comply with the policies of applicable regulatory bodies (the Ontario Securities Commission and the TSX Venture Exchange) respecting non-arm's length transactions, a majority of the votes (excluding the shares owned or controlled directly or indirectly by Fred A. Litwin, his son Mark I. Litwin and his daughter Risa Litwin, and their respective associates and affiliates) cast by shareholders voting separately as a class of each of the Amalgamating Corporations had to have been voted in favour of the special resolutions. The breakdown of votes at a meeting of shareholders held March 27, 2003 was:



Mirtronics
  Common Shares     (12,867,581 shares outstanding)
                    7,754,582 total votes cast at meeting
                    7,752,916 total votes to approve the
                    amalgamation; 1,887,968 unrelated
                    votes to approve the amalgamation
                    (99.91% of the unrelated votes cast
                    at the meeting) 1,666 votes against
                    the amalgamation 2,080,794
                    dissenting shares


  Class B           (1,709,125 shares outstanding)
                    348,457 total votes cast at meeting
                    348,207 unrelated votes to approve the
                    amalgamation (99.93% of the unrelated votes cast at the meeting) 250 dissenting shares


Genterra Investment
  Class A           (4,865,187 shares outstanding)
                    2,978,923 total votes cast at
                    meeting 2,977,672 total votes to
                    approve amalgamation 1,143,844
                    unrelated votes to approve
                    amalgamation (99.89% of the
                    unrelated votes cast at the meeting)
                    64,458 dissenting shares

  Class B             (484,012 shares outstanding)
                      484,012 total votes cast at meeting
                      483,999 total votes to approve amalgamation
                      257,654 unrelated votes to approve amalgamation (99.99% of the unrelated votes cast at the meeting) 0 dissenting shares



  Class D, Series 1   (2,475,009 shares outstanding)
                      104,811 total votes cast at meeting
                      104,811 total votes to approve amalgamation
                      57,735 unrelated votes to approve amalgamation
                      (100% of the unrelated votes cast at the meeting)
                      0 dissenting shares


  Class D, Series 2   (810,059 shares outstanding)
                      20,343 total votes cast at meeting
                      20,343 total votes to approve amalgamation
                      19,271 unrelated votes to approve amalgamation (100% of the unrelated votes cast at the meeting)
                      0 dissenting shares
  Class E             (115,258 shares outstanding)
                      56,446 total votes cast at meeting
                      56,446 total votes to approve amalgamation
                      1,271 unrelated votes to approve amalgamation (100% of the unrelated votes cast at the meeting)
                      0 dissenting shares

  Class F             (500,000 shares outstanding)
                      500,000 total votes cast at meeting
                      500,000 total votes to approve amalgamation
                      All shares of this class are related
                      0 dissenting shares

  Series 1, Preferred (1,935,370 shares outstanding)
                      902,965 total votes cast at meeting
                      902,622 total votes to approve amalgamation
                      320,507 unrelated votes to approve
                      amalgamation (99.89% of the unrelated votes cast at the meeting)
                      164 dissenting shares




  Special             (500,000 shares outstanding)
                      500,000 total votes cast at meeting
                      500,000 total votes to approve amalgamation
                      500,000 unrelated votes to approve amalgamation (100% of the unrelated votes cast at the meeting) 0 dissenting shares


APPROVALS REQUIRED FOR AMALGAMATION

     In addition to the shareholder approvals described immediately above, to effect the amalgamation, Mirtronics needed to obtain the approval of the Toronto Stock Exchange and Genterra Investment needed to obtain the approval of the TSX Venture Exchange to the amalgamation transaction, including the vetting of the Proxy Materials prior to mailing to shareholders. The TSX Venture Exchange approval was obtained and the only outstanding items with the Exchange are the filing of final materials (including a copy of the Articles of Amalgamation). The Toronto Stock Exchange also approved the transaction. There are no other conditions to the amalgamation agreement or approval required.

     Upon completion of the amalgamation, the Class A shares of Genterra Inc will trade on the TSX Venture Exchange, and the Class A shares and the Class B Preference shares of Mirtronics (which in each case have been suspended from trading on the Toronto Stock Exchange) will be delisted.


DISSENTION RIGHTS




     Dissention rights allow any shareholder that does not agree with the amalgamation, and dissents as set forth below, to be paid the fair value of his shares determined as of the close of business on the day before such resolution is adopted instead of the consideration offered in the amalgamation.



     Mirtronics and Genterra Investment have extended the time in which only U.S. shareholders of Mirtronics can assert their dissention rights and receive the fair monetary value of their shares instead of the consideration they would be otherwise entitled to receive in the amalgamation The extension applies only to the Mirtronics shareholders who are United States citizens.


     Any and all U.S. shareholder of Mirtronics, including those who voted for the amalgamation, or who previously dissented can now assert their dissention rights and receive the consideration they would be entitled to receive in the amalgamation.

     Mirtronics is subject to the provisions of Section 185 of the Ontario Business Corporations Act which provides that any holder of shares has the right to dissent from the special resolution referred to under "Amalgamation" and, if such shareholder dissents in such manner as provided in the Act, such shareholder is entitled to be paid the fair value of his shares determined as of the close of business on the day before such resolution is adopted. Any US shareholder of Mirtronics who wishes to dissent must provide Mirtronics, within fourteen (14) days after receipt of this prospectus, a written notice containing his name and address, the number and class of shares in respect of which he dissents and a demand for payment of the fair value of such shares. We believe the fourteen days is adequate time for a US shareholder to review the information in this prospectus considering that the terms and conditions have not changed. Within thirty (30) days after the sending of the above referenced notice, dissenting shareholder must send the certificates representing the shares in respect of which he dissents to Mirtronics or its transfer agent.

     Fair value dissention rights will be determined based upon the Formal Valuation provided by Corporate Valuation Services on March 17, 2003. Based upon this Formal Valuation in terms of Section 185(15) of the Business Corporations Act (Ontario) dissenting US holders of Mirtonics Class B Preference Shares and Mirtronics Common Shares will be offered Can$0.08333 and Can$0.318 per share respectively. The 146 dissenting Genterra Investment Series 1 Preference Shares will be offered a total of Can$123.52 for their shares. Under Section 185(18), if a dissenting shareholder fails to accept the offer, the corporation may apply to the court to fix a fair value for the shares of any dissenting shareholder, or if the corporation fails to do so within the prescribed period, a dissenting shareholder may apply to the court for the same purpose.


     For full details as to the manner in which the right of dissention is to be implemented, Section 185 of the Act is included as an appendix to this prospectus and should be consulted. It is recommended that the shareholders who wish to pursue rights of dissent consult their own legal advisor with respect to the relevant statutory provisions and the procedures to be followed.

     The boards of Mirtronics and Genterra Investment, notwithstanding the approval of the amalgamation by the shareholders of Mirtronics and Genterra Investment, may withdraw the amalgamation without further approval of the shareholders.


TERMS OF AMALGAMATION


     The Amalgamation Agreement between Mirtronics Inc. and Genterra Investment is incorporated by reference into this prospectus.


Share Exchange Ratios



     The Genterra Investment and Mirtronics boards of directors each appointed a committee of independent directors (the "Independent Committees"). Mirtronics' committee was comprised of Henry Schnurbach and Morton Litwin (the brother of Fred Litwin) and Genterra Investment's committee was comprised of Irwin Singer and Alan Kornblum. The Independent Committees assessed the amalgamation, including the proposed share exchange ratios. In addition, Mirtronics and Genterra Investment engaged Corporate Valuation Services Limited to provide an opinion to the Independent Committees that the terms of the proposed amalgamation were fair, from a financial point of view, to the shareholders of each of the companies.


     The board believes that the current composition of the board is appropriate in the Corporations' circumstances. In the case of Mirtronics, other than Fred Litwin, Mark Litwin and Stan Abramowitz, the other Directors are neither Officers nor Employees. In the case of Genterra Investment, other than Mark Litwin and Stan Abramowitz, the other Directors are neither Officers nor Employees. In both cases, each of these non-management Directors brings unique business experience to the board.

     The boards, in the case of both Mirtronic's and Genterra Investment (and in the future with respect to Genterra Inc.), believe that the relationships with management in supervising the management of the business and affairs of the Corporations are appropriate. The current managements significant contributions to the formation and continued growth of the Corporations and the confidence which the boards understand shareholders to have in that management, are factors supporting the boards' opinions' that the composition of the boards are appropriate. The Corporations' Corporate Governance Committees monitor the performance of the boards and recommend modifications where appropriate. Furthermore, the regulators in the domestic jurisdiction approved the composition of each board and the process for approval of the amalgamation.

     The boards of directors of Mirtronics and Genterra Investment have determined that the issued and outstanding shares of each of them shall be converted into shares of Genterra Inc., based primarily on respective "Adjusted Shareholders Equity" (defined as the total value of all financial, physical and intangible assets at fair market values, on a going concern basis, less liabilities and related income taxes), and without reference to prices at which the shares of the amalgamating corporations trade, since the shares trade infrequently. The boards relied upon a valuation report prepared by Corporate Valuation Services. (See "BASIS OF EXCHANGE RATIOS" on page [xx] of this prospectus. There are no material differences between the securities presently held by Mirtronics and Genterra Investment shareholders and those to be issued in exchange by Genterra Inc. The exchange ratios are detailed in the following tables:


Mirtronics Inc. shareholders



Shares held          Will receive          Number             Number to           Ratio        % of Class     % Voting Power
                                           held               receive                                          in Genterra Inc.
Common               Class A               12,867,581         16,084,476          1:1.25       76.78%            63.52%
Shares               Subordinated
                     Voting Shares

Class B              Class C               1,709,115          1,709,115           1:1          100%               N/A
Preferred            Preferred
                     Shares,
                     Series 1


Genterra Investment shareholders


Shares held          Will receive          Number             Number to           Ratio        % of Class     % Voting Power
                                           held               receive                                          in Genterra Inc.
Class A              Class A               4,865,187          4,865,187           1:1          23.22%            19.21%
shares               Subordinated
                     Voting Shares

Class B              Class B               484,012            484,012             1:1          100%              15.29%
Shares               Multiple
                     Voting Shares

Class D              Class D               2,475,009          2,475,009           1:1          100%              N/A
Preferred            Preferred
Shares,              Shares,
Series 1             Series 1

Class D              Class D               810,059            810,059             1:1          100%              N/A
Preferred            Preferred
Shares,              Shares,
Series 2             Series 2

Class E              Class E               115,258            115,258             1:1          100%              N/A
Preferred            Preferred
Shares               Shares

Class F              Class F               500,000            610,000             1:1.22       100%              N/A
Preferred            Preferred
Shares,              Shares,
Series 1             Series 1

Series 1             Series 1              1,935,370          1,935,370           1:1          100%              N/A
Preference           Preference
Shares               Shares

Special              Special               500,000            500,000             1:1          100%              1.98%
Shares               Shares




PURPOSE OF AMALGAMATION


     The boards of directors of Mirtronics and Genterra Investment believe that the combination of the resources of their companies into a larger corporation will result in an organization substantially stronger, with greater financial resources, significantly better business prospects and a greater ability to finance its activities than either of the companies currently has separately. The boards of directors recommended the amalgamation to their respective shareholders for the following general reasons:

          each of Mirtronics and Genterra Investment are or have been engaged in investment and management endeavours;

          management and a number of directors are common to each of Mirtronics and Genterra Investment;


          the Amalgamation will enable the shareholders of Mirtronics and Genterra Investment to be a part of a larger corporation with more varied assets, a larger equity and income base, and greater opportunities, and will facilitate the financing of future growth and expansion;

          the  Amalgamation  is  expected  to  create a larger  public  float of
     shareholders   which  should  result  in  increased  market  liquidity  for shareholders of Mirtronics and Genterra Investment;

     Genterra Inc. will benefit from the increased efficiency and reduced costs resulting from single administrative, overhead and accounting facilities, and ongoing public company costs, such as transfer agent, auditing and exchange listing and sustaining fees.

     Mirtronics no longer qualifies for listing on the TSX. The amalgamation will enable Mirtronics shareholders to participate in an entity listed on the TSXV.

     It is for these reasons that the boards of directors of each of the Amalgamating Corporations believe it is in the long term interests of their respective shareholders that the proposed Amalgamation referred to in this prospectus be implemented.

     Separately, the Mirtronics board of directors determined the advantages to its shareholders to include:

     (a) Mirtronics is seeking to invest its available resources in a broader range of asset classes in an effort to maximize potential returns in an industry (real estate) where it has managerial experience and expertise;

     (b) The Toronto Stock Exchange has suspended trading in its shares, and it will automatically be delisted, with the amalgamation the diminished liquidity for its shares will be mitigated;

     (c) The TSX Venture Exchange has agreed to list the Class A shares of Genterra Inc. for trading upon completion of the amalgamation;

     (d) Capital resources are a pre-requisite to carrying on a viable real estate enterprise. A combination of the assets of Mirtronics and Genterra Investment will provide more opportunities in this industry than would be available to each corporation separately;

     (e) Substantial savings will accrue to Genterra Inc. in public company ongoing costs (audits costs, transfer agency costs, stock exchange fees, shareholder meeting and mailing costs, etc.) as well as substantial savings in the elimination of duplication of management expenses.


     In considering the benefits of the amalgamation to the respective companies, the boards of directors of both Mirtronics and Genterra Investment considered any potential disadvantages to the amalgamation. The boards concluded that the only disadvantages in proceeding with the amalgamation would be the costs associated therewith and the substantial time that management would need to devote to the implementation thereof. In considering these disadvantages, the boards of directors of both companies concluded that the costs incurred would be more than offset by the reduced costs resulting from a single administrative, overhead and ongoing public company costs. The boards did however consider that in the event that the amalgamation was not concluded, there would be no benefit to either corporation to offset the costs incurred to-date. These costs include Professional Fees, Printing, Mailing and Shareholder Meeting costs. The boards further determined that as a result of the close similarity of their respective Management and Boards of Directors, that the potential challenges associated with the implementation of the amalgamation and the management of a larger entity would be minimal. In addition, the boards concluded that the substantial time that management would be required to devote to the amalgamation would be offset by the future elimination of duplication of management functions.



     The boards of directors of Mirtronics and Genterra Investment believe that the factors detailed above are no more or less beneficial to non-affiliated shareholders then are available to affiliated shareholders. All shareholders, both non-affiliated and affiliated have been accorded equal treatment with equal rights in every respect.

     Other than the discussions leading to the amalgamation agreement, there have been no material contacts between Mirtronics and Genterra Investment.

GENTERRA INC. SHARE CAPITAL

     The authorized capital of Genterra Inc. will be divided into an unlimited number of Class A subordinate voting participating shares without par value, designated as "Class A Shares"; an unlimited number of Class B multiple voting participating shares without par value, designated as "Class B Shares"; an unlimited number of first preferred shares without par value, issuable in series, designated as "Class C Preferred Shares"; an unlimited number of second preferred shares without par value, issuable in series, designated as "Class D Preferred Shares"; an unlimited number of third preferred shares without par value, designated as "Class E Preferred Shares"; an unlimited number of fourth preferred shares without par value, issuable in series, designated as "Class F Preferred Shares"; an unlimited number of fifth preferred shares without par value, designated as "Series 1 Preference Shares"; and an unlimited number of special shares without par value, designated as "Special Shares".

Class A Shares


     Each Class A subordinate voting participating share ("Class A Share") will entitle the holder to vote at meetings of the shareholders of Genterra Inc. (on the basis of one vote per Class A Share). Holders of Class A Shares will be entitled to a non-cumulative annual dividend of 1/2 cent per Class A Share in priority to dividends on the Class B Shares in any fiscal year, and thereafter, all further dividends declared in such year shall be declared and paid in equal amounts per share on the Class A Shares and the Class B Shares without preference or distinction. Holders of Class A Shares will be entitled to participate equally with holders of Class B Shares, without preference or distinction in the distribution of the residual assets of Genterra Inc. in the event of liquidation, dissolution or other distribution of the assets of Genterra Inc. for the purpose of winding-up its affairs. The Holders of Class A Shares will have no pre-emptive rights. In the event that an offer is made for Class B Shares and not for Class A Shares, the Class A Shares will be convertible into Class B Shares of Genterra Inc., under certain circumstances.

Class B Shares

     Each Class B multiple voting participating convertible share ("Class B Share") will entitle the holder to vote at meetings of the shareholders of Genterra Inc. (on the basis of eight (8) votes per Class B Share). Subject to the priority in the payment of a non-cumulative dividend of 1/2 cent per share on the Class A Shares, in any fiscal year, all dividends declared in each year shall be declared and paid in equal amounts per share and at the same time on all Class A Shares and Class B Shares without preference or distinction. Holders of Class B Shares are entitled to participate equally with holders with Class A Shares, without preference or distinction in the distribution of the residual assets of Genterra Inc. in the event of liquidation, dissolution or other distribution of the assets of Genterra Inc. for the purpose of winding-up its affairs. The holders of Class B Shares will have no pre-emptive rights. Each Class B Share will be convertible into one Class A Share at the option of the holder, at any time.

Class C, Series 1 Shares

     The non-voting, non-participating, redeemable, non-cumulative, Class C Preferred Shares, Series 1 ("Class C, Series 1 Shares") will be entitled to a fixed non-cumulative annual dividend of $0.026 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Genterra Inc., but no further participation; will be redeemable by Genterra Inc. at $0.0833 per share, but no further participation; will be non-voting and will have no pre-emptive or conversion rights.

Class D, Series 1 Shares

     The non-voting, non-participating, redeemable, non-cumulative Class D Preferred Shares, Series 1 ("Class D, Series 1 Shares") will be entitled to a fixed preferential non-cumulative annual dividend of $0.0023 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Genterra Inc., but no further participation; will be redeemable by Genterra Inc. at the stated value per share; will be non-voting, and will have no pre-emptive or conversion rights.

Class D, Series 2 Shares

     The non-voting, non-participating, redeemable, non-cumulative Class D Preferred Shares, Series 2 ("Class D, Series 2 Shares") will be entitled to a fixed preferential non-cumulative annual dividend of $0.0023 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Genterra Inc., but no further participation; will be redeemable by Genterra Inc. at the stated value per share; will be non-voting, will have no pre-emptive or conversion rights.

Class E Preferred Shares

     The non-voting, non-participating, redeemable, cumulative Class E Preferred Shares ("Class E Shares") will be entitled to a fixed preferential cumulative annual dividend of $0.14 per share; will be entitled to an amount equal to the stated value per share plus accrued and unpaid cumulative dividends in the event of the liquidation, dissolution or winding-up of Genterra Inc., but no further participation; will be redeemable by Genterra Inc. at the stated value per share plus accrued and unpaid dividends; will be non-voting, and will have no pre-emptive or conversion rights.

Class F, Series 1 Shares

     The non-voting, non-participating, redeemable, convertible, cumulative Class F Preferred Shares, Series 1 ("Class F Shares, Series 1") will be entitled to a fixed preferential cumulative annual dividend of $0.06 per share; will be entitled to an amount equal to the stated value per share plus accrued and unpaid cumulative dividends in the event of liquidation, dissolution or winding-up of Genterra Inc., but no further participation; will be redeemable by Genterra Inc. at the stated value per share plus accrued and unpaid dividends; will be non-voting; will have no pre-emptive rights; and will be convertible at the option of the holder into one Class A Share and one Class B Share, or two Class A Shares, for every 98 Class F, Series 1 Shares.

Series 1 Preference Shares

     The non-voting, non-participating, redeemable, cumulative Series 1 Preference Shares ("Series 1 Preference Shares") will be entitled to a fixed preferred cumulative annual dividend of $0.0084 per share; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Genterra Inc., but no further participation; will be redeemable by Genterra Inc. at the stated value per share; will be non-voting; will have no pre-emptive or conversion rights.

Special Shares

     The Special Shares will not be entitled to receive any dividends; will be entitled to an amount equal to the stated value per share in the event of liquidation, dissolution or winding-up of Genterra Inc., but no further participation; will be redeemable by Genterra Inc. at the stated value per share; will be entitled to one vote per share at all meetings of shareholders; and will have no pre-emptive or conversion rights.


ACCOUNTING TREATMENT

     For both Canadian and U.S. GAAP, the transaction is accounted for using the purchase method with Mirtronics Inc. considered the acquirer. The pro forma financial statements included herein give effect to the transaction based on the foregoing criteria.


CANADIAN FEDERAL INCOME TAX CONSEQUENCES


     The Income Tax Act (Canada) currently provides that upon the conversion of shares of each of Mirtronics and Genterra Investment into shares of Genterra Inc., Canadian resident shareholders of Mirtronics and Genterra Investment shall receive a tax free "rollover", provided the shares being exchanged are capital assets in the hands of the shareholder. This means that any Canadian resident shareholder, for whom the shares of Mirtronics and Genterra Investment are capital property, will be deemed to have disposed of his shares in Mirtronics or Genterra Investment at his adjusted cost base of such shares and will be deemed to have acquired his shares in Genterra Inc. at the same cost, thus yielding no capital gain or loss consequences, at that time. A dissenting shareholder who receives a cash payment from Genterra Inc. equal to the fair value of his shares will be regarded as having disposed of such shares for proceeds of disposition equal to the amount of such payment. All shareholders, including non-resident shareholders, should consult their own tax advisors for specific advice on the tax consequences to them of the Amalgamation.



U.S. Resident Shareholders of Mirtronics

     The Income Tax Act (Canada) currently provides that upon the conversion of shares of each of Mirtronics and Genterra Investment into shares of Genterra Inc., U.S. resident shareholders of the Amalgamating Corporations shall be deemed to have disposed of their shares in Mirtronics or Genterra Investment at their adjusted cost base of such shares and will be deemed to have acquired their shares in Genterra Inc. at the same cost, thus yielding no capital gain or loss consequences, at that time. In order to qualify for this "tax deferred" treatment the shares must meet the following criteria:

     1.   The   shareholder   must  own  shares  of  one  of  the   amalgamating
          corporations.

     2.   The shares must be held as a capital property by the shareholder.

     3. The only consideration received by the shareholder for the shares of the amalgamating corporations is shares in the new corporation.

     The new Genterra Inc. shares will continue to retain the same tax attributes as the shares that were exchanged.

     A dissenting shareholder who receives a cash payment from Genterra Inc. equal to the fair value of their shares will be deemed to have disposed of their shares. Since the shares of the predecessor corporations are public companies any gain or loss realized on disposition will not be taxable in Canada.

U.S. FEDERAL INCOME TAX CONSEQUENCES FROM THE AMALGAMATION

     The merger should be treated for U.S. federal income tax purposes as a "reorganization" within the meaning of Internal Revenue Code (hereafter the I.R.C. or Code) Section 368(a). U.S. shareholders of a predecessor corporation who exchange their stock solely for shares in the merged entity generally do not recognize gain or loss, except to the extent of cash received in lieu of a fractional share in the merged entity. However, there may be circumstances under I.R.C. Section 367 where U.S. shareholders may recognize gain or loss as a result of this transaction. These circumstances are discussed below.

     The aggregate tax basis of the shares in the merged entity received by a U.S. shareholder in the merger should be the same as the aggregate adjusted tax basis of the shares of the predecessor corporation surrendered in the exchange, reduced by any tax basis allocable to a fractional share for which cash is received. The holding period in the new stock received by the U.S. shareholder is deemed to begin with the holding period of the stock surrendered, i.e., there is a carryover holding period.

     I.R.C. Section 367 does not apply to a merger unless a U.S. shareholder of the predecessor corporation owns actually and constructively 5% or more of either the total voting power or total value of the common shares of the entity existing after the merger and fails to enter into a gain recognition agreement. Shareholders in this particular situation should consult their own tax advisors as to their income tax implications of this reorganization.


FAIRNESS OPINION


     In order to satisfy the requirements of the policies of the Ontario Securities Commission and the TSX Venture Exchange respecting non-arm's length transactions (see "SHAREHOLDER APPROVALS" above), the boards of directors of each of Genterra Investment and Mirtronics appointed a committee of independent directors (the "Independent Committees") to assess the amalgamation, including the proposed share exchange ratios. In addition, in accordance with such policies, Corporate Valuation Services Limited ("CVS") was retained to provide an opinion to the Independent Committees that the terms of the proposed amalgamation of Genterra Investment and Mirtronics to form one continuing corporation ("Genterra Inc.") described herein are fair to each of such corporations and their respective shareholders from a financial point of view. The purpose of the opinion was to assist the Independent Committees and the boards of directors and shareholders of each of the Amalgamating Corporations in assessing the Amalgamation. Copies of the full CVS report, dated January 17, 2003 were available for inspection by shareholders during regular business hours at 106 Avenue Road, Toronto, Ontario and were available at the meetings of the shareholders of each of Mirtronics and Genterra Investment. Copies of the CVS report were filed with the requisite regulatory bodies, including the Ontario Securities Commission, the Toronto Stock Exchange and the TSX Venture Exchange and is included with this prospectus.

     Henry Schnurbach and Morton Litwin acted as the independent committee of Mirtronics Directors and were authorized to engage Corporate Valuation Services to prepare a valuation and fairness opinion and report to the Board thereon. Having obtained the valuation and fairness opinion prepared by Corporate Valuation Services and having reviewed the definitive Amalgamation Agreement between the Corporations they determined that the terms set out in the
Amalgamation Agreement were fair and reasonable to the Corporation and its shareholders and authorized the submission of a resolution approving the amalgamation for confirmation to the shareholders of the Corporation and the seeking of regulatory approval. The recommendations of the directors' sub-committee were approved and adopted by the Board. Fred Litwin and Mark Litwin declared their interest as controlling shareholders and refrained from voting to satisfy the requirements of the policies of the Ontario Securities Commission and the TSX Venture Exchange respecting non-arms's length transactions.

     Irwin Singer and Alan Kornblum acted as the independent committee of Genterra Investment Directors and were authorized to engage Corporate Valuation Services to prepare a valuation and fairness opinion and report to the Board thereon. Having obtained the valuation and fairness opinion prepared by Corporate Valuation Services and having reviewed the definitive Amalgamation Agreement between the Corporations they determined that the terms set out in the Amalgamation Agreement were fair and reasonable to the Corporation and its shareholders and authorized the submission of a resolution approving the amalgamation for confirmation to the shareholders of the Corporation and the seeking of regulatory approval. The recommendations of the directors' sub-committee were approved and adopted by the Board. Mark Litwin declared his interest as controlling shareholder and refrained from votingto satisfy the requirements of the policies of the Ontario Securities Commission and the TSX Venture Exchange respecting non-arms's length transactions.


BASIS OF SHARE EXCHANGE RATIOS

     Both boards of directors determined exchange ratios based upon the Corporate Valuation Services Formal Valuation and Fairness Opinion. The initial CVS Report done as at September 30, 2002 was based on Mirtronics holdings in Synergx before taking into account the sale by Mirtronics' of a significant amount of its interest in Synergx. Follow up Report done by CVS updating its conclusions to November 30, 2002 took into account the sale by Mirtronics' of a significant amount of its interest in Synergx. Other than a small change in the fair value to both the Mirtronics Common and Genterra Investment Class A and B shares, CVS concluded that no further changes were required to their September 30, 2002 Valuation.

     The purpose of the Valuation and Fairness Opinion, which was prepared in conformity with the Ontario Securities Commission Rule 61-501, is to supply information to the Directors and shareholders of both companies and to confirm to them that the terms of the Amalgamation are fair, from a financial point of view, considering of the close relationships between the two companies. Accordingly the Valuation and Fairness Opinion is undertaken to ensure that the proposed amalgamation is fair from a financial point of view to the non-affiliated shareholders of both Mirtronics and Genterra Investment. Based upon this report, both the Mirtronics and Genterra Investment Boards concluded that the amalgamation was fair and in the best interest of their non-affiliated shareholders.

     Under the Rule to Ontario Securities Commission Rule 61-501, Fair Market Value is defined as:

     "The monetary consideration, that, in an open and unrestricted market, an informed and prudent buyer would pay to an informed and prudent seller, each acting at arm's length with the offer and under no compulsion to act, expressed in terms of money or money's worth, without taking into account any discounts for lack of marketability or absence of control and other factors required under the Rule."

     The CVS report was prepared by its president, James P. Catty, MA, CA, CRA, CPA, CBV, CFE. He has been engaged in the valuation and assessment of companies, their assets and securities for more than 40 years. He holds Bachelor and Master of Arts degrees from Oxford University, and is a member of the following professional bodies: Canadian Institute of Chartered Accountants, American Institute of Certified Public Accountants, Illinois CPA Society; (US) Institute of Chartered Financial Analysts; Canadian Institute of Chartered Business Valuators, and the (US) Institute of Business Appraisers, Inc.

     Mr. Catty is independent of the Amalgamating Corporations and has received no instructions and was subject to no limitations imposed by the directors of the Amalgamating Corporations in connection with his opinion. He was selected to provide the opinion on the basis of his expertise in such matters. The Amalgamating Corporations agreed to pay CVS a shared fee not to exceed $15,000.00 plus disbursements for providing the report referred to above.

     CVS in its report, concluded that the terms of the proposed amalgamation are fair from a financial point of view to all shareholders.


CVS Valuation Conclusions

     In arriving at its opinion with respect to the fairness of the terms of the proposed amalgamation of the Amalgamating Corporations, CVS firstly determined the fair market value of each of the classes of the issued shares of each of the Amalgamating Corporations. "Fair Market Value" was defined as the highest price, expressed in terms of money or money's worth, obtainable in an open and unrestricted market, between informed and prudent parties, acting at arm's length, neither being under any compulsion to deal. In its report, CVS considered not only the adjusted shareholders equity of each of the classes of shares of the Amalgamating Corporations, but also the trading activity of those shares for which there is a public market. No consideration was given to benefits, such as possible synergies or economies of scale that might be obtainable by an arm's length purchaser.


     CVS ultimately based its opinion on the adjusted shareholders equity of the shares of each of the Amalgamating Corporations. "Adjusted shareholders equity" was defined as the total value of all financial, physical and intangible assets at fair market value, on a going concern basis, less liabilities and related income taxes. It did not rely on the trading prices of the classes of shares of the Amalgamating Corporations listed on the TSXV and TSX because recent trading volume in shares was insignificant or not reflective of underlying values (See:
"Trading Summary" under the corporate information of each of the Amalgamating Corporations, in this prospectus). CVS concluded that the adjusted book value of the Amalgamating Corporations was as follows:


(a) Mirtronics - $3,437,711 allocated as follows:

- -----------------------------------------------------------------------------
          Number of Class of Shares                Value Allocated to Class
- -----------------------------------------------------------------------------
         13,187,581 Common(1) (2)                             $3,679,234
         1,709,115 Class B Preferred                             142,426
         ----------------------------------------------------------------

(1) Assumes the exercise of options to purchase 270,000 common shares at $0.125 each, for proceeds of $33,750.


(2) Subsequent to fiscal year end, Mirtronics purchased and cancelled 50,000 common shares pursuant to its normal course purchaser bid.

(b) Genterra Investment - $8,273,315 allocated as follows:


--------------------------------------------------------------------------------
          Number of Class of Shares                Value Allocated to Class
--------------------------------------------------------------------------------
         2,971,889 Class A(3)                                 $5,207,235
         484,012 Class B                                         848,063
         2,475,009 Class D, Series 1                             247,400
         810,059 Class D, Series 2                               217,501
         115,258 Class E                                         471,764
         500,000 Class F                                         602,493
         2,491,138 Series 1(3)                                   677,359
         500,000 Special                                           1,500
         ----------------------------------------------------------------

Note:

(3) As at September 30, 2002. Subsequently 483,846 Series 1 Preference Shares were converted into an aggregate of 1,451,538 Class A Shares; and 441,750 Class A Shares were issued on the exercise of 142,500 share purchase warrants.


Fair Market Value


    CVS obtained values for the shares of Mirtronics and Genterra Investment by two independent approaches, the Adjusted Book Value and a Transaction Based Value, based on the 200 TD average prices on the stock market. The fully diluted amounts are:
                                           Mirtronics        Genterra Investment
                                               $                 $
            Adjusted Book Value              0.318             0.523
            Transaction Based Value          0.15              0.18


     Both companies' shares traded at significant discounts to their Adjusted Book Values. For Mirtronics, the 200 TD value represents a discount of 43%, rather higher than normal, which is about 23% for a non-controlling interest; for Genterra Investment, it was a substantial 71%.

     Traditionally, Canadians prefer direct real estate investments, or, if liquidity is important, flow-through vehicles, such as Real Estate Investment Trusts rather than indirect holdings through shares of real estate companies.

     For this reason, according to stock market analysts, shares of real estate investment firms trade at discounts of up to 50% from their underlying Adjusted Book Value. Genterra Investment has an Adjusted Book Value of $0.523, but CVS believes that its Fair Market Value, under the Rule considering the Transaction Based Value, is about $0.262 a Class A share, unless liquidation is to occur in the near future, which is an unlikely event.


Exchange Ratios

     From the minority investors' point of view, who usually rely on stock market activity, the exchange ratio should be 1.25 Genterra Inc. Class A shares for each Mirtronics common share, based on the 200 TD averages; as Mirtronics was suspended at the Valuation Date, CVS believes that a comparison of its suspension price ($0.175) and the Valuation Date figure ($0.23) for Genterra Investment A shares, which gives a ratio of 0.76, is not meaningful. The Adjusted Book Value ratio, using the discounted figure of $0.262 for Genterra Investment A shares, and $0.318 for Mirtronics, is 1.21 Genterra Inc. A shares for each Mirtronics common.


Alternate View

     Mirtronics' assets are all financial; cash, receivables and marketable securities (including Synergx) represent $2,921,217 (66.1%) of its assets, which amount to $4,418,265. The Amalgamation therefore can be looked upon as an issue of 16,084,476 Genterra Inc. Class A shares for $2,789,603 of liquid assets, together with other benefits; the effective cash issue price is $0.173 each, a premium of 15% to Genterra Investment's 200 TD price of $0.15, which is below the figure ($0.20) at the Valuation Date. For Genterra Investment to raise $2,800,000 by a rights issue would require a significant discount to the recent market price.

Fairness Opinion

     The Amalgamation reduces the Adjusted Book Value of Genterra Investment, on a fully diluted basis, by 28.3%, from $0.523 a share to $0.375 each. However, in CVS's view, for the non controlling shareholders of Genterra Investment, this dilution is more than offset by: (1) a 209% increase in the quick assets (cash, receivables and securities) from $1,511,464 to $4,675,831; (2) the reduction in leverage (debt and preferred in relation to total assets) from 47% to 38%, and the larger float that should make dealing in the shares easier. CVS believes that, after the Amalgamation, the Genterra Inc. Class A shares are likely to trade at a higher price than the Genterra Investment Class A at the Valuation Date.

     Therefore, in CVS's opinion, the terms of the Amalgamation (1.25 Genterra Inc. Class A shares for each Mirtronics common and 1 Genterra Inc. Class A or Class B share for each similar Genterra Investment share) are fair, from a financial point of view, to the shareholders of both Mirtronics and Genterra Investment.


Changes to Formal Valuation

     CVS concluded in its addendum to its March 17, 2003 Formal Valuation that, other than the modification to the Fair Market Value of the Mirtronics common shares to $0.318 from the previous $0.282 and the Genterra Investment Class A or Class B to $0.282 from $0.261, that no further change is required to its Formal Valuation, dated January 17, 2003, with a Valuation Date of September 30, 2002.

     For the  services  it  performed  on  behalf  of  Mirtronics  and  Genterra
Investment, CVS was paid a total of $14,791.27. Mirtronics and Genterra Investment each paid $7,395.63.

PRO FORMA FINANCIAL INFORMATION

     On January 20, 2003 Genterra Investment Corporation and Mirtronics Inc. agreed to an amalgamation. The terms of the agreement provided that all of the voting securities of Genterra Investment would be exchanged for new shares of the combined entity on a 1 for 1 basis and the voting securities of Mirtronics Inc would be exchanged for shares of the combined entity on a 1.25 for 1 basis. For both Canadian and U.S. GAAP, the transaction is accounted for using the purchase method with Mirtronics Inc. considered the acquirer. The pro forma financial statements included herein give effect to the transaction based on the foregoing criteria.

Genterra Inc. Pro-Forma Financials as at June 30, 2003 follow:


GENTERRA INC.
PRO-FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars

                                            Genterra Investment                 (Reference
                                               Corporation      Mirtronics Inc.  see below)    Adjustments         Genterra Inc.
   A S S E T S

       CURRENT
Cash and short-term investments             $    130,948        $  1,266,710                  $          -        $  1,397,658
Marketable securities                            253,488             372,659                             -             626,147
Accounts and notes receivable (Note 9)         1,209,606              29,452                             -           1,239,058
Income taxes recoverable                         143,636               3,866                             -             147,502
Prepaid expenses and deposits                    158,424              31,622                             -             190,046
Loans and mortgages receivable (Note 3)          838,387             100,000                             -             938,387
Future income taxes (Note 8)                      23,000                   -                             -              23,000
                                             ------------        ------------                  ------------        -----------
                                               2,757,489           1,804,309                             -           4,561,798

LOANS AND MORTGAGES RECEIVABLE  (Note 3)          59,259             500,000     a                 (55,000)            504,259


INVESTMENTS (Note 4)                             106,481           1,394,316     d                 187,817           1,688,614

FIXED ASSETS  (Note 5)                        11,492,497                   -     c               1,707,503          13,200,000

FUTURE INCOME TAXES  (Note 8)                     42,222             445,592     c                 (40,216)            447,598

GOODWILL                                         155,000                   -     c                (155,000)                  -
                                             ------------        ------------                  ------------        ------------

                                            $ 14,612,948        $  4,144,217                  $  1,645,104        $ 20,402,269
                                             ============        ============                  ============        ============

L I A B I L I T I E S

       CURRENT
Accounts payable and accrued liabilities
 (Note 9)                                   $    282,994        $    325,181     a            $   (256,325)       $    351,850
Current portion of long-term debt
 (Notes 6 & 9)                                 1,116,785                   -                             -           1,116,785
                                             ------------        ------------                  ------------        ------------
                                               1,399,779             325,181                      (256,325)          1,468,635

LONG-TERM DEBT  (Notes 6 & 9)                  4,483,387                   -                             -           4,483,387

FUTURE INCOME TAXES  (Note 8)                  1,116,406                   -     c                 566,594           1,683,000
                                             ------------        ------------                  ------------        ------------

                                               6,999,572             325,181                       310,269           7,635,022
                                             ------------        ------------                  ------------        ------------

S H A R E H O L D E R S'   E Q U I T Y


CAPITAL STOCK  (Note 7(b))                    10,628,559           6,418,399     b,c           (4,279,711)         12,767,247

CONTRIBUTED SURPLUS                                7,958             270,321     b               (278,279)                  -

       DEFICIT                                (3,023,141)         (2,869,684)    a,b            5,892,825                   -
                                             ------------        ------------                 ------------        ------------
                                               7,613,376           3,819,036                    1,334,835          12,767,247
                                             ------------        ------------                 ------------        ------------

                                            $ 14,612,948        $  4,144,217                 $  1,645,104        $ 20,402,269
                                             ============        ============                 ============        ============

This pro-forma consolidated balance sheet has been adjusted to

a) eliminate all intercorporate balances. The Creditor carries the receiveable net of an allowance for uncollectability and the Debtor carries the debt at full value. The allowance of $201,325 is reversed upon elimination.

b) record the issuance of capital stock in accordance with the Amalgamation Agreement between Mirtronics Inc. and Genterra Investment Corporation dated January 20, 2003

c) record adjustment to fair market value for assets purchased based upon the valuation report issued by Corpoate Valuation Services dated January 17, 2003. The net adjustment is treated as an adjustment to the stated value of share capital issued on the amalgamation.

d) adjust accounting for Genterra Investment's investment in Synergx to equity basis from the cost basis.

GENTERRA INC.
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars

                                             Genterra Investment                  Reference
                                               Corporation        Mirtronics Inc. (see below) Adjustments          Genterra Inc.
REVENUE
  Rent                                       $  2,027,875        $             -              $          -        $  2,027,875
  Interest                                         (3,271)                61,296                         -              58,025
                                              ------------        ---------------           -------------          ----------
                                                2,024,604                 61,296                         -           2,085,900
                                              ------------        ---------------           -------------          ----------

EXPENSES
 Administrative and general                     1,071,225                204,232                         -           1,275,457
 Interest on long-term debt                       423,059                      -                         -             423,059
 Loss on investment in Limited Partnership         18,512                      -                         -              18,512
                                              ------------        ---------------              -------------       ------------
                                                1,512,796                204,232                         -           1,717,028
                                              ------------        ---------------              -------------       ------------

EARNINGS (LOSS) BEFORE THE FOLLOWING              511,808               (142,936)                        -             368,872

  Amortization                                    395,361                      -                         -             395,361
                                              ------------        ---------------              -------------       ------------

EARNINGS (LOSS) BEFORE THE UNDERNOTED             116,447               (142,936)                        -             (26,489)

 Equity in loss of effectively controlled
   company                                              -               (136,164)  a               (27,689)           (163,853)
 Loss on sale of shares of former subsidiary            -               (287,191)                        -            (287,191)
                                              ------------        ---------------              -------------       -------------

EARNINGS (LOSS) BEFORE THE INCOME TAXES           116,447               (566,291)                  (27,689)           (477,533)

 Income taxes                                    (121,519)              (143,438)                        -            (264,957)
                                              ------------        ---------------              -------------       -------------

EARNINGS (LOSS) FOR THE PERIOD               $    237,966        $      (422,853)             $    (27,689)       $   (212,576)
                                              ============        ===============              =============       =============
Loss per share:
     Basic                                                                                                              ($0.01)
                                                                                                                   =============

     Fully diluted loss per share is anti-dilutive and, therefore, are not disclosed.

This pro-forma consolidated balance sheet has been adjusted to


a) adjust accounting for Genterra Investment's investment in Synergx to equity basis from the cost basis.

GENTERRA INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars

1.AMALGAMATION

     The unaudited pro-forma balance sheet gives effect to the proposed amalgamation of Genterra Investment Corporation ("Genterra") and Mirtronics Inc. ("Mirtronics") as if the amalgamation had occurred on June 30, 2003 on the following basis:


     The combination has been accounted for using the purchase method with Mirtronics considered the acquiror. Mirtronics is identified as the acquiror based upon an analysis of factors set out in SFAS 141. More specifically, the Mirtronics shareholders as a group hold 63.52% of the voting interest in Genterra Inc. and have the ability to elect a majority of the board of directors. The assets and liabilities of Genterra have been recorded at their fair market value as determined by an independent valuation.


     The outstanding shares of the amalgamating companies will be exchanged for shares of Amalco as follows:

               Outstanding Exchange                                  Shares of Genterra Inc.                  Capital
               ------------------------------------      ------------------------------  ----------------------------------------
                          Shares             Ratio            Class A          Class B              Class A              Class B
                          ------             -----            -------          -------              -------              -------
Common
 Mirtronics           12,867,581        1.25 for 1         16,084,476                -       $    2,538,690       $            -

Class A
 Genterra              4,865,187           1 for 1          4,865,187                -            5,049,191                    -

Class B
 Genterra                484,012           1 for 1                  -          484,012                    -            1,758,498
                                                         -------------      ----------      ---------------     ----------------
                                                           20,949,663          484,012       $    7,587,881       $    1,758,498
                                                         =============      ===========      ===============     ================

        Preferred
                                       Outstanding Exchange                                                Shares of Genterra Inc.
                                       ----------------------------------                             -----------------------------
                                  Class            Shares          Ratio               Class               Number         Capital
                                  -----            ------          -----               -----
         Genterra               Special           500,000        1 for 1             Special              500,000     $     1,500
       Mirtronics                     B         1,709,115        1 for 1         C, Series 1            1,709,115     $ 1,304,664
         Genterra           D, Series 1         2,475,009        1 for 1         D, Series 1            2,475,009     $   247,400
         Genterra           D, Series 2           810,059        1 for 1         D, Series 2              810,059     $   217,501
         Genterra                     E           115,258        1 for 1                   E              115,258     $   483,833
         Genterra                     F           500,000   1.2499 for 1         F, Series 1              624,932     $   624,932
         Genterra              Series 1         1,935,370        1 for 1            Series 1            1,935,370     $   541,038

All intercompany shareholdings have been eliminated.

The share exchange ratios were determined by the proportionate values of the net assets contributed by the amalgamating Companies as assigned by the boards of directors.

Reference is made to the audited financial statements of Genterra for the year ended December 31, 2002, and the audited financial statements of Mirtronics for the year ended September 30, 2002, prepared by the Companies from the books of account and included elsewhere in this prospectus.

 GENTERRA INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars
-------------------------------------------------------------------------------


2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   Cash and Short-term Investments

     The Company's short-term investments, consisting short-term deposits, are considered to be cash equivalents and are recorded at cost, which approximates market value.

     b.   Marketable Securities

     Marketable securities are carried at lower of cost and market. Declines in value considered temporary in nature are not adjusted. At June 30, 2003, the Company had marketable securities of $626,147 with a market value of $621,544.

     c.   Investments

     Long-term investments in which the Company have significant influence are accounted for using the equity method.

     d.   Fixed Assets

     Rental real estate properties are stated at the lower of cost, less accumulated amortization, and estimated net recoverable amount, which is determined using the current market values of the properties. Any
     impairment  in  value  is  recorded  in  the   consolidated   statement  of
     operations.

     Amortization is being provided for over the estimated useful life as follows:

        Rental real estate buildings     -    declining balance at 5% per annum

     e.   Goodwill

     The Company has adopted the Canadian Institute of Chartered Accountants ("CICA") new Handbook Section 3062 - Goodwill and Other Intangible Assets and the American Institue of Certified Public Accountants (AICPA) FAS 142. Effective January 1, 2002 goodwill is no longer required to be amortized but will be subject to an annual impairment test in accordance with the provisions of this Section. As of March 31, 2003 the Company has completed its impairment test and concluded that no goodwill impairment charge needed to be recorded.

     f.   Translation of Foreign Currencies

     The Company's operations in the United States are considered to be integrated with the Company's operations. Monetary assets and liabilities are translated at the rates of exchanges in effect at the end of the fiscal period. Non-monetary assets and liabilities are translated at historical rates of exchange. Revenue and expenses are translated at the rates of exchange in effect of the date of transactions.

     g.   Financial Instruments

     Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

 GENTERRA INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars
------------------------------------------------------------------------------


2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     h.   Accounting Estimates

     The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in future.

     i.   Income Taxes

     Future income taxes are recorded under the asset and liability method of accounting for income taxes. Future income tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax value basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.

     j.   Stock-based Compensation and Other Stock-based Payments

     In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition, measurement and disclosure stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal period beginning October 1, 2001 for awards granted on or after that date.


3.LOANS AND MORTGAGES RECEIVABLE

     Mortgage receivable,  bearing interest at 9.5% per annum, due on demand, is
     secured by an assignment of second mortgage on land                           $  838,387

     Note receivable from a former equity investee corporation bears interest at
     6% per annum with  semi-annual  repayments of $50,000  commencing  November
     2002                                                                             600,000

     Collateral  mortgage loan bearing interest at U.S. bank prime plus 3.5% per
     annum,  repayable in U.S. funds                                                    4,259
                                                                                  ------------
                                                                                    1,442,646
     Less: current portion                                                            938,387
                                                                                  ------------
                                                                                   $  504,259
                                                                                  ============

 GENTERRA INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars
-------------------------------------------------------------------------------


4.INVESTMENTS

     The Company has an investment in shares of Synergx which is being accounting for using the equity method. In addition, Synergx has also granted the Company a warrant to purchase 310,000 common shares expiring December 31, 2003, at an exercise price of US$1.02.


5.FIXED ASSETS
                                                 Accumulated
                               Cost              Amortization        Net
                         ----------------  -------------------  -----------

 Rental real estate
  properties            $   13,200,000     $            -     $   13,200,000
                          =============      ==============     =============


6.LONG-TERM DEBT

 Prime plus 1.75% per annum first mortgage, monthly payment of $5,217 plus interest,
 with the balance due August 2011                                                               $   511,247

 6.52% per annum first mortgage , blended monthly payments of $19,535 with the balance due
 December 2007                                                                                      913,809

 8.1% per annum first mortgage, blended monthly payments of $30,519 with the balance due
 April 2005                                                                                       2,800,607

 9.1% per annum second mortgage, blended monthly payment of $7,648 with the balance due             684,739
 September 2005

 Prime plus 1% per annum second mortgage from a related company due on demand                       676,000

 Other                                                                                               13,770
                                                                                                 -----------
                                                                                                  5,600,172

           Less:  current portion                                                                 1,116,785
                                                                                                 -----------

                                                                                                $ 4,483,387
                                                                                                 ============

     The mortgages payable are collateralized by specific security on the related land and buildings.

     The aggregate amount of payments required in the subsequent twelve month periods to meet retirement provisions are as follows:

 2004                                $   1,116,785
 2005                                    2,944,461
 2006                                      879,143
 2007                                      281,903
 2008    and thereafter                    377,880
                                      -------------
                                     $   5,600,172
                                      =============

 GENTERRA INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars
-------------------------------------------------------------------------------


7.CAPITAL STOCK

     a.   Authorized

     Unlimited Class A subordinate voting, participating shares with an annual non-cumulative priority dividend of $0.005 per share

     Unlimited Class B multiple voting, participating shares. Each share is convertible into 1 Class A share

     Unlimited voting, non-participating, redeemable special shares

     Unlimited non-voting, non-participating, non-cumulative, redeemable Class C preferred shares, Series 1

     Unlimited Class D preferred shares, issuable in series:

     -Unlimited   non-voting,    non-participating,    $0.0023   non-cumulative,
     redeemable Class D preferred shares, Series 1

     -Unlimited   non-voting,    non-participating,    $0.0023   non-cumulative,
     redeemable Class D preferred shares, Series 2

     Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E shares

     Unlimited non-voting, non participating, $0.06 cumulative, $1 redeemable, convertible Class F preferred shares, Series 1. These shares are convertible into 1 Class A share, and 1 Class B share or 2 Class A shares for each 98 Class F preferred shares

     Unlimited non-voting, non-participating, redeemable, convertible, $0.0084 cumulative Series 1 preference shares.



          b.   Issued

        20,949,663    Class A shares                              $  7,587,881
           484,012    Class B shares                                 1,758,498
           500,000    Special shares                                     1,500
         1,709,115    Class C preferred shares, Series 1             1,304,664
         2,475,009    Class D preferred shares, Series 1               247,400
           810,059    Class D preferred shares, Series 2               217,501
           115,258    Class E preferred shares                         483,833
           624,932    Class F preferred shares, Series 1               624,932
         1,935,370    Series 1 preference shares                       541,038
                                                                   ------------

                                                                  $ 12,767,247
                                                                   ============


          c.   Share Purchase Warrants

     The Company has 712,500 share purchase warrants outstanding at $0.28 each. Each warrant enables the holder to purchase one Class A share and 0.7 Series 1 preference share. These warrants expire on March 25, 2004.

 GENTERRA INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(Unaudited)
Expressed in Canadian dollars
-------------------------------------------------------------------------------


8.INCOME TAXES

     A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles is noted below:

Future tax assets
     Non-capital loss carry-forwards                $   420,934
     Cumulative minimum taxes                            19,264
     Provisions and other allowances                     30,400
                                                     -----------
                                                        470,598
     Less:  current portion                              23,000
                                                     -----------

                                                    $   447,598
                                                     ===========

Future tax liabilities
     Fixed assets                                   $ 1,683,000
                                                     ===========



9.RELATED PARTY TRANSACTIONS

     These financial statements include transactions with related parties as follows:

 Amounts due (to) from related parties
      Accounts receivable                                       $    179,337
      Notes receivable                                               392,271
      Accounts payable and accrued liabilities                         5,629
      Mortgage payable                                               676,000
 Income
      Rent                                                         1,279,389
      Interest                                                        10,573
 Administrative and general expenses
      Administration fees                                            105,750
      Property management fees                                        82,500
      Consulting fees                                                 28,890
      Interest                                                        67,763

 GENTERRA INC.
NOTES TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(Unaudited)
Expressed in Canadian  dollars
-------------------------------------------------------------------------------

10. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

     The Company follows accounting principles generally accepted in Canada. Differences between generally accepted accounting principles in Canada and those applicable in the United States are summarized below.

     The Company translates the results of its U.S. investee into Canadian dollars using the temporal method which is required for a vertically integrated subsidiary. Under United States generally accepted accounting principles, the translation gains and losses on long-term items are not recognized until realized and are reported as a separate component of shareholders' equity.

     The Company has historically carried certain rental real estate properties at their appraised values. Under United States generally accepted accounting principles the amortization expense must be determined based on the cost of the assets.

     The effect on the consolidated balance sheet of the differences between accounting principles generally accepted in Canada and those accepted in the United States are summarized as follows:

                                             Canadian                                U.S.
                                            Accounting           Increase         Accounting
                                            Principles         (Decrease)         Principles
                                          -------------    ------------------     -----------
June 30, 2003
Cash and cash equivalents               $  1,397,658        $   (13,819) a     $  1,383,839
Short-term investments                       626,147              7,655  a          633,802
                                                              -----------
Total current assets                       4,561,798             (6,164)          4,555,634
Investments                                1,688,614           (215,999) b        1,472,615
                                                              -----------
Total assets                            $ 20,402,269        $  (222,163)       $ 20,180,106
                                                              ===========

Translation adjustment                             -           (215,999) b         (215,999)
Capital stock                             12,767,247             (6,164) a       12,761,083
                                                              -----------
Total liabilities and shareholders'
 equity                                 $ 20,402,269        $  (222,163)       $ 20,180,106
                                                              ===========

  a Reallocation of balances
  b Effect of different translation methods

Net loss from continuing operations, Canadian accounting principles              $   (212,576)
Additional amortization recorded on appraisal excess                                   86,784
Foreign exchange (gain) loss on long-term debt                                         63,938
                                                                                  ------------
Net loss for the period in accordance with U.S. GAAP                             $    (61,854)
                                                                                  ============

Net loss in accordance with U.S. GAAP                                            $    (61,854)
Unrealized gain(loss) on available for sale securities                                 51,316
                                                                                  ------------
Comprehensive loss                                                               $    (10,538)
                                                                                  ============



Loss per share - United States accounting principles - for the period                  ($0.00)
                                                                                  ============

Fully diluted loss per share is not disclosed as the calculations are anti-dilutive.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ENFORCEABILITY OF CIVIL LIABILITIES


     Genterra Inc. will be organized under the laws of Ontario, Canada. All of the directors and officers of Genterra Inc. will be residents of Canada and all or a substantial portion of their assets are located in Canada. As a result, it may be difficult for holders of Genterra Inc. securities to effect service within the United States upon such directors and officers who are not resident of the United States or to enforce against such persons in Canada or the United States, judgments of courts of the United States, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.



B. INFORMATION ABOUT THE REGISTRANT



     Upon completion of Amalgamation, a significant portion of a Genterra Inc.'s assets will be comprised of industrial commercial rental real estate properties located in the province of Ontario. Following the amalgamation, in order to maximize shareholder returns, Genterra Inc. will seek to ensure that it continues to have these properties leased to quality tenants at market related rents and that any vacancies that may arise are quickly replaced with new such tenants. In order to do so, Management has and will continue to use its own substantial contact network and where deemed appropriate, will make use of professional rental organizations upon a fee-for-service basis. When new leases are negotiated, Management will attempt to negotiate these on a net-net basis so as to ensure that any future increase in costs associated with the property are borne by the tenant. Management will also attempt to ensure that upon the expiration of any of the mortgages associated with these properties, that extensions or new mortgages are negotiated on terms favorable to the Company based upon the circumstances at that time. The various properties will be managed by the company in conjunction with 3rd party managers as appropriate. Together, this will ensure that rents are collected on time and that the necessary appropriate repairs and maintenance are undertaken. Management will continue to analyze future potential real estate investments in order deploy available resources to expand Genterra Inc.'s portfolio. Management seeks to acquire real estate investments that provide both income and the potential for capital appreciation. The financing of any acquisitions will normally be through a combination of internal resources and commercial/institutional mortgages.

     Genterra Inc.'s other major assets consist of it's investment in Synergx and Loans Receivable. Management will continue to review its investment in Synergx on an ongoing basis with a view to maximizing its return to the company. This investment has been reduced by liquidation of shares over the past year. Genterra Inc.'s portfolio of Loans Receivable will be monitored on a regular basis to ensure the collectabilty of all amounts when due. When making any new loans or investments, management will seek to ensure that this is a positive deployment of capital taking into account the circumstances at that time, that appropriate security is received and that the return is market related. Returns will be determined after taking into account any risk that may be associated with the investment.

     Management will continue to explore opportunities to minimize costs on an ongoing basis.


Directors and Officers

     The following table sets out the proposed directors and officers of Genterra Inc., the municipality in which each is currently a resident, their principal occupations during the past five years, and the number of Genterra Inc. shares that will be beneficially owned by each directly or indirectly or over which control or direction will be exercised.




       Name, Office and Principal Occupation     No. of Shares Owned
 ------------------------------------------------------------------------------
Mark I. Litwin                                 6,149,947 Class A(1)
Toronto, Ontario                                   6,459 Class B(1)
President and Director                           104,395 Series 1 Preferred(1)
President of Mirtronics Inc.                      32,877 Class D, Series 1(1)
                                                  54,775 Class E Preferred(1)
- -----------------------------------------------------------------------------
Stan Abramowitz                                          Nil
Thornhill, Ontario
Secretary and Director
Executive of Forum Financial Corporation
- -----------------------------------------------------------------------------
Irwin Singer                                             Nil
Toronto, Ontario
Director
Barrister & Solicitor
- -----------------------------------------------------------------------------
Alan Kornblum                                            Nil
Downsview, Ontario
Director
President of Distinctive Designs Furniture Inc.
- -----------------------------------------------------------------------------
Morton Litwin                                            Nil
Thornhill, Ontario
Director
Business Executive
- -----------------------------------------------------------------------------

(1) Through Sutton Management Limited, a corporation owned equally by Mark I. Litwin and Risa Litwin.

Information Concerning Proposed Directors and Officers of Genterra Inc.

Mr. Litwin's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

Mr. Abramowitz's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

Mr. Singer's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

Mr. Kornblum's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

Mr. Morton Litwin's biographical information is included under "Information Concerning Present Directors of Mirtronics ".


         The registered and principal offices of Genterra Inc. will be located at 106 Avenue Road, Toronto, Ontario M5R 2H3. (416) 920-0500.



INFORMATION WITH RESPECT TO MIRTRONICS INC.

     History and Development of Mirtronics


     Mirtronics is an investment company whose principal holding is a 20.6% (31.1% fully diluted) equity interest in Synergx Systems, Inc. ("Synergx"), a public company whose shares trade on NASDAQ. Synergx produces and services control systems for fire, life safety, commercial security and other purposes in the Metropolitan areas of New York City and Dallas, Texas.


     Until September 30, 2002, Mirtronics effectively controlled Synergx through ownership of 31.3% of its issued shares (41% on a fully diluted basis). On September 30 2002, Synergx completed a private placement of shares and warrants to third parties, and on October 17, 2002, Mirtronics sold 140,000 Synergx shares to third parties. In May 2003 Mirtronics sold a further 30,000 shares of Synergx to a third party. As a result, Mirtronics holdings in Synergx were reduced to 20.6% (31.1% fully diluted), and Mirtronics no longer effectively controls Synergx

     Mirtronics was incorporated under the Business Corporations Act (Ontario) by Articles of Incorporation dated March 20, 1985. By Articles of Amendment dated April 30, 1985, the name was changed to Mirtone International, Inc.

     By Articles of Amendment dated February 2, 1988, the name was changed to International Mirtone Inc., and the company was recapitalized whereby each two issued shares, whether Common shares or Class A Shares, were exchanged for one new Common Share and one Non-Voting, Non-Participating, Cumulative, Redeemable Preference Shares, Series 1 ("New Preference Shares").

     By Articles of Amendment dated February 21, 1990, the name was changed to its current name, Mirtronics Inc.

     By Articles of Amendment dated May 15, 1997, Mirtronics recapitalized whereby each New Preference Share was exchanged for one Non-Voting, Non-Participating, Non- Cumulative, Redeemable Convertible (until December 31,
1997) Class B Preference Share.

     The registered and principal offices of Mirtronics Inc. are located at 106 Avenue Road, Toronto, Ontario M5R 2H3. (416) 920-0500.



SYNERGX SYSTEMS INC.

     Synergx Systems Inc. (formerly known as Firetector Inc. ) ("Synergx") is a Delaware corporation organized in October 1988 to acquire controlling interests in companies engaged in the design, manufacture, sale and servicing of fire, life safety security, energy management, intercom, audio-video communication and other systems. Reference to Synergx or the Company include operations of each of its subsidiaries except where the context otherwise requires.


     Synergx conducts its business in New York principally through Casey Systems Inc., its wholly owned subsidiary located in Long island, New York ("Casey") and in Texas through General Sound (Texas) Company its wholly owned subsidiary in Dallas, Texas ("General Sound").


         Business Overview
Products

     Synergx has developed sophisticated flexible technology to meet the increasing public demands for and greater government regulation of fire alarm and life safety systems in major commercial, residential, hotel and industrial buildings. To meet these demands, Synergx committed to a multi-million dollar R&D program which led to the COMTRAK(R) 1720 Life Safety System and its successor, the COMTRAK(R) 2000 Life Safety System that features computerized multiplex technology.

     COMTRAK 1720 and 2000 Systems are operating in approximately 100 buildings in New York City. Synergx has approvals from FM Approvals and various New York City agencies for the COMTRAK 1720 and COMTRAK 2000 System.

     FM Approvals is an independent testing and certification laboratory similar to Underwriters Laboratory. In order for Synergx to sell and maintain their proprietary fire alarm systems, certification from an approved independent testing agency is required. Without this certification, Synergx would not be allowed to produce and maintain its fire systems for its existing customer base, as well as new customers.

     Neither Synergx, nor its officers or directors has any affiliation with FM Approvals.

     Multiplex technology is a term that is used in the industry to define the system architecture of Synergx's equipment. All multiplex technology has basically the same concept with variation for specific equipment.

Service
     Synergx continues to put an increasing priority on the development of integrated and efficient service organization. Sales personnel have been dedicated to securing service contracts and are intensifying efforts to market service to COMTRAK and other Synergx projects coming out of warranty and the renewal of such contracts. To improve efficiencies and productivity, Synergx organized a division to perform cleaning on life safety systems, which was previously subcontracted to an external entity. To improve customer service, Synergx maintains an office in New York City which houses its New York service management.

Customers and Suppliers
     For the fiscal years ended September 30, 2002, 2001, and 2000, no customers accounted for more than 10% of Synergx's revenues. During the fiscal years ended September 30, 2002, 2001, and 2000, no supplier accounted for more than 10% of Synergx's material purchases. No supplier dominates Synergx's sources of supply and all components can be secured from a variety of sources.

Competition
     Synergx's business is competitive; some of Synergx's competitors may have greater financial resources and may offer a broader line of fire and life safety products. Synergx also faces competition in the servicing of systems which it sells. Accordingly, even though Synergx may sell and install a fire and life safety control and communications system, it may not receive the contract to service that system. Synergx, however, believes that it can effectively compete in the market, in particular, through the adaptability of the COMTRAK(R) 2000 to the systems of its competitors.

Research and Development
     During the fiscal years ended September 30, 2002, 2001 and 2000, Synergx spent approximately US$149,000, US$142,000, and US$135,000 respectively, for research and development of Synergx's life safety and communication systems.


Organizational Structure

     Mirtronics Inc. comprises the company's wholly owned subsidiaries,127627 Ontario Limited, 646056 Ontario Limited, 767705 Ontario Limited, each of which is organized in Canada. In addition, Mirtronics has a 20.6% interest in Synergx Systems Inc., a corporation organized in the United States.

Property, plants and equipment.

     Mirtronics' executive offices, shared with a number of other corporations, are located at 106 Avenue Road, Toronto, Ontario, Canada M5R 2H3. The Company's cost for such offices is borne, on a pro-rata basis with other entities utilizing common management services.


     Synergx has no properties of its own but has its executive offices in the same location as Casey's office, warehouse and manufacturing facilities. Casey leases approximately 15,700 square feet of office, manufacturing and warehouse space in Syosset, New York under a seven year lease expiring June, 2007. The rental schedule provides for monthly rent of US$13,966 during the first and second years of the initial term and 3.3% yearly increases for the third through seventh years.

     Casey has a lease for approximately 4,800 square feet of office and warehouse space in New York City. The lease term runs through December 31, 2009. The lease agreement provided for annual rental fees of US$84,000 during the first year plus expenses with yearly escalation of 2% each year thereafter.

     General Sound leases a 7,700 square foot office and warehouse facility in Richardson, Texas, a suburb of Dallas, pursuant to a lease that was extended in October, 1997 and extended again in August, 2002 to expire on June 30, 2010 providing for annual rent on a net basis of US$50,152 escalating annually to US$64,016 in the final year of the lease.

     Mirtronics has no direct relationship with either Casey or General Sound, rather, they are wholly owned subsidiaries of Synergx Systems Inc. Mirtronics holds a 20.6% (31.1% fully diluted) equity interest in Synergx.



Legal Proceedings

     In the normal course of our operations, Mirtronics has been or, from time to time, may be named in legal actions seeking monetary damages. While the outcome of these matters cannot be estimated with certainty, management does not expect, based upon consultation with legal counsel, that they will have a material effect on its business or financial condition.


Exchange Controls

     The Investment Canada Act (the "ICA"), which became effective on June 30, 1985, prohibits the acquisition of control of a Canadian business enterprise in Canada by non-Canadians without prior consent of the Investment Canada Agency (with ultimate appeal to the Federal Cabinet), unless such acquisition is exempt under the provisions of the ICA. Both acquisition of natural resource properties and acquisition of producing properties may be considered to be the acquisition of control of a Canadian business enterprise for ICA purposes. The ICA also covers acquisition of control of Canadian corporate enterprises, whether by purchase of assets or shares. As at May 23, 2003, all of the directors of Mirtronics are, and 93.7% of its voting shares were owned by, Canadians. Mirtronics is satisfied that it complies with ICA at present and accordingly is not a non-Canadian person as defined in ICA.

     The ICA will substantially reduce the regulatory requirements for acquisition of interests in Canadian businesses under prior legislation, most importantly, (i) by providing that foreign investments below specified threshold (generally, direct acquisitions of Canadian business with gross assets less than $5 million), or "indirect acquisitions" of businesses with gross assets less than $50 million. sizes have only a notification, as opposed to a substantive review, requirement, and (ii) by liberalizing the review standards for approval.

     Apart from the ICA, there are no other limitations on the right of non-resident or foreign owners to hold or vote securities imposed by Canadian law or the Articles of Incorporation of the Company. There are no other decrees or regulations in Canada which restrict the export or import of Capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the Company's securities except as discussed below.


Taxation


     The following is a general discussion of the income tax aspects under Canadian law relating to ownership of Mirtronics Common Shares and Preferred Class B shares. These income tax aspects will vary according to the circumstances of each shareholder, including his place of residence and the place in which he carries on business or has a permanent establishment, as the case may be, so that a shareholder must investigate the tax consequences of his personal situation by obtaining advice from his own tax advisor. This summary does not consider U.S. federal or state income tax provisions or Canadian Provincial income tax provisions, which may be at variance with the provisions contained in the Income Tax Act (Canada) and is not intended to be, nor should it be construed as, legal or tax advice.

     Dividends paid to a non-resident of Canada, including distributions or redemptions which are treated as dividends and certain stock dividends, are subject to Canadian income tax. The Canadian non-resident withholding tax would be withheld by the Company who would remit only the net amount to the shareholder. By virtue of Article X of the Canada United States Tax Convention, which came into force on August 16, 1984, amended under the 1995 Protocol, the rate of tax for dividends paid to a resident of the U.S. is limited to 15% (or 5% in the case of a corporate shareholder owning at least 10% of the voting stock of the Company). In the absence of any treaty provisions, the rate of tax imposed would be 25% of the applicable amounts.


     Stock dividends received by non-residents from Mirtronics would be subject to Canadian non-resident withholding tax as noted above, to the extent that the paid-up capital of Mirtronics has been increased as a result of the stock dividend.


     Gain from the sale of Common Shares and Class B Preference Shares of Mirtronics by a non-resident of Canada will not be subject to Canadian tax provided the shareholder has not held, either individually or combined with related parties, a "substantial interest" (25% or more of the shares of any class of Company stock) in Mirtronics, at any time in the five preceding years. By virtue of Article XIII of the Canada-United States Tax Convention, shareholders who are resident in the United States and hold a substantial interest in Mirtronics' Common Shares or Class B Preference Shares will not be subject to Canadian tax on gain from sale of the shares of the Company provided that the value of the shares does not derive principally from real property situated in Canada.


Trading Summary of the shares of Mirtronics

     Mirtronics' Common Shares and Class B Preference Shares were traded on the Toronto Stock Exchange until November 22, 2002, at which time trading was suspended as Mirtronics no longer met the exchange's minimum listing requirements. The following details (i) for the five most recent full financial years: the high and low market prices; (ii) for the two most recent full financial years: the high and low market prices for each full financial quarter; and (iii) for the most recent six months: the high and low market prices for each month.



Annual Information
---------------------------------------------- --- -------------------------
                           Common Shares               Class B Preferred

---------------------------------------------- --- -------------------------

---------------------------------------------- --- -------------------------
  1998                       $0.45      $0.065            $0.30        $0.03
---------------------------------------------- --- -------------------------
  1999                       $0.30       $0.08            $0.10        $0.02
---------------------------------------------- --- -------------------------
  2000                       $2.00       $0.11            $0.35       $0.025
---------------------------------------------- --- -------------------------
  2001                       $0.39       $0.08            $0.10        $0.03

---------------------------------------------- --- -------------------------
  2002                       $0.36       $0.13            $0.05        $0.02
---------------------------------------------- --- -------------------------


Quarterly Information
--------------------------------------------- --- -------------------------
 December 31, 2000          $0.35       $0.08            $0.10        $0.05
--------------------------------------------- --- -------------------------
   March 31, 2001           $0.39       $0.09            $0.09        $0.03
--------------------------------------------- --- -------------------------
   June 30, 2001            $0.20       $0.10            $0.09        $0.03
--------------------------------------------- --- -------------------------
 September 30, 2001         $0.17       $0.10            $0.03        $0.03
--------------------------------------------- --- -------------------------
 December 31, 2001          $0.36       $0.15            $0.05        $0.03
--------------------------------------------- --- -------------------------
   March 31, 2002           $0.32       $0.20            $0.05        $0.04
--------------------------------------------- --- -------------------------
   June 30, 2002            $0.29       $0.14            $0.03        $0.03
--------------------------------------------- --- -------------------------
 September 30, 2002         $0.31       $0.13            $0.03        $0.02
--------------------------------------------- --- -------------------------


Monthly Information
------------------------------------------- --- -------------------------
  January 2003        No trades   No trades        No trades    No trades
------------------------------------------- --- -------------------------
 February 2003        No trades   No trades        No trades    No trades
------------------------------------------- --- -------------------------
    March 2003        No trades   No trades        No trades    No trades
------------------------------------------- --- -------------------------
    April 2003        No trades   No trades        No trades    No trades
------------------------------------------- --- -------------------------
      May 2003        No trades   No trades        No trades    No trades
------------------------------------------- --- -------------------------
     June 2003        No trades   No trades        No trades    No trades
------------------------------------------- --- -------------------------
     July 2003        No trades   No trades        No trades    No trades
------------------------------------------- --- -------------------------

     Mirtronics's Common Shares and Class B Preference Shares are quoted in the United States on the OTC Bulletin Board. The following details (i) for the five most recent full financial years: the high and low market prices; (ii) for the two most recent full financial years: the high and low market prices for each full financial quarter; and (iii) for the most recent six months: the high and low market prices for each month.

                                  COMMON SHARES

                         Fiscal Year Ended September 30,
              2002        2001*          2000**         1999            1998
             ------------------------------------------------------------------
High Bid      0.17        0.14           0.0625         0.0625          0.4
High Ask                                 1.125          0.25            0.45
Low Bid       0.06        0.05           0.05           0.05            0.05
Low Ask                                  0.25           0.025           0.1


The following tables detail reported sales on the indicated days.


         2002            HIGH        LOW        CLOSE
  -------------------- ---------- ---------- ------------
  January 25           .17        .17        .17
  February 21          .165       .165       .165
  February 25          .17        .17        .17
  March 4              .17        .17        .17
  March 20             .17        .17        .17
  June 14              .08        .07        .08

  June 18              .085       .085       .085
  August 27            .08        .07        .08
  September 24         .12        .12        .12
  October 21           .10        .09        .10
  October28            .10        .10        .10
  October 31           .075       .075       .075
  November 4           .07        .06        .07
  December 20          .06        .06        .06
  -------------------- ---------- ---------- ------------


         2003            HIGH        LOW        CLOSE
  -------------------- ---------- ---------- ------------
  February 18          .05        .05        .05
  March 5              .0625      .0625      .0625
  July 30              .065       .06        .065
  -------------------- ---------- ---------- ------------


* Figures represent reported sales, not Bid and Ask prices **April 27, 2000 is the last date for which a Bid and Ask quote is available

                               CLASS B PREFERRED SHARES

                             FISCAL YEAR ENDED SEPTEMBER 30,
              2002        2001           2000**        1999             1998
              ----------------------------------------------------------------
High Bid      0.085       0.07           0.135**        0.03            0.15
High Ask                                                0.15            0.24
Low Bid       0.001       0.02           0.015**        0.02            0.03
Low Ask                                                 0.05            0.07

** Figures for FY 2000, 2001 and 2002 represent reported sales, not Bid and Ask prices.


The following tables detail reported sales on the indicated days.


        2002            HIGH        LOW        CLOSE
 -------------------- ---------- ---------- ------------
 March 4              .0225      .0225      .0225
 March 30             .02        .02        .02
 June 27              .085       .085       .085
 September 3          .015       .015       .015
 October 21           .01        .007       .01
 October 22           .007       .007       .007
 October 28           .003       .003       .003
 October 31           .001       .001       .001
 November 4           .005       .005       .005
 November 8           .0063      .0063      .0063
 November 14          .035       .035       .035


        2003            HIGH        LOW        CLOSE
 -------------------- ---------- ---------- ------------
March 5               .003       .003       .003
June 5                .001       .001       .001

     As at May 23, 2003, Mirtronics's shareholder register indicates that there were 606 holders of record of Common Shares and 645 holders of record of Class B Preference Shares. Of these, 516 record holders of Common Shares holding an aggregate of 811,430 shares, representing approximately 6.3% of Mirtronics's issued and outstanding Common Shares, 567 record holders of Class B Preference Shares holding an aggregate of 944,034 shares, representing 55.2% of Company's issued and outstanding Class B Preference Shares, were resident in the United States.


     Except where noted, the above quotations represent prices between dealers, do not include retail markups, markdowns or commissions and may not represent actual transactions.

SELECTED FINANCIAL DATA - INTERIM PERIOD

                                 MIRTRONICS INC.
                        Summary of interim operating data
                        (All figures in Canadian dollars)
                       (Prepared Under Canadian G.A.A.P.)
                           Nine Months Ended June 30,
                                   (Unaudited

                                    2003            2002
                                    ----            ----

Sales                          $         --      $18,606,652

Cost of sales                            --       13,146,774
                                -----------       ----------

Gross profit                             --        5,459,878

Expenses                            142,936        6,602,141
                                   --------        ---------

Loss  from
 Operations                        (142,936)      (1,142,263)

Equity in loss
  of equity investee               (136,164)             --

Loss on sale of shares
 of subsidiary and equity
 investee                          (287,191)        (354,983)

Income taxes recovery               143,438          343,334

Non-controlling Interest                 --          418,313
                                    -------         --------

Net loss for
 the period                       $(422,853)       $(735,599)
                                  ==========       ==========

Loss  per share
 for the period                      ($0.03)          ($0.06)
                                     -------          -------

Weighted average number
of equity shares outstanding
 during the period               12,867,581       13,117,581

--------------------------------------------------------------------------------


Balance Sheet Data:               (Unaudited)
                                     As at
                                    June 30,

                                      2003
Working
 capital                         $1,479,128

Total assets                      4,144,217

Long-term
 debt                                    --

Shareholders'
 equity                           3,819,036

Cash dividends per
 Common Share                     nil

--------------------------------------------------------------------------------


The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in the attachment to the Interim Consolidated Financial Statements are summarized as follows:

Interim period ended June 30, 2003
Balance Sheet Data
                                                    Canadian Accounting     Increases           U.S. Accounting
                                                        Principles         (Decrease)               Principles
                                                    ---------------      ---------------        ---------------
Cash and cash equivalents                          $       289,949      $       962,942     a  $     1,252,891
Short-term investments                                   1,349,420             (969,106)    a          380,314
                                                                          --------------
Total current assets                                     1,804,309               (6,164)             1,798,145
Investment                                               1,894,316              401,340     a        2,295,656
                                                                          --------------
Total assets                                             4,144,217              395,176              4,539,393
                                                                          ===============

Translation adjustment                                           -             (215,999)    b         (215,999)
Deficit                                                 (2,869,684)             611,175   a,b       (2,258,509)
                                                                          --------------
Total liabilities and shareholders' equity               4,144,217              395,176              4,539,393
                                                                          ==============

Cash dividends per common share                                Nil                  Nil                    Nil
                                                    ===============      ===============        ===============

a) Reallocation of highly liquid investments as Cash Equivalents and recording of Comprehensive loss as at June 30, 2003 of $6,164 Comprehensive loss is calculated as the difference between the cost and market value of Cash equivalens and Short-term investments

b) Effect of changing the method of translating the investment in Synergx from the Temporal Method to the current rate method.


                                                                                     Unaudited
                                                                             Nine months ended June 30,
                                                                               2003              2002
                                                                            -----------      -----------
Loss for the period in accordance with Canadian GAAP                       $  (422,853)     $  (735,599)
      Equity in earnings of effectively controlled company - Cdn GAAP          136,164                -
      Equity in earnings of effectively controlled company - US GAAP            42,659                -
      Loss on sale of shares of former subsidary - Cdn GAAP                    294,377                -
      Loss on sale of shares of former subsidary - US GAAP                    (304,301)               -
      Foreign exchange (gain) loss on long-term debt                                 -           75,646
      Minority interest thereon                                                      -          (47,409)

                                                                          -------------     ------------
Loss for the period in accordance with US GAAP                                (253,954)        (707,362)
                                                                          =============     ============


                                                                              9 Months         9 Months
                                                                               Ended            Ended
                                                                              June 30,        June 30,
                                                                                2003             2002
                                                                          -------------     ------------

Loss for the period in accordance with US GAAP                                (253,954)        (707,362)

Other comprehensive income (loss), net of tax
      Unrealized gain (loss) in available for sale securities                   51,316          (10,145)

                                                                          -------------     ------------
Comprehensive loss                                                            (202,638)        (717,507)
                                                                          =============     ============


                                                                              9 Months         9 Months
                                                                               Ended            Ended
                                                                              June 30,        June 30,
                                                                               2003             2002
                                                                          -------------     ------------

Loss per share - US accounting principles - for the period               $     (0.02)     $     (0.05)
                                                                          =============     ============

Fully diluted loss per share is not disclosed as the calculations are anti-dilutive.

SELECTED FINANCIAL DATA - FISCAL YEAR END

The fiscal years 2000, 1999, and 1998 were restated in 2001 to reflect the adoption of the new deferred tax rules.

                                 MIRTRONICS INC.
                            Summary of operating data
                        (All figures in Canadian dollars)
                       (Prepared Under Canadian G.A.A.P.)
                            Year Ending September 30,
                                  (As restated)

                                    2002            2001                2000                  1999               1998
                                                                      (Restated)           (Restated)         (Restated)
                                    ----            ----                ----                  ----               ----
Sales                           $26,616,978      $30,616,884        $28,111,834          $25,346,613         $20,804,089

Cost of sales                    18,555,088       20,810,855         18,886,653           17,215,552          13,145,355
                                 ----------       ----------         ----------           ----------          ----------

Gross profit                      8,061,890        9,806,029          9,225,181            8,131,061           7,658,734

Expenses                          8,866,314        8,220,403          7,864,237            7,506,760           6,527,995
                                  ---------        ---------          ---------            ---------           ---------

(Loss) earnings  from
 Operations                        (804,424)       1,585,626          1,360,944              624,301           1,130,739

Equity in earnings
  of equity investee                  ----             ----               ----               104,351             158,403

Loss on issue of
 shares by subsidiary               (90,477)           ----            (116,459)              -----               -----

(Loss) gain on sale of shares
 of subsidiary and equity
 investee                          (354,983)           ----               ----              (185,970)            118,942

Income taxes                         87,840         (539,406)          (651,069)            (271,288)           (395,888)

Non-controlling Interest            236,031         (578,628)          (452,651)            (211,484)           (372,592)
                                    -------         ---------          ---------            ---------           ---------

Net (loss) earnings for
 the year                         ($926,013)        $467,592           $140,765              $59,910            $639,604
                                  ----------        =-------           --------               ======            --------

(Loss) earnings per share
 for the year                        ($0.07)           $0.04              $0.01                $0.00               $0.05
                                     -------           -----              -----                -----               -----

Weighted average number
of equity shares outstanding
 during the year                 13,100,914       13,117,581         13,325,915           13,372,581          12,570,258

---------------------------------------------------------------------------------------------------------------------------


Balance Sheet Data:                                        As at September 30,

                                       2002           2001               2000                1999                1998
                                      ----         --------           --------            ---------           ---------
Working
 capital                         $9,389,706      $10,123,772         $9,227,324           $9,340,976          $9,217,032

Total assets                     16,213,684       18,416,027         16,541,905           15,152,853          16,516,314

Long-term
 debt                             1,497,233        2,312,198          2,522,081            3,291,724           3,043,629

Shareholders'
 equity                           4,254,636       5,235,4405         $4,767,848           $4,691,253          $5,657,914

Cash dividends per
 Common Share                     Nil               Nil                Nil                 Nil                  Nil

---------------------------------------------------------------------------------------------------------------------------


The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in Note 16 to the Audited Consolidated Financial Statements for the five years ended September 30, 2002, 2001, 2000, 1999, and 1998 are summarized as follows:

Five year historical data
Years ended September 30
Balance Sheet Data
                                                Canadian                              U.S.
                                              Accounting          Increase         Accounting
      Year ended September 30, 2002           Principles         (Decrease)        Principles
                                            -------------      -------------      ------------
Working capital                             $  9,389,706        $(8,274,335)      $ 1,115,371
                                            =============                         ============

Total assets                                  16,213,684        (11,675,982)        4,537,702
                                            =============                         ============

Long-term debt                                 1,497,233         (1,497,233)                -
                                            =============                         ============

Shareholders' equity                           4,254,636            (54,221)        4,200,415
                                            =============                         ============

Cash dividends per common share                      Nil                                  Nil
                                            =============                         ============

                                                Canadian                              U.S.
                                              Accounting           Increase        Accounting
      Year ended September 30, 2001           Principles          (Decrease)       Principles
                                            -------------      -------------      ------------

Working capital                               10,123,772         (8,969,776)        1,153,996
                                            =============                         ============

Total assets                                  18,416,027        (12,918,909)        5,497,118
                                            =============                         ============

Long-term debt                                 2,312,198         (2,312,198)                -
                                            =============                         ============

Shareholders' equity                           5,235,405            (14,097)        5,221,308
                                            =============                         ============

Cash dividends per common share                      Nil                                  Nil
                                            =============                         ============

                                                Canadian                              U.S.
                                              Accounting           Increase        Accounting
      Year ended September 30, 2000           Principles          (Decrease)       Principles
                                            -------------      -------------      ------------

Working capital                                9,327,324         (8,477,950)          849,374
                                            =============                         ============





Total assets                                  16,541,905        (11,350,824)        5,191,081
                                            =============                         ============

Long-term debt                                 2,522,081         (2,522,081)                -
                                            =============                         ============

Shareholders' equity                           4,767,848             48,251         4,816,099
                                            =============                         ============

Cash dividends per common share                      Nil                                  Nil
                                            =============                         ============

                                                Canadian                              U.S.
                                              Accounting           Increase        Accounting
      Year ended September 30, 1999           Principles          (Decrease)       Principles
                                            -------------      -------------      ------------

Working capital                                9,340,976         (8,694,800)          646,176
                                            =============                         ============

Total assets                                  15,152,853        (10,084,327)        5,068,526
                                            =============                         ============

Long-term debt                                 3,291,724         (3,291,724)                -
                                            =============                         ============

Shareholders' equity                           4,691,253             34,962         4,726,215
                                            =============                         ============

Cash dividends per common share                      Nil                                  Nil
                                            =============                         ============

                                                Canadian                              U.S.
                                              Accounting           Increase        Accounting
      Year ended September 30, 1998           Principles          (Decrease)       Principles
                                            -------------      -------------      ------------

Working capital                                9,217,032         (7,186,234)        2,030,798
                                            =============                         ============

Total assets                                  16,516,314        (11,903,019)        4,613,295
                                            =============                         ============

Long-term debt                                 3,043,629         (3,043,629)                -
                                            =============                         ============

Shareholders' equity                           5,657,914            (30,321)        5,627,593
                                            =============                         ============

Cash dividends per common share                      Nil                                  Nil
                                            =============                         ============


                                                                   Year Ended September 30,
                                                     2002         2001         2000         1999         1998
                                                  ---------    ---------    ---------    ---------    ---------
(Loss) earnings for the period in accordance
 with Canadian GAAP                               $(926,013)   $ 467,592    $ 140,765    $  59,911    $ 639,604

 Foreign exchange (gain) loss on long-term debt      (8,852)     102,055       85,144      (89,448)     331,584
 Minority interest thereon                            5,195      (61,147)     (51,015)      50,550     (197,718)

                                                  ---------    ---------    ---------    ---------    ---------
Net (loss) earnings for the period in
 accordance with US GAAP                           (929,670)     508,500      174,894       21,013      773,470
                                                  =========    =========    =========    =========    =========

Net (loss) earnings for the
 period in accordance with US GAAP                 (929,670)     508,500      174,894       21,013      773,470

Other comprehensive (loss) income, net of tax
Unrealized (loss) gain in available for sale
 securities                                         (40,124)     (62,348)      13,287       65,288      (73,777)

                                                  ---------    ---------    ---------    ---------    ---------
Comprehensive (loss) income                        (969,794)     446,152      188,181       86,301      699,693
                                                  =========    =========    =========    =========    =========


(Loss) earnings per share - US accounting
principles - for the period                           (0.07)        0.03         0.01         0.01         0.05
                                                   =========    =========    =========    =========    =========
Diluted (loss) earnings per share
 US accounting principles - for the period            (0.07)        0.03         0.01         0.01         0.05
                                                   =========    =========    =========    =========    =========

     The following table sets forth the high and low exchange rates for US/Canadian dollar for each month during the previous six months.



                            C$ HIGH                          C$ LOW
                   C$/US$           US$/C$            C$/US$         US$/C$
July 2003          1.3348           .7492             1.3768         .7263
June 2003          1.3368           .7481             1.4114         .7085
May 2003           1.3446           .7437             1.4221         .7032
April 2003         1.4336           .6975             1.4843         .6737
March 2003         1.4659           .6822             1.4905         .6709
February2003       1.4880           .6720             1.5315         .6530




     The following tables set forth a history of the average exchange rates for the US/Canadian dollar during the last five fiscal years of the Company, calculated using the average of the exchange rates on the last day of each month during the period.


Fiscal Year
Ended September 30,                       C$/US$              US$/C$

1998                                      1.4610             0.6845
1999                                      1.5007             0.6664
2000                                      1.4725             0.6791
2001                                      1.5359             0.6511
2002                                      1.5742             0.6352


Source:  Federal Reserve Statistical Release

     On August 15, 2003 the exchange rate for the US/Canadian dollars was $0.7208 ($1.3873/1US$), based on the noon buying rate in New York City as reported by the Federal Reserve Bank of New York. The above averages are calculated from daily noon buying rates.


OPERATING AND FINANCIAL REVIEW AND PROSPECTS

NINE MONTH PERIOD ENDED JUNE 30, 2003


Through September 2002, Mirtronics principal operating investment was a 40.1% equity interest in Synergx Systems Inc. ("Synergx"). Synergx, through subsidiaries, is engaged in the design, manufacture, sale and servicing of fire, life safety, security, energy management, intercom, audio-video communications and other systems primarily in the New York City and Texas markets. Effective October 17 , 2002 Mirtronics disposed of a 7.5% interest in Synergx in order to enhance working capital and to continue a strategy of investing in a broader range of asset classes. As a result Mirtronics no longer enjoys a parent-subsidiary relationship with Synergx and accordingly the results of Synergx are now accounted for using the equity method.

RESULTS OF OPERATIONS

The following table sets forth items derived from the consolidated statement of operations for the six months ended June 30, 2003 and 2002.

                                  For the nine months ended June 30
                                        2003              2002

Sales                            $         --        $ 18,606,652

Cost of sales                              --          13,146,774
                                     ---------         -----------
Gross Profit                               --           5,459,878

Interest                               61,296              62,958

Expenses                             (204,232)         (6,665,099)
                                     ---------         -----------
Loss from Operations                 (142,936)         (1,142,263)

Equity in loss
of equity investee                   (136,164)                 --

Loss on sale of shares
of subsidiary and equity
investee                             (287,191)           (354,983)

Income taxes recovery                 143,438             343,334

Non-controlling Interest                   --             418,313
                                    ----------         -----------
Net loss for the period          $   (422,853)       $   (735,599)
                                    ----------         -----------


Sales. Synergx's revenues are no longer recorded and Synergx is now accounted for using the equity method. Revenues now consist of interest earned on excess funds and an outstanding Note Receivable and potential gains on the sale of Marketable Securities.



Selling and Administrative Expenses. The substantial reduction in selling and administrative expenses is due to the fact that Synergx is now accounted for using the equity method.


Income Tax Provision. The effective tax rate increased to 25.3% for the third quarter of 2003 compared to 22.9% for 2002. The difference between the statutory tax rate and the actual rates is due to permanent differences and reserves taken against the realization of future income taxes.

Net Earnings. Mirtronics reported a net loss of $422,853 for the nine months ended June 30, 2003 compared with a net loss of $735,599 in the comparable 2002 period. The net loss for the nine months ended June 30, 2003 was impacted by a loss of approximately $287,191 realized on the sale of the shares of Synergx. The net loss for the period ended June 30, 2002 was impacted by Mirtronics share of the Synergx loss for the nine months then ended and a loss of approximately $354,000 realized on a prior sale of Synergx shares.


LIQUIDITY AND CAPITAL RESOURCES


Mirtronics' working capital amounted to $1,479,128 at June 30, 2003 compared to $1,170,645 at September 30, 2002, which is net of Synergx's working capital of $8,219,061. Based on the above, the ratio of current assets to current liabilities was 5.55:1 at June 30, 2003 and 4.17:1 at September 30, 2002. Mirtronics' cash on hand was $289,949 at June 30, 2003 as compared to $395,209, net of Synergx cash of $317,759 at September 30, 2002.

Mirtronics' principal sources of liquidity are cash on hand and marketable securities. In addition, Mirtronics has an outstanding Note Receivable of $600,000, with annual principal payments to Mirtronics of $100,000.


During the nine months ended June 30, 2003, Mirtronics cash position decreased by ($214,080). This decrease was as a result of the loss from operations for the period, ($12,749) utilized to repurchase common shares for cancellation, a ($317,759) decrease in cash resulting from the deconsolidation of Synergx, $365,540 in proceeds from the sale of the Synergx Shares, a $100,000 principal payment received on the outstanding Note Receivable and a ($171,461) decrease in Marketable Securities.


Mirtronics will require approximately $120,000 in order to meet its ongoing expected operating costs for the next twelve months. Past and future Operating costs comprise of an annual management fee for management and administrative services provided to the Corporation, annual legal and audit fees, public company shareholder costs and sundry expenses. Revenue required in order to service these expenses was and will be generated by interest income on cash and short-term investments and the outstanding Note Receivable. If required, any interim shortfall is or will be funded from available cash resources.


With the completion of the proposed amalgamation, the amalgamated entity will benefit from a single administrative, overhead and accounting facility. This will result in the elimination of duplicative annual legal and audit fees and public company shareholder costs. Management believes that the combination of resources of Mirtronics and Genterra Investment into a larger Corporation will result in an organization substantially stronger, with greater financial resources,  better  business  prospects  and a greater  ability to  finance  its activities than either of the amalgamating corporations currently has separately. The amalgamated corporation will have a larger income base consisting of net real estate revenue, interest income and potential gains on marketable securities. The expected cash flow from operations together with an increased equity base with more varied assets, should facilitate the financing of the future growth of Genterra Inc. through an expansion of its real estate holdings. Management will analyze future potential real estate investments in order deploy available resources to expand Genterra Inc.'s portfolio. Management seeks to acquire real estate investments that provide both income and the potential for capital appreciation. The financing of any such acquisitions will normally be through a combination of internal resources and commercial/institutional mortgages. Management will consider deploying resources into other investment areas in order to increase the company's cash flow from operations. It is estimated that the combined entity will have cash and short term investments of approximately $2.0 million available to facilitate any such new real estate and other investments.


The ability of the amalgamated entity to renew leases or re-lease space upon lease expirations could be considered an area of risk and concern.


FISCAL YEAR ENDED SEPTEMBER 30, 2002


Mirtronics conducts its business primarily through its 40.1% equity interest in Synergx . Synergx through subsidiaries, is engaged in the design, manufacture, sale and servicing of fire, life safety, security, energy management, intercom, audio-video communications and other systems primarily in the New York City and Texas markets.

Mirtronics translates the results of its U.S. subsidiary into Canadian dollars using the temporal method which is required for a vertically integrated subsidiary. Under United States generally accepted accounting principles, the translation gains and losses on long- term items are not recognized until realized and are reported as separate components of shareholders' equity.

Under Canadian accounting principles, the investment in Synergx is being consolidated when control of the investee's voting shares exist, although Mirtronics owns less than 50% of the voting shares (Note 1(c)). Under United States accounting principles, the investment is accounted for under the equity method when there is a significant influence over an investee, which is deemed to exist when the investor owns from 20 to 50% of the investee's voting shares.

Under the Canadian accounting principles, temporary investments are carried at market value only when the market has declined below the carrying value. Under United States accounting principles, temporary investments which are considered trading securities are carried at fair market value. Consequently, any holding gains or losses are accounted for as if realized.


RESULTS OF OPERATIONS
General. The following table sets forth items derived from the consolidated statement of earnings expressed in thousands of dollars for each of the three years ended September 30, 2002, 2001 and 2000. Percentages are expressed as a percentage of revenue for each of the three years presented.


                              2002                2001               2000
Revenue                 $26,617   100.0%   $30,616   100.0%    $28,111  100.0%
Gross profit              8,062    30.3%     9,806    32.0%      9,225    32.8%
Expenses                  8,866    33.3%     8,220    26.8%      7,864    28.0%
Earnings (loss) from
 operations                (804)   (3.0%)    1,585     5.2%      1,360    4.8%
Net earnings (loss)        (926)   (3.5%)      467     1.5%        141    0.5%

Revenue. The decrease in 2002 was as a result of a decrease in Synergx's product revenues by 24% from the prior year. The decrease was caused by the general slowdown in economic activity in Synergx's principal markets, New York and Dallas. In addition, the events of September 11th delayed work on several projects involving New York City Transit Authority and caused indefinite postponement of projects at existing customer facilities.


Subcontract revenue increased in 2002 as Synergx, acting as prime contractor, was responsible for electrical installation on several large fire alarm projects.

Service revenue increased by 4% in fiscal 2002. The increase in service revenue resulted from higher call-in maintenance service on fire systems (replacement parts and service required by buildings affected by contamination from the events of September 11th) and from increased revenue related to security systems.

Synergx's order position, excluding service, increased to US$12.1 million at September 30, 2002 compared to US$7.8 million at September 30, 2001. Synergx expects to fulfill a significant portion of its backlog over the next twelve months. The high level of backlog reflects recent large new orders for several subway complexes that will be deliverable over several years as the projects are released. In addition, the backlog includes US$2.2 million of recent orders for communication and announcement systems from several transit car manufacturers that will be shippable over the next 24 month period. While quotation activity is brisk, there is no assurance when orders will be received and whether the order position will increase. Due to the fact that Synergx's products are sold and installed as part of larger construction or mass transit projects, there is typically a delay between the booking of the contract and its revenue realization. The order position includes, and Synergx continues to bid on, projects that might include significant subcontractor labour (electrical installations performed by others). Synergx expects to be active in seeking orders where it would act as the prime contractor and be responsible for the management of the project as well as electrical installation.


Gross Profit
2002 Gross profit from product revenues decreased 27% primarily as a result of the 24% decline in product sales. This decrease in gross profit was due to the relative fixed nature of certain overhead costs which could not be reduced in line with the decline in sales.

Gross profit from subcontract revenue increased in absolute terms, however the margin was lower as one large project was contracted for at a lower than normal mark up. The decrease in gross profit on product sales and subcontractor revenues was offset by an increase in gross profit and gross profit margin on service revenues due to higher call-in maintenance service which resulted in better utilization of labor costs.



Selling and Administrative Expenses. Selling and administrative expenses as a percentage of sales were 32.3% for fiscal 2002, compared to 25.8% for the year ended September 30, 2001 and 26.3% for the year ended September 30, 2000. The increase in selling and administrative expense during 2002 reflects Synergx's continued expansion of its marketing programs for new products. During 2001 Synergx increased staffing in the railcar transit communication group as it addressed a marketing opportunity for future business over the next 2 to 5 years. However, selling and administrative expenses, as a percentage of sales increased 6.5% in 2002 due to the fixed nature of these costs, given Synergx's decision to staff for sales of new products in future years.

Net Income. After giving effect to non-controlling interest in Synergx, Mirtronics incurred a (loss) for the year $(926,013) compared to earnings of $467,592 in 2001 and $140,765 in 2000. The decrease in net income during 2002 was primarily due to the loss of gross margin due to the 24% decline in product revenues caused by the general slowdown in economic activity and delays and postponements in certain projects caused by the events of September 11th and the increase in selling and administrative expenses to support higher product sales and expanded product territory offset, in part, by lower interest costs primarily due to lower interest rates during 2002. Also affecting net income were losses experienced as a result of the sale of shares of Synergx and the dilution of investment caused by the issuance of additional shares by Synergx.

Income Taxes. The effective income tax rate for continuing operations was 7.0%, 34.0% and 52.3% during the fiscal years ended September 30, 2002, 2001 and 2000 compared with combined statutory rates of 39.1%, 42.1% and 44.3% respectively. The major reasons for the variations in all periods were non-taxable foreign exchange gains and losses and minimum tax. In addition, the 2002 expense was affected by the adjustment of future income taxes reflecting the changes in the combined statutory rate and a reserve provided against the realization of non-capital losses carried forward.

Inflation. The impact of inflation on Mirtronics business operations has not been material in the past. Synergx's labour costs are normally controlled by union contracts covering a period of three years and its material costs have remained relatively stable. However, in July 2002 Synergx and its union agreed to a new three-year contract that provides for wage/benefits increases of 5% in each year.

LIQUIDITY AND CAPITAL RESOURCES


Mirtronics  principal  sources  of  liquidity  are  cash  on  hand,   marketable
securities, cash flow from operations and unused borrowing capacity under existing lines of credit.


Mirtronics cash position decreased by ($339,205) for the year ended September 30, 2002. This decrease was as a result of the cash generated from operations for the period, ($819,486) utilized to reduce Long-term Debt, a net amount of $327,855 in proceeds from the issuance of Shares, the purchase of ($226,336) of Fixed Assets, a ($249,168) decrease in Marketable Securities and $46,396 proceeds on the disposal of Invesments.


Synergx, Mirtronics' principal subsidiary, has a US$3 million credit facility with Citizens Business Credit of Boston (the "Credit Facility") that expires in December, 2004. The Credit Facility has an interest rate of prime plus 1/4% on outstanding balances. Advances under the Credit Facility are measured against a borrowing base calculated on eligible receivables and inventory. The Credit Facility is secured by all of the assets of Synergx and all of its operating subsidiaries. The Credit Facility includes various covenants, which, among other things, impose limitations on declaring or paying dividends, acquisitions and capital expenditures. Synergx is also required to maintain certain financial ratios. Citizens Business Credit of Boston has modified the requirements for one of these ratios for the fiscal year 2002. At September 30, 2002, Synergx was not in default under any of its financial covenants as a result of this modification and at such time owed US$848,000 under the credit facility.


The Company's working capital decreased to $9,389,706 at September 30, 2002 from $10,123,772 at September 30, 2001 and $9,327,324 at September 30, 2000. The
ratio of current assets to current liabilities increased to 2.75:1 at September 30, 2002 from 2.57:1 at September 30, 2001.

At September 30, 2002, Mirtronics' accounts and notes receivable were $8,010,629, compared to $10,333,211 at September 30, 2001 and $9,257,762 at
September 30, 2000. The changes during 2002 and 2001 were primarily a result of the fluctuations in sales volumes experienced by the Company during both years.

Synergx's terms of sale are net 30 days. However, the normal receivable collection period is 60-120 days, exclusive of retainage, because certain governmental regulations and Synergx's frequent status as a subcontractor (entitled to pro rata payments as the project is completed) extends the normal collection period. Synergx believes this is a standard industry practice. Synergx's receivable experience is consistent with the industry as a whole and will likely continue. This could be considered an area of risk and concern. However, due to the proprietary nature of Synergx's systems, many projects require Synergx's co-operation to secure a certificate of occupancy and/or to activate/operate a life safety system, thus assisting Synergx's collection of a significant portion or total payment, even when Synergx's immediate account debtor's (contractor) creditors have seized a project.

Mirtronics (including subsidiaries) had lease commitments with aggregate rental payments of $576,336 during the current year.

QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK.


The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from our investments without significantly increasing risk. Some of the securities that we invest in may have market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if we hold a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the principal amount of our investment will probably decline. We currently maintain an investment portfolio primarily of Canadian Bond obligations and Equity Investments. Due to the short- term nature of these investments, we believe we have no material exposure to interest rate risk arising from our investments. Therefore, no quantitative tabular disclosure is required.



Principal Holders of Shares of Mirtronics

     The following table lists all persons who own more than 5% of the Company's voting securities and the total amount of the Company's voting securities owned by the Officers and Directors as a group as of March 12, 2003:

                                        Identity of Person       Number of              Percentage             Voting

Title of Class                               or Group           Shares Owned            of Class             Percentage
--------------                          ------------------      ------------            ----------           ----------
Common Shares                           Sutton Management
                                        Limited (1)              4,805,815                37.4%               37.3%

Common Shares                           Fred Litwin(2)           1,059,133                 8.2%                8.2%

Common Shares                           Mark Litwin (3)          4,805,815                37.4%               37.3%
                                        and Risa Litwin
Class B Preference
 Shares                                 George Tsotos              198,500                11.6%                 0%

Common Shares                           All officers and
                                        directors as a
                                        group (six persons)      5,864,948                45.6%                45.6%


     Information as to shares beneficially owned not being within the knowledge of the Company has been furnished by the respective Directors. There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.


1.Sutton Management Limited ("Sutton") is an Ontario corporation wholly owned by the children of Fred A. Litwin, a Director of the Company - Mark I. Litwin, President and a Director of the Company and Risa Litwin, his sister.

2. The beneficial ownership of shares by various private and public entities controlled, either directly, or indirectly by Mr. Litwin, a Director of the Company.

3.The beneficial owners of the shares held by Sutton Management Limited held are Mark Litwin, the President of the Company and Risa Litwin, his sister.


Directors and Senior Management

     Mirtronics' Board of Directors consists of seven directors:

                                                                                             Number Of Shares
Name                      Principal Occupation                Director Since                Beneficially Held (1)
Mark I. Litwin            President, Mirtronics               February 21, 1990              4,805,815 Common (2)

Fred A. Litwin            Executive                           April 26, 1985                 1,059,133 Common (3)

Henry Schnurbach          President & C.E.O.,                 November 5, 1988               3,500 Common
                             Polyair Inter Pack Inc.

Alan Kornblum(4)(5)       President, Distinctive              June 4, 1991                   Nil
                          Designs Furniture Inc.







Irwin Singer(4)(5)        Barrister & Solicitor,              March 9, 1993                  Nil
                           Private Practice

Morton Litwin(4)(5)Consultant                                 January 8, 1996                20,360 Common

Stan Abramowitz           Executive                           March 16, 1999                 Nil

(1) Information as to shares beneficially owned not being within the knowledge of the Corporation has been furnished by the respective directors.

(2)  4,805,815 shares indirectly through Sutton

(3)  Indirectly through one or more companies.

(4)  Member of Audit Committee.

(5)  Member of Corporate Governance Committee.



Information Concerning Current Directors of Mirtronics


Mark Litwin - President and Director
Mr. Litwin has a BA Honors in Economics and a MBA degree from York University. Mr. Litwin has held the position as President of Mirtronics since 1990. Mr. Litwin is President and a Director of Genterra Investment Corporation, a position he has held since 1987. Mr. Litwin is also a director and officer of other corporations affiliated with Forum Financial Corporation, a Toronto based private investment management organization. Mr. Litwin has significant experience in the management of commercial and industrial real estate.

Stan Abramowitz - Secretary, Chief Financial Officer and Director
Mr. Abramowitz has a B.Comm and a B.Acc degree from the University of the Witwatersrand and is a Chartered Accountant. Mr. Abramowitz has held the position as Chief Financial Officer of Mirtronics since 1989. Mr. Abramowitz is Secretary and Chief Financial Officer of Genterra Investment Corporation and Forum, positions he has held since 1989. Mr. Abramowitz is also a director and officer of other corporations affiliated with Forum. Prior to 1989 Mr.
Abramowitz worked for a number of years as a Chartered Accountant in public practice.

Fred Litwin - Director
Mr. Litwin has been a Director of Mirtronics since 1985. Mr. Litwin is the President and principal shareholder of Forum Financial Corporation, a Toronto based private investment management organization with controlling interests in companies engaged in the packaging, furniture, real estate, and finance industries. Mr. Litwin is also a director and officer of other corporations affiliated with Forum.

Henry Schnurbach - Director
Mr. Schnurbach has a Bachelor of Commerce degree from Sir George Williams University and is a Certified Management Accountant in Ontario. Mr. Schnurbach has been a Director of Mirtronics since 1988. Since 1991 Mr. Schnurbach has been the President and Chief Executive Office of Polyair Inter Pack Inc. an Ontario corporation registered under the Exchange Act and traded on the Toronto and American Stock Exchanges.

Irwin Singer - Director
Mr. Singer has been a Director of Mirtronics since 1993. Mr. Singer is also a Director of Genterra Investment Corporation, a position he has held since 1991. Mr. Singer has been a Barrister and Solicitor in private practice in Toronto since 1962.

Alan Kornblum - Director
Mr. Kornblum has a Bachelor of Business Administration from York University. Mr. Kornblum has been a Director of Mirtronics since 1991. Mr. Kornblum is also a Director of Genterra Investment Corporation, a position he has held since 1992. Since 1988, Mr. Kornblum has been the President of Distinctive Designs Furniture Inc., a Toronto based manufacturer of upholstered furniture.

Morton Litwin - Director
Mr. Litwin has been a Director of Mirtronics since 1996. Mr. Litwin is also a

Director of Genterra Investment Corporation, a position he has held since 1997. Mr. Litwin is a director of a number of public and private corporations, and for the past 10 year has been a consultant.



     The term of office of each person so elected will be from the date of the Meeting at which he is elected until the next Annual Meeting of the Corporation or until his successor is elected or appointed.


     Fred A. Litwin is the father of Mark I. Litwin. Morton Litwin is the brother of Fred A. Litwin, There are no other family relationships between any Director or Executive Officer and any other Director or Executive Officer. There are no arrangements or understandings between any Director or Executive Officer and any other person pursuant to which the Director or Executive Officer was selected.


     For the fiscal year ended September 30, 2002, the Company's and its subsidiaries' executive officers, directors and senior management (4 persons) received an aggregate of $720,984 as a group.

     The following table provides a summary of compensation earned during each of the Company's last three completed fiscal years by the Corporation's Chief Executive Officer and senior management who earned in excess of $100,000 for the fiscal year ended September 30, 2002. There are no other executive officers of the Corporation whose total salary and bonus exceeded $100,000.00 during any such year.

                                          Annual Compensation                   Long Term Compensation

                                                                                     Number of
  Name and                                            Other Annual                   Common Shares
  Principal Position      Year    Salary     Bonus    Compensation                   Under Options
  --------------------------------------------------------------------------------------------------------------
  Mark I. Litwin          2000    $5,000        -     $24,000 (1)                    100,000
     President & Chief    2001    $5,000        -     $24,000 (1)                    100,000
     Executive Officer    2002    $5,000        -     $24,000 (1)                    100,000


  Daniel S. Tamkin(2)     2000    $108,950  $29,446   $  8,245                       100,000
     Chairman and         2001    $133,554  $30,702   $  8,597                       100,000
       CEO of principal   2002    $152,571  $15,729   $  8,808                       100,000
        subsidiary

  John Poserina (3)       2000    $182,565  $44,169    $ 8,245                              -

    CFO of principal      2001    $216,449  $46,053    $ 8,597                              -
    subsidiary            2002    $237,508  $31,458    $ 8,808                              -

  Joseph Vitale(4)        2000    $166,370  $44,169    $ 8,834                              -
    President of          2001    $199,563  $46,053    $ 9,211                              -
    principal subsidiary  2002    $220,206  $31,458    $ 9,438                              -


  Note:

(1) The amounts in this column relate to an annual management fee paid by the Corporation to Sutton for management and administrative services provided to the Corporation.

(2) The amounts paid to Mr. Tamkin were paid from a subsidiary in his capacity as Chief Executive Officer of that subsidiary.

(3) The amounts paid to Mr. Poserina were paid from a subsidiary in his capacity as Chief Financial Officer and Secretary of that subsidiary.

(4) The amounts paid to Mr. Vitale were paid from a subsidiary in his capacity as Chief Operating Officer of that subsidiary.


     Mirtronics has no pension, retirement or similar plans and none are proposed at the present time; accordingly, no amounts have been set aside or accrued by the Company for such plans.


Options to Purchase Securities from Mirtronics or Subsidiaries

     Mirtronics has a Stock Option Plan (the "Plan") which provides for the granting of options to directors, officers and employees of Mirtronics and its affiliates to purchase Mirtronics' Common shares. The Plan is designed to assist Mirtronics in attracting, retaining and motivating its key personnel by providing a means for participating in the future of Mirtronics. The Plan is administered by the board of directors of Mirtronics who have the discretion to choose from time to time from among full-time employees, officers and directors of Mirtronics and its affiliates those persons to whom options are granted and the number of Common shares of Mirtronics covered by each such grant. The Plan provides that the maximum number of Common Shares in the capital of Mirtronics that may be reserved for issuance for all purposes under the Plan shall be equal to 600,000 Common Shares. Any Common Shares subject to a share option which for any reason are canceled or terminated without having been exercised shall again be available for grant under the Plan.

     The Plan provides that the maximum number of Common Shares which may be reserved for issuance to any participant pursuant to share options may not exceed 5% of the Common Shares outstanding at the time of grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism. The maximum number of Common Shares that may be issued to any one insider and its associates within a one year period may not exceed 5% of the outstanding issue.

     Under the Plan the maximum number of Common Shares that may be reserved for issuance to insiders of Mirtronics is limited to 10% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to insiders under any other share compensation arrangement. The maximum number of Common Shares that may be issued to insiders of Mirtronics within a one-year period may not exceed 10% of the outstanding issue.


     The names and titles of the Officers, Directors and employees of Mirtronics and/or its subsidiaries to whom options have been granted and the number of shares subject to such options are set forth in the following table. As at August 15, 2003 options to purchase an aggregate of 270,000 of Mirtronics' Common Shares have been issued to the following officers and directors of Mirtronics.



                                                    Number of               Exercise           Expiration
      Name                      Title               Shares(1),(2)           Price               Date
      ----                      -----               ------                  -----               ----
Mark I. Litwin                 President
                               & Director          100,000 Common          $0.125           Nov. 30, 2005

Daniel S. Tamkin               Chairman and        100,000 Common          $0.125           Nov. 30, 2005
                                CEO of principal
                               subsidiary

Stanley Abramowitz             Secretary            50,000 Common          $0.125           Nov. 30, 2005

Morton Litwin                  Director             20,000 Common          $0.125           Nov. 30, 2005


(1) Limited to 20% of total number of shares optioned, annually, on a cumulative basis.

(2) All Options are subject to the individuals continuing in office or employment.


INFORMATION WITH RESPECT TO GENTERRA INVESTMENT CORPORATION


     Genterra Investment Corporation was formed under the laws of the Province of Ontario by Articles of Amalgamation dated April 30, 1999, amalgamating Genterra Capital Incorporated and Unavest Capital Corp. under the name Genterra Investment Corporation. Genterra Capital Incorporated was formed by Articles of Amalgamation dated February 28, 1997, amalgamating Genterra Capital Corporation, First Corporate Capital Inc. and Mutec Equities Ltd. Genterra Capital Corporation was formed by Articles of Amalgamation dated September 1, 1995, amalgamating Equican Capital Corporation, Wendellco Realty Inc. and Glendale Realty Holdings Inc. Genterra Capital Corporation (formerly called Equican Capital Corporation) was incorporated in Ontario by Articles of

Amalgamation dated December 4, 1987.

     The registered and principal offices of Genterra Investment are located at 106 Avenue Road, Toronto, Ontario, M5R 2H3; (416) 920-0500.

Business of Genterra Investment

     Genterra Investment is an investment management and holding company, whose assets include four substantial rental real estate properties, loans and mortgage receivables, and residual oil and gas interests which are not material. The following is a summary of the four rental real estate properties owned by Genterra Investment:


---------------------------------------------------------------------------------------------------------------
Location:              140 Wendel                450 Dobbie           200 Glendale               1095 Stellar
                         Avenue                    Drive              Avenue North                  Avenue
---------------------------------------------------------------------------------------------------------------
Municipality:      Toronto, Ontario           Cambridge, Ontario    Hamilton, Ontario        Newmarket, Ontario
---------------------------------------------------------------------------------------------------------------
Size (sq. ft.):     204,000                      222,300                 200,000                    22,365
Tenant:             Various                The Cambridge Towel     Glendale Yarns Inc.            Various
                                              Corporation
---------------------------------------------------------------------------------------------------------------
Annual Rents:    $593,147 (Net/Net)(1)    $926,345 (Net/Net)        $413,400 (Net/Net)        $138,045 (Net/Net)
---------------------------------------------------------------------------------------------------------------
                                          $31,365 (Net/Net)
---------------------------------------------------------------------------------------------------------------
Expiry   Date  of    Various                December 31, 2007        January 31, 2011               Various
Lease:
---------------------------------------------------------------------------------------------------------------

(1)  Increases to $656,100 after January 1, 2003

     For the year ended December 31, 2002, rents from affiliated companies were $1,634,957 or 60.5% of total annualized rents of $2,701,882.

     Genterra Investment's portfolio of mortgage receivables is approximately $842,000, and yields annual interest of approximately 9.5%.

Investments

a) Investments in Real Estate:

Genterra Investment invests primarily in Canada within the Southern Ontario region. Investments are primarily in industrial commercial real estate and financed through equity and commercial/institutional first and second mortgages. The properties are managed by the company in conjunction with 3rd party property managers.

Properties are acquired for both income and capital gain appreciation. Genterra Investment primarily acquires property that provides cashflow coverage for financing purposes that may or may not provide a return on equity in the short term and with possible long term capital gain.


There is no specific policy as to the amount or percentage of assets which are invested in any specific property

b) Investment in Real Estate Mortgages:

The applicant may invest in first or second mortgages and there is no requirement for such mortgages to be insured. As well there is no restriction on the proportion or amount of assets invested in any type of mortgage or any single mortgage.

Mortgaging activities, if any, are committed to on a property by property one off basis. There is no program for actively creating, servicing and warehousing of mortgages or any requirement of portfolio turnover.


Investments in mortgages are geared toward industrial and commercial properties. While not a primary investment activity the company will consider specific single family dwellings for mortgage potential.


c) Securities of or Interests in Persons Primarily Engaged in Real Estate
Activities:

There is no restriction or requirement on the types of securities or interests in persons engaged in real-estate activities in which the registrant may invest or in the amount or proportion of its assets which may be invested in each such type of security or interest.

Primary investment activities do not include the investment in mortgage sales or in persons engaged in real-estate activities and therefore there are no specific criteria for this category of investment.

d) Investment in Other Securities:

The company may purchase bonds, common stock, or preferred stock. There is no restriction on industry groups or the percentage of its assets which it may invest.

The purchases in securities may include but are not limited to those listed on national securities exchanges. There are no specific criteria or limitations on the investment in Other Securities.


DESCRIPTION OF REAL ESTATE

Location                                Type                    Square          Occupancy       Appraised       Mortgage Details
                                                                Footage                         Value           (see below)
140 Wendell Avenue, Toronto             Multi tenant            202,000         No              $6,225,000
 Canada                                  Industrial                              Vacancy         (1998)
1095 Stellar Drive, Newmarket           Multi tenant             26,000         No              $1,200,000
 Canada                                  Commercial                              Vacancy         (2003)
450 Dobbie Drive, Cambridge,            Single tenant           250,000         No              $5,685,000
 Ontario Canada                          Industrial                              Vacancy         (2002)
200 Glendale Avenue North,              Multi tenant            200,000         No              N/A
 Hamilton, Ontario Canada                Industrial                              Vacancy



There are currently no proposed programs for renovation or redevelopment of the subject properties. The properties currently are held for their cashflow and are not for sale.


The properties are currently leased and are located in strong real-estate markets. Vacancy has been less than 5% as the properties are very price competitive which has proven advantages in weaker real-estate markets.




                                                                                 BALANCE
                                                                                 OUTSTANDING
                                                                                 DECEMBER
LOCATION             MORTGAGE DETAILS                                            31, 2002            MORTGAGOR
140 WENDELL          8.1% first mortgage payable in blended monthly              $2,870,532          Canada Life
AVENUE               installments of $30,519.20 with the balance due                                 Assurance
                     on April 1, 2005 The mortgage is secured by                                     Company
                     land and building of the corporation







                     9.1% second mortgage payable in blended monthly             $699,439            Royal Bank
                     installments of $7,647.83 with the balance due                                  of Canada
                     on September 18, 2005 The mortgage is secured
                     by land and building of the corporation
1095 STELLAR         First  mortgage  bearing  interest at 10.5% per             $670,000            Genterra
DRIVE                annum with interest only payable monthly, with                                  Investment
                     no fixed terms of repayment
                     Second mortgage bearing interest at prime plus              $676,000            Sutton
                     1% per annum, with no fixed terms of repayment                                  Management
450 DOBBIE           6.52% first mortgage  payable in blended                    $1,000,000          HSBC Trust
DRIVE                monthly  installments of $19534.86 with the                                     Company
                     balance due on December 1, 2007 The mortgage is
                     secured by land and building of the corporation
200 GLENDALE         Prime plus 1.75% first mortgage  payable in                 $544,086            Laurentian
AVENUE NORTH         monthly  installments of $5,217 plus interest                                   Bank of
                     with the balance due on April 1, 2005 The                                       Canada
                     mortgage is secured by land and building of the
                     corporation



LEASE SUMMARY



Property:                  140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                    Christian Bros. Restaurant Supplies Inc.
                           Food wholesaler to the Restaurant Industry
                           Clients include Toronto's Skydome

Term:                      September 1, 2001 - August 31, 2006

Gross Rentable Area:       19,350 Sq. Ft.

Rent:                      Base Rent / Sq. Ft.                Net Annual Rent
                           Year 1 - $2.75                     $53,212.50
                           Year 2 - $2.75                     $53,212.50
                           Year 3 - $3.25                     $62,887.50
                           Year 4 - $3.25                     $62,887.50
                           Year 5 - $3.25                     $62,887.50

TMI:                       $2.30 Sq. Ft. (approx.)

Operating Costs:           Tenant pays his  Proportionate  share of TMI.
                           Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:     The Tenant shall, at its expense and
                           throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.

LEASE SUMMARY

Property:                  140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                    Lombard Canada Limited Lombard Insurance

Term:                      November 1, 2001 - October 31, 2006

Gross Rentable Area:       12,000 Sq. Ft. to December 31, 2001
                           17,482 Sq. Ft. to October 31, 2006

Rent:                      Base Rent / Sq. Ft.                Net Annual Rent
                           Year 1 - $6.00                     $  99.410.00
                           Year 2 - $6.00                     $104,892.00
                           Year 3 - $7.00                     $122,374.00
                           Year 4 - $7.00                     $122,374.00
                           Year 5 - $7.25                     $126,745.00

TMI:                       $4.90 Sq. Ft. (approx.)


Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.


LEASE SUMMARY

Property:                 140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                   Sleep Country Canada Inc.
                          Sleep Country is a significant retailer of mattresses
                            in Canada

Term:                     December 15, 1995 to April 15, 2005

Gross Rentable Area:      48,000 Sq. Ft. to December 31, 1998
                          72,613 Sq. Ft. to July 31, 2002
                          96,000 Sq. Ft. onwards

Rent:                       Base Rent / Sq. Ft.                Net Annual Rent
                          First four months                  Rent Free
                          Years 1 & 2 - $2.00               $  96,000.00


                          Years 3 & 4 - $2.50                $137,950.00
                          Years 5 & 6 - $2.75                $199,686.00
                          Year 7 - $3.00                     $267,536.00
                          Year 8 - $3.25                     $312,000.00
                          Year 9 - $3.50                     $336,000.00
                          Year 10 - $3.75                    $360,000.00

TMI:                      $3.24 Sq. Ft. (approx.)

Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.


LEASE SUMMARY

Property:                 140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                   Distinctive Designs Furniture Inc.
                          Furniture manufacturer and supplier to major Canadian retailers as well as Costco in both the US and Canada

Term:                     July 1, 2002 - June 30, 2005

Gross Rentable Area:      24,000 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent
                          Year 1 - $5.40                     $129,600.00
                          Year 2 - $5.40                     $129,600.00
                          Year 3 - $5.40                     $129,600.00


TMI:                      $0.50 Sq. Ft. (approx.)

Operating Costs:          Tenant  pays his  Proportionate  share of Heat,  Water
                          and Gas only. Proportionate share is the fraction having its numerator the Gross Rentable area of the building.


Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.


Net Net Lease: Heat, Water and Gas Costs of the unit are the responsibility of the Tenant. Landlord will replace HVAC if it no longer can be put into working order.



LEASE SUMMARY

Property:                 200 Glendale Avenue North, Hamilton, Ontario, CANADA

Tenant:                   Glendale Yarns Inc.

Term:                     February 1, 1996 - January 31, 2011

Gross Rentable Area:      200,000 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Year 1-15 - $2.067                 $413,400.00


TMI:                      Tenant pays all expenses directly

Operating Costs:          Tenant pays all costs associated with the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating costs of the building are the
                          responsibility of the Tenant.



LEASE SUMMARY

Property:                 450 Dobbie Drive, Cambridge, Ontario, CANADA

Tenant:                   The Cambridge Towel Corporation

Term:                     January 1, 1999 - December 31, 2007

Gross Rentable Area:      222,300 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Year 1-8 - $4.167         $926,345.00

TMI:                      Tenant pays all expenses directly

Operating Costs:          Tenant pays all costs associated with the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and
maintenance.

Net Net Lease:            All operating costs of the building are the
                          responsibility of the Tenant.



LEASE SUMMARY

Property:                 Near 450 Dobbie Drive, Cambridge, Ontario, CANADA

Tenant:                   The Cambridge Towel Corporation.

Term:                     August 27, 1998  to December 31, 2003

Gross Rentable Area:      5.15 Acres Vacant Land

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Entire Term                        $  31,365.00

TMI:                      Tenant pays all expenses directly

Operating Costs:          Tenant pays all expenses associated with the property.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and
maintenance.

Net Net Lease:            All operating costs of the property are the
                          responsibility of the Tenant.



LEASE SUMMARY

Property:                 1095 Stellar Drive, Newmarket, Ontario, CANADA

Tenant:                   Fitcity Health Centre Inc.
                          Fitcity is the largest fitness centre in it's market and has been a tenant for 12 years

Term:                     January 1, 2003 - December 31, 2008

Gross Rentable Area:      16,795 Sq. Ft.

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent

                          Year 1-5 - $6.00          $100,700.00

TMI:                      $5.19 Sq. Ft. (approx.)

Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance:    The Tenant shall, at its expense and
                          throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and
maintenance.

Net Net Lease:            All operating  costs of the unit are the
                          responsibility  of the Tenant.  Landlord will replace
                          HVAC if it no longer can be put into working order.

LEASE SUMMARY


Property:                 140 Wendell Avenue, Toronto, Ontario, CANADA

Tenant:                   The Shopping Channel, A Division of Rogers
                          Broadcasting Limited

Term:                     January 15, 1998 - May 31, 2002

Gross Rentable Area:      48,000 Sq. Ft. until August 31, 2001
                           73,000 Sq. Ft. to maturity

Rent:                     Base Rent / Sq. Ft.                Net Annual Rent
                          Year 1 & 2 - $2.25                 $108,000.00
                          Year 3 - $2.50                     $120,000.00
                          Year 4 - $2.75                     $179,396.00



TMI:                      $3.16 Sq. Ft. (approx.)

Operating Costs:          Tenant pays his  Proportionate  share of TMI.
                          Proportionate share is the fraction having its numerator the Gross Rentable area of the building.

Repairs and Insurance: The Tenant shall, at its expense and throughout the Term, keep the Premises and the Leasehold Improvements and Trade Fixtures therein in good condition and repair, Insured Damage, reasonable wear and tear, and repairs which the landlord is otherwise obliged to repair only excepted. The Tenant shall also make good any damage to the Development caused by the Tenant and which is not Insured Damage.

                          The Tenant is responsible for all repairs and maintenance.

Net Net Lease:            All operating costs of the unit are the responsibility
                          of the Tenant. Landlord will replace HVAC if it no longer can be put into working order.




Trading Summary of the Shares of Genterra Investment

         The Class A Shares of Genterra Investment are listed for trading on the TSX Venture Exchange ("TSXV"). The other classes of shares of Genterra Investment are not quoted for trading on any exchange. Set forth below is a summary of the price ranges and trading volumes of the Class A Shares of Genterra Investment on the TSXV (and prior to the formation of the TSXV, on CDNX) during the periods indicated.


                                 CLASS A SHARES


Period                   High         Low          Volume
2001                    $           $
1st Quarter(1)            0.21        0.08             1,303

2nd Quarter               0.10        0.05            13,241
3rd Quarter               0.10        0.08             1,775
4th Quarter               0.10        0.05             9,221
2002                    $           $
1st Quarter               0.35        0.20            13,731
2nd Quarter               0.24        0.10            17,023
July                      0.12        0.10             7,406
August                    0.12        0.10             4,074
September                 0.12        0.10             2,470
October                   0.09        0.08             1,093
November                  0.23        0.12            14,557
December                  0.20        0.12             7,338
2003                    $           $
January                   0.25        0.20            11,134
February                  0.30        0.25             1,348
March                     0.25        0.15             1,372
April                     0.20        0.20             3,060
May                       0.15        0.15             1,478
June                      0.15        0.13               100
July                      0.15        0.15             2,000
                                            Source:TSX Venture Exchange


Dividends

     No dividends have been paid on the Class A Shares or the Class B Shares. As at September 30, 2002, cumulative dividends of $55,172 owing on the Class E Preferred Shares, and $102,493 owing on the Class F Series 1 Preferred Shares, were in arrears.

Legal Proceedings


     There are no legal proceedings involving Genterra Investment or its assets, as at the date of this Prospectus, nor are any such proceedings known by Genterra Investment to be contemplated.

SELECTED FINANCIAL DATA - INTERIM PERIOD

                         GENTERRA INVESTMENT CORPORATION
                            Summary of operating data
                        (All figures in Canadian dollars)
                       (Prepared Under Canadian G.A.A.P.)
                          Six months ended June 30,
                                   (Unaudited)

                                    2003            2002
                                    ----            ----

Revenues                        $ 1,408,038      $ 1,589,589

Expenses                          1,221,565        1,272,434
                                 ----------       ----------

Earnings before
 the following:                     186,473          317,155

 Income taxes (recovery)             27,824          105,883
                                  ----------       ---------

Net earnings for
 the period                      $  158,649        $ 211,272
                                 ----------        ---------

Earnings per share                    $0.03            $0.07
-------------------------------------------------------------------------------

Balance Sheet Data:             (Unaudited)
                                  As at
                                 June 30,

                                   2003
Working
 capital                        $ 1,357,710

Total assets                    $14,612,948

Long-term
 debt                           $ 4,483,387

Shareholders'
 equity                         $ 7,613,376

Cash dividends per
 Common Share                     nil

--------------------------------------------------------------------------------

The effect on net income earnings per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in the attachment to the Interim (unaudited) Consolidated Financial Statements of Genterra Investment Corporation are summarized as follows:
Balance Sheet Data
                                    Canadian                            U.S.
                                  Accounting        Increase        Accounting
                                  Principles       (Decrease)       Principles
                                 -------------    ------------     -------------

Working capital                  $ 1,357,710          $    -       $1,357,710
                                 ============                      ============

Total assets                      14,612,948      (3,065,537)      11,547,411
                                 ============                      ============

Long-term debt                     4,483,387              -         4,483,387
                                 ============                      ============

Shareholders' equity               7,613,376      (3,065,537)       4,547,839
                                 ============                      ============

Cash dividends per common share       Nil                               Nil
                                 ============                       ============

                                                                                6 Months               6 Months
                                                                                 Ended                  Ended
                                                                                June  30,              June  30,
                                                                                  2003                  2002
                                                                               -----------           ------------
Earnings for the period in accordance with Canadian GAAP                       $ 158,649            $   211,272

Additional amortization recorded on appraisal excess                              59,973                 63,139

                                                                                ----------            -----------
Net earnings (loss) for the period in accordance with US GAAP                    218,622                274,411
                                                                                ==========            ===========



Net earnings for the period in accordance with US GAAP                           218,622                274,411

Other comprehensive income (loss), net of tax                                          -                      -
                                                                                ----------            -----------
Comprehensive income                                                             218,622                274,411
                                                                                ==========            ===========


Earnings per share - US accounting principles - for the period                  $  0.04                 $  0.08
                                                                                ==========             ==========

Fully diluted earnings per share (not disclosed if anti-dilutive)               $  0.04                 $  0.07
                                                                                ==========             ==========


SELECTED FINANCIAL DATA - FISCAL YEAR END

The fiscal years 2000, 1999, and 1998 were restated in 2001 to reflect the adoption off the new deferred income tax rules.



                         GENTERRA INVESTMENT CORPORATION
                            Summary of operating data
                        (All figures in Canadian dollars)
                       (Prepared Under Canadian G.A.A.P.)
                            Year Ending December 31,
                                  (As restated)


                                    2002            2001                2000                  1999               1998
                                                                     (Restated)          (Restated)           (Restated)
                                    ----            ----                ----                  ----               ----
Revenues                        $ 2,859,478      $ 3,425,470        $ 3,534,260          $ 3,381,894         $ 3,143,854


Expenses                          2,592,275        3,789,219          3,144,006            3,380,293           3,037,416
                                 ----------       ----------         ----------           ----------          ----------

Earnings (loss) before
 the following:                     267,203         (363,749)           390,254                1,601             106,438

 Income taxes (recovery)            (39,329)        (166,303)           371,894              189,082              27,938
                                  ----------       ----------         ---------             --------           ---------

Earnings (loss)before
 the undernoted                     306,532         (197,446)            18,360             (187,481)             78,500

 Foregiveness of debt                     -                -            419,450                    -                   -

 Write-down of development
 property                                 -                -            (90,000)                   -                   -

 Dividends on retractable
 preferred shares                         -                -                  -              (52,268)           (124,660)

 Gain on redemption of retrac-
  table preferred shares                  -                -                  -               84,856                   -
                                       ----            -----              -----               ------                ----

Net earnings (loss) for
 the year                        $  306,532       $ (197,446)       $   347,810           $ (154,893)        $   (46,160)
                                 ==========       ===========       ===========           ===========        ============

Earnings (loss)
  per share                           $0.08           ($0.09)             $0.12               ($0.07)             ($0.02)

---------------------------------------------------------------------------------------------------------------------------


Balance Sheet Data:                                        As at December 31,

                                       2002           2001               2000                1999                1998
                                       ----         --------           --------            ---------           ---------
Working
 capital                        $ 1,290,398      $   578,725        $ 1,400,281          $   349,214         $(1,058,732)

Total assets                    $15,479,383      $15,493,812        $15,849,119          $16,593,787         $17,843,874

Long-term
 debt                           $ 4,704,811      $ 4,798,559        $ 6,032,353          $ 6,362,104         $ 2,007,359

Shareholders'
 equity                         $ 7,454,727      $ 6,874,895        $ 7,072,341          $ 6,724,531         $ 6,818,696

Cash dividends per
 Common Share                     nil               nil                nil                 nil                  nil

---------------------------------------------------------------------------------------------------------------------------


The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in Note 14 to the Audited Consolidated Financial Statements are summarized as follows:

The effect on net earnings (loss), earnings (loss) per share and total assets of the differences between accounting principles generally accepted in Canada and those accepted in the United States as described in Note 14 to the Audited Consolidated Financial Statements are summarized as follows:


Five year historical data
Years ended September 30
Balance Sheet Data
                                        Canadian                               U.S.
                                      Accounting         Increase        Accounting
      Year ended December 31, 2002    Principles        (Decrease)       Principles
                                     ------------      -----------      ------------
Working capital                     $  1,290,398      $         -       $ 1,290,398
                                     ============                       ============

Total assets                          15,479,383       (3,125,510)       12,353,873
                                     ============                       ============

Long-term debt                         4,074,811                -         4,074,811
                                     ============                       ============

Shareholders' equity                   7,454,727       (3,125,510)        4,329,217
                                     ============                       ============

Cash dividends per common share              Nil                -               Nil
                                     ============                       ============

                                        Canadian                               U.S.
                                      Accounting         Increase        Accounting
      Year ended December 31, 2001    Principles        (Decrease)       Principles
                                     ------------      -----------      ------------

Working capital                          578,725                -           578,725
                                     ============                       ============

Total assets                          15,493,812       (3,252,837)       12,240,975
                                     ============                       ============

Long-term debt                         4,798,559                -         4,798,559
                                     ============                       ============

Shareholders' equity                   6,874,895       (3,252,837)        3,622,058
                                     ============                       ============

Cash dividends per common share              Nil                -               Nil
                                     ============                       ============

                                        Canadian                               U.S.
                                      Accounting         Increase        Accounting
      Year ended December 31, 2000    Principles        (Decrease)       Principles
                                     ------------      -----------      ------------

Working capital                        1,400,281                -         1,400,281
                                     ============                       ============

Total assets                          15,849,119       (3,386,887)       12,462,232
                                     ============                       ============

Long-term debt                         6,032,353                -         6,032,353
                                     ============                       ============

Shareholders' equity                   7,072,341       (3,386,887)        3,685,454
                                     ============                       ============

Cash dividends per common share              Nil                -               Nil
                                     ============                       ============

                                        Canadian                               U.S.
                                      Accounting         Increase        Accounting
      Year ended December 31, 1999    Principles        (Decrease)       Principles
                                     ------------      -----------      ------------

Working capital                          349,214                -           349,214
                                     ============                       ============

Total assets                          16,593,787       (3,758,850)       12,834,937
                                     ============                       ============

Long-term debt                         6,362,104                -         6,362,104
                                     ============                       ============

Shareholders' equity                   6,724,531       (3,758,850)        2,965,681
                                     ============                       ============





Cash dividends per common share              Nil                -               Nil
                                     ============                       ============

                                        Canadian                               U.S.
                                      Accounting         Increase        Accounting
      Year ended December 31, 1998    Principles        (Decrease)       Principles
                                     ------------      -----------      ------------

Working capital deficiency            (1,058,732)               -        (1,058,732)
                                     ============                       ============

Total assets                          17,843,874       (4,253,632)       13,590,242
                                     ============                       ============

Long-term debt                         2,007,359                -         2,007,359
                                     ============                       ============

Shareholders' equity                   6,818,696       (4,253,632)        2,565,064
                                     ============                       ============

Cash dividends per common share              Nil                -               Nil
                                     ============                       ============


                                                                        Year Ended December 31,
                                               2002            2001           2000            1999         1998
                                           ------------     ----------    ------------    -----------    ---------
Earnings (loss) for the period in accordance
 with Canadian GAAP                          $ 306,532     $ (197,446)     $  347,810    $  (154,893)   $  (46,160)

  Additional amortization recorded on
   appraisal excess                            127,327        134,050         141,127        148,581       156,429
  Amortization of goodwill on non-arms
   length transaction                                -              -         230,837        346,200       346,200
  Gain on redemption of preferred shares             -              -               -        (84,856)            -

                                             ----------      ---------       ---------      ---------     ---------
Net earnings (loss) for the period in
 accordance with US GAAP                       433,859        (63,396)        719,774        255,032       456,469
                                             ==========      =========       =========      =========     =========

Net earnings (loss) for the period in
 accordance with US GAAP                       433,859        (63,396)        719,774        255,032       456,469

Other comprehensive income (loss),
 net of tax                                          -              -               -              -             -


                                             ----------      ---------       ---------      ---------     ---------
Comprehensive income (loss)                     433,859        (63,396)        719,774        255,032       456,469
                                             ==========      =========       =========      =========     =========


Earnings (loss) per share - US
 accounting  principles                           0.12          (0.04)           0.26           0.09          0.18
                                             ==========      =========       =========      =========   ===========

Fully diluted earnings (loss) per
 share US accounting principles                   0.06          (0.04)           0.26           0.09          0.16
                                             ==========      =========       =========      =========       =======


The following table shows the historical and pro-forma per share information for Genterra Inc. and Genterra Investment.

                                              Genterra Inc.                      Genterra Investment

                                   As at March 31,  As at September 30,     As at March 31,   As at December 31,
                                        2003             2002                    2003           2002
Book Value per Share
  Class A shares                         $0.438          $0.473                 $1.017          $1.002
  Class B Shares                         $0.438          $0.473                 $1.017          $1.002
  Special shares                         $0.003          $0.003                 $0.003          $0.003
  Class C preferred shares, Series 1     $0.763          $0.763                 $0.763          $0.763
  Class D preferred shares, Series 1     $0.100          $0.100                 $0.100          $0.100
  Class D preferred shares, Series 2     $0.269          $0.269                 $0.269          $0.269
  Class E preferred shares               $4.163          $4.093                 $4.163          $4.120
  Class F preferred shares, Series 1     $1.000          $1.000                 $1.220          $1.220
  Series 1 preference shares             $0.280          $0.280                 $0.280          $0.280

                                       6 Months Ended    Year Ended          3 Months Ended     Year Ended
                                           March 31,     September 30,          March 31,        September 30,
                                            2003            2002                   2003           2002
Cash Dividends per share
  Class A shares                            Nil             Nil                    Nil             Nil
  Class B shares                            Nil             Nil                    Nil             Nil
  Special shares                            Nil             Nil                    Nil             Nil
  Class C preferred shares, Series 1        Nil             Nil                    Nil             Nil
  Class D preferred shares, Series 1        Nil             Nil                    Nil             Nil
  Class D preferred shares, Series 2        Nil             Nil                    Nil             Nil
  Class E preferred shares                  Nil             Nil                    Nil             Nil
  Class F preferred shares, Series 1        Nil             Nil                    Nil             Nil
  Series 1 preference shares                Nil             Nil                    Nil             Nil

Loss (earnings)per Share
Class A shares                           ($0.01)         ($0.07)                 $0.01            $0.08
Class B shares                           ($0.01)         ($0.07)                 $0.01            $0.08

Fully Diluted earnings per Share
Class A shares                       Anti-dilutive     Anti-dilutive          Anti-dilutive       $0.04
Class B shares                       Anti-dilutive     Anti-dilutive          Anti-dilutive       $0.04




OPERATIONS AND FINANCIAL REVIEW AND PROSPECTS

SIX MONTH PERIOD ENDED JUNE 30, 2003
RESULTS OF OPERATIONS


Genterra Investment's principal business consists of four substantial rental real estate properties. Genterra Investment seeks to enhance future growth through increased rents and cash flow and an appreciation in the value of its rental real estate properties.

General. The following table sets forth items derived from the consolidated statement of earnings for the six months ended June 30, 2003 and 2002.



                                   2003               2002

Revenues                       $1,408,038         $1,589,589

Expenses                        1,221,565          1,272,434
                                ---------          ---------
Earnings before the
Following                         186,473            317,155

Income taxes                       27,824            105,883
                                 ---------          --------
Net earnings for the period    $  158,649         $  211,272
                                 ---------          --------

Revenue. Rental revenue for the six month period ended June 30, 2003 decreased 3.5% as compared to the comparable 2002 period. The decrease in rent was primarily attributable to higher vacancy rates during the current period. Revenues for the 2002 period include a gain on sale of investments of approximately $99,000.

Selling and Administrative Expenses. Selling and administrative expenses for the three month period ended June 30, 2003 were $717,496 as compared to $791,526 for the comparable 2002 period.

Other expenses. Genterra Investment incurred $242,818 of interest expenses for the first six months of 2003 compared with $224,094 for the comparable 2002 period. Amortization for the nine months ended June 30, 2003 was $253,504 as compared to $256,814 for the comparable 2002 period. Expenses for the 2003 period include an investment loss of $7,747.

Income Tax Provision. The effective tax rate was 14.9% for the first six months of 2003 compared to 33.4% for the comparable 2002 period. The income tax charge for the first six months of 2003 was positively impacted by the effect of the reduction of general income tax rates on future income tax liabilities.

Net Earnings. Genterra Investment reported net earnings of $158,649 for the six month period ended June 30, 2003 compared with net earnings of $211,272 for the six month period ended June 30, 2002.



LIQUIDITY AND CAPITAL RESOURCES

Genterra Investment's working capital amounted to $1,357,710 at June 30, 2003 compared to $1,290,398 at December 31, 2002. The ratio of current assets to current liabilities was 1.97:1 at June 30, 2003 and 1.62:1 at December 31. 2002. Genterra Investment's cash on hand was $384,436 at June 30, 2003 as compared to $909,788 at December 31, 2002.


Genterra Investments principal sources of liquidity are cash on hand and cash flow from operations. Significant free Cash flow is derived from net real estate revenues, interest income and potential gains from the disposal of investments.

During the six months ended June 30, 2003, Genterra Investments cash position decreased by $525,350. This decrease was principally as a result of cash generated from operations for the period, offset by ($757,856) utilized to reduce Long-term Debt.

Genterra Investment will require approximately $300,000 in order to meet its ongoing expected operating costs for the next twelve months. Past and future Operating costs comprise of annual management fees paid for management and administrative services provided to the Corporation, annual legal and audit fees, public company shareholder costs and sundry expenses. Revenue required in order to service these expenses was and will be generated by net real estate revenues and interest income on cash and short-term investments.

With the completion of the proposed amalgamation, the amalgamated entity will benefit from a single administrative, overhead and accounting facility. This will result in the elimination of duplicative annual legal and audit fees and public company shareholder costs. Management believes that the combination of resources of Mirtronics and Genterra Investment into a larger Corporation will result in an organization substantially stronger, with greater financial resources,  better  business  prospects  and a greater  ability to  finance  its activities than either of the amalgamating corporations currently has separately. The amalgamated corporation will have a larger income base consisting of net real estate revenue, interest income and potential gains on marketable securities. The expected cash flow from operations together with an increased equity base with more varied assets, should facilitate the financing of the future growth of Genterra Inc. through an expansion of its real estate holdings. Management will analyze future potential real estate investments in order deploy available resources to expand Genterra Inc.s portfolio. Management seeks to acquire real estate investments that provide both income and the potential for capital appreciation. The financing of any such acquisitions will normally be through a combination of internal resources and commercial/institutional mortgages. Management will consider deploying resources into other investment areas in order to increase the companys cash flow from operations. It is estimated that the combined entity will have cash and short term investments of approximately $2.0 million available to facilitate any such new real estate and other investments.

The ability of Genterra Investment to renew leases or re-lease space upon lease expirations could be considered an area of risk and concern.


FISCAL YEAR ENDED DECEMBER 31, 2002
RESULTS OF OPERATIONS


The following table sets forth items derived from the consolidated statement of earnings for each of the three years ended December 31, 2002, 2001 and 2000, expressed in thousands of dollars. Percentages are expressed as a percentage of revenue for each of the three years presented.

                          2002                   2001                 2000

Revenue               2,859    100.0%       3,425    100.0%      3,534   100.0%

Expenses              2,592     90.7%       3,789    110.6%      3,144    90.0%

Net Earnings (loss)     306     10.7%        (197)    (5.8)%       347     9.8%


Revenue. Rental revenue for the fiscal year ended December 31, 2002 decreased 18.4% as compared to the fiscal year ended December 31, 2001. The decrease was attributable to a reduction in available rentable space during the year resulting from the expiry of a sub-lease arrangement together with its associated costs.

Selling and Administrative Expenses. Selling and administrative expenses for the fiscal year ended December 31, 2002 were $1,535,789 as compared to $2,246,425 for the fiscal year ended December 31, 2001. The decrease in expenses resulted from the elimination of expenses associated with the reduction in available rentable space. In addition, the 2001 expenses include a non-recurring loss on disposal of investments of approximately $449,000.

Other expenses. Genterra Investment incurred $515,703 of interest expenses for the fiscal year ended December 31, 2002 compared with $487,018 for fiscal 2001.

Amortization for the fiscal year ended December 31, 2002 was $530,018 as compared to $606,953 for fiscal 2001.

Income Tax Provision. The effective tax rate was (14.7%) for the fiscal year ended December 31, 2002 compared to 45.7% for the comparable 2001 period. The main difference between Genterra Investment's statutory tax rate and its effective tax rate is primarily attributable to non-taxable portion of capital gains and a reduction of general income tax rates.

Net Earnings. Genterra Investment reported net earnings of $306,532 in fiscal 2002, compared with net loss of $197,446 in 2001.




LIQUIDITY AND CAPITAL RESOURCES


Genterra Investment's principal sources of liquidity are cash on hand and cash flow from operations.


Genterra Investments' cash position increased by $848,117 for the year ended December 31, 2002. This increase was as a result of the cash generated from operations for the period, $273,300 in proceeds received from the issuance of Shares, ($258,035) utilized to reduce Long-term Debt and a ($6,507) net decrease in cash from investments.




QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK


The primary objective of our investment activities is to preserve principal while at the same time maximizing the income we receive from our investments without significantly increasing risk. Some of the securities that we invest in may have market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if we hold a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the principal amount of out investment will probably decline. We currently maintain and investment portfolio primarily of Canadian Bond obligations and Equity investments. Due to the short-term nature of these investments, we believe we have no material exposure to interest rate risk arising from our investments. Therefore no quantitative tabular disclosure is required.

Genterra Investment does have debt obligations that are sensitive to changes in interest rates. The table below presents principal cash flows and related weighted average interest rates by expected maturity dates. As 100% of Genterra Investment's debts is denominated in Canadian Dollars, the information is presented in Canadian Dollars. The instrument's actual cash flows are also denominated in Canadian Dollars.


(Expressed in thousands of Canadian Dollars)

                                                     Expected Maturity Date

                                            2003     2004     2005     2006     2007    2008     Thereafter        Total
         Fixed Rate                         916        383    3,401    212      226        -          -       5,138
           Average Interest Rate          10.71%      7.22%    8.19%    6.52%    6.52%


         Variable Rate                     739        62.5     62.5     62.5     62.5     62.5    168.5             1,220
           Average Interest Rate          6.06%       7.00%    7.25%    7.50%    7.50%    7.50%   7.50%




         Principal Holders of Shares in Genterra Investment

                                                                 Number           Percentage         Voting
         Title of Class          Identity of Person or Group   of shares Owned    of Class         Percentage
         Class A                  Fred A. Litwin (1)             1,691,151           34.8%            18.3%

         Class B                  Fred A. Litwin (1)               219,886           45.4%            19.0%

         Class  F Preferred       Fred A. Litwin (1)               500,000          100.0%              N/A

         Series 1 Preference      Fred A. Litwin (1)               477,721           24.7%              N/A

         Class A                  Power Capital (Americas) Ltd.    726,750           14.9%             7.9%

         Series 1 Preference      Power Capital (Americas) Ltd.     199,500           10.3%              N/A

         Class A                  York Capital Funding Inc.         735,000           15.1%             8.0%

         Special                  Camtx Corporation                 500,000          100.0%             5.4%

(1) The beneficial ownership of shares by various private and public entities controlled, either directly, or indirectly by Mr. Litwin, a Director of the Company.

         Directors and Officers

              The following table sets out the current directors and officers of Genterra Investment, the municipality in which each is currently a resident, all offices of Genterra Investment held by each of them, their principal occupations during the past five years, the period of time for which each has been a director of Genterra Investment, and the number of Genterra Investment shares beneficially owned by each directly or indirectly or over which control or direction is exercised as at the date of this prospectus.

                                                                Directors and/or
                Name, Office and Principal Occupation             Officer Since           No. of Shares Owned
         - -----------------------------------------------------------------------------------------------------------
         Mark I. Litwin                                      April 30, 1999               142,678 Class A(1)
         Toronto, Ontario                                                                   6,459 Class B(1)
         President and Director
         President of Mirtronics Inc.
         - -----------------------------------------------------------------------------------------------------------
         Stan Abramowitz                                     April 30, 1999                       Nil
         Thornhill, Ontario
         Secretary and Director
         Executive of Forum Financial Corporation
         - -----------------------------------------------------------------------------------------------------------
         Irwin Singer                                        April 30, 1999                       Nil
         Toronto, Ontario
         Director
         Barrister & Solicitor
         - -----------------------------------------------------------------------------------------------------------
         Alan Kornblum                                       April 30, 1999                       Nil
         Downsview, Ontario
         Director
         President of Distinctive Designs Furniture Inc.
         - ------------------------------------------------------------------------------------------------------------
         Morton Litwin                                       April 30, 1999                       Nil
         Thornhill, Ontario
         Director
         Business Executive
         - -----------------------------------------------------------------------------------------------------------


         (1) Through Sutton Management Limited, a corporation owned equally by Mark I. Litwin and Risa Litwin.



         Information Concerning Proposed Directors and Officers of Genterra Inc.

         Mr. Litwin's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

         Mr. Abramowitz's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

         Mr. Singer's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

         Mr. Kornblum's biographical information is included under "Information Concerning Present Directors of Mirtronics ".

         Mr. Morton Litwin's biographical information is included under "Information Concerning Present Directors of Mirtronics ".


         Committees


               The Audit Committee is composed of Messrs. Abramowitz, Singer and Kornblum. Genterra Investment does not have an Executive Committee.


         Executive Compensation


               The following information is provided for Mark I. Litwin, Genterra Investment's Chief Executive Officer:



                                                                                                                Long-Term
                                                                             Annual Compensation              Compensation
         - ----------------------------------------------------------------------------------------------------------------------
                                                                                            Other Annual   # of Common Shares
         Name & Principal Position                      Year         Salary      Bonus      Compensation      Under Options
         - ---------------------------------------------------------------------------------------------------------------------
         Mark I. Litwin                            2002               Nil         Nil        $ 38,250              Nil
         President & Chief Executive Officer       2001               Nil         Nil        $ 38,250              Nil
                                                   2000               Nil         Nil        $ 38,250              Nil
         - ----------------------------------------------------------------------------------------------------------------------


         Stock Options


               No stock  options have been granted under  Genterra  Investment's
          Stock Option Plan which was approved by shareholders on March 26, 1999.


         Interest of Management and Others in Certain Transactions


               Genterra Investment leases its property situated at 450 Dobbie Drive, Cambridge, Ontario to The Cambridge Towel Corporation ("Cambridge"). The lease term as renewed commenced January 1, 2003 and ends December 31, 2007, at an annual net, net rental of $926,345. Cambridge has the right to renew the lease for an additional period of five years at a rental rate equal to the then current market rate. Fred A. Litwin, the controlling shareholder, indirectly, of Genterra Investment is a director and senior officer of Cambridge. Mark I. Litwin and Stan Abramowitz are officers and/or directors of Genterra Investment and Cambridge.

               Genterra Investment leases its property situated at 200 Glendale Avenue North, Hamilton, Ontario to Glendale Yarns Inc. ("Glendale'). The lease term commenced February 1, 1996 and ends January 31, 2011, at an annual net, net rental of $413,400 for the first 5 years, and at a negotiated rate thereafter. Fred A. Litwin is a director and senior officer of Glendale. Stan Abramowitz is an officer and/or director of Glendale.

               Genterra Investment leases part of its property situated at 1095 Stellar Drive, Newmarket, Ontario to Fitcity Health Centre Inc. ("Fitcity"). The lease term commenced January 1, 1997 and ends December 31, 2007 at an annual net, net rental of $100,770 per year. Genterra Investment is also party to a loan agreement with Fitcity bearing interest at prime plus 1% per annum and repayable on demand. As at July 31, 2003, Fitcity owed an aggregate amount of $385,412 of secured debt to a wholly-owned subsidiary of Genterra Investment. Mark
          I. Litwin, a director and senior officer of Genterra Investment, is the majority shareholder of Fitcity.


               Genterra Investment was indebted to Cambrelco Inc., which debt was secured by a demand note bearing interest at the rate of 13% per annum. As at December 31, 2002 Genterra Investment owned $550,000 and $6,157 of accrued interest on the note. This debt was repaid in June 2003. Fred A. Litwin, the controlling shareholder, indirectly, of Genterra Investment is a director, senior officer and indirectly the controlling shareholder of Cambrelco Inc. Stan Abramowitz is an officer and director of Cambrelco Inc.

         Management Contract

               During the 2002 and 2001 fiscal periods administrative services were provided by Forum Financial Corporation ("Forum") to Genterra
          Investment for fees of $117,000. These services provided include office facilities and clerical services, including bookkeeping and accounting, and when requested services would also include analyses of potential investments, business opportunities and ventures to assist in the decision making process relating to various investment interests on a fee-for-service basis.

               During the 2002 and 2001 fiscal periods, Caprealco Inc. ("Caprealco") provided property management services for fees of $110,000. Caprealco is controlled by Fred A. Litwin, the President and a director of Forum. Stan Abramowitz, a director and officer of the Corporation, is an officer of Caprealco.

               Forum is wholly-owned by Fred A. Litwin, the indirect controlling shareholder of the Corporation. Stan Abramowitz is an officer of Forum and the Corporation.

                         MIRTRONICS INC.

                CONSOLIDATED FINANCIAL STATEMENTS

                       SEPTEMBER 30, 2002

                                AUDITORS' REPORT

To the Shareholders of
MIRTRONICS INC.

We have audited the consolidated balance sheet of MIRTRONICS INC. as at September 30, 2002 and 2001 and the consolidated statements of deficit, contributed surplus, earnings and cash flows for each of the three years in the period ended September 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2002 and 2001 and the results of its operations and the cash flows for the three years then ended in accordance with Canadian generally accepted accounting principles.

The examination referred to in the above report also included the related financial statement schedules listed in response to Item 19(a) of the Company's annual report on Form 20-F for each of the three years in the period ended September 30, 2002. In our opinion, the related financial statement schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly the information set forth therein.

On December 20, 2002, we reported separately to the shareholders of MIRTRONICS INC. on the consolidated financial statements for the years ended September 30, 2002 and 2001 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States accounting principles.



                                    [signed]
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              Chartered Accountants
Toronto, Ontario
December 20, 2002

CONSOLIDATED BALANCE SHEET
(Expressed in Canadian Dollars)

                                                                    September 30,
                                                               2002              2001
                                                               ----------------------
ASSETS

CURRENT
  Cash and cash equivalents                               $ 1,198,050       $ 1,487,206
  Short-term investments                                      483,938           284,819
  Accounts receivable (notes 2 and 5)                       8,010,629        10,333,211
  Income taxes recoverable                                    156,705             -
  Inventories (note 5)                                      3,801,782         3,544,546
  Prepaid expenses and deposits                               469,691           510,073
  Current portion of note receivable (note 3)                 100,000             -
  Future income taxes                                         537,743           396,204
                                                          ------------      ------------
                                                           14,758,538        16,556,059



NOTES RECEIVABLE (note 3)                                     600,000           700,000



PROPERTY AND EQUIPMENT (notes 4 and 5)                        553,310           530,873



FUTURE INCOME TAXES                                           301,836           629,095
                                                          ------------      ------------

                                                          $16,213,684       $18,416,027
                                                          ============      ============


See accompanying notes to financial statements.

CONSOLIDATED BALANCE SHEET
(Expressed in Canadian Dollars)

                                                                    September 30
                                                               2002              2001
                                                               ----------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                $ 4,450,770       $ 5,097,234
  Income taxes payable                                          -               396,308
  Deferred service revenue                                    707,637           716,480
  Current portion of long-term debt (note 5)                  210,425           222,265
                                                            5,368,832         6,432,287

LONG-TERM DEBT (note 5)                                     1,497,233         2,312,198
FUTURE INCOME TAXES                                            18,412             -
NON-CONTROLLING INTEREST                                    5,074,571         4,436,102
                                                           -----------       -----------
                                                           11,959,048        13,180,587
                                                           -----------       -----------
SHAREHOLDERS' EQUITY
    Capital stock (note 6)
    Issued and outstanding
         1,709,115    Preferred shares                      1,110,930         1,110,930
        12,917,581    Common shares (2001 - 13,117,581)     5,328,092         5,410,586
                                                           -----------       -----------
                                                            6,439,022         6,521,516

Contributed surplus                                           262,445           234,742

Deficit                                                    (2,446,831)       (1,520,818)
                                                           -----------       -----------
                                                            4,254,636         5,235,440
                                                           -----------       -----------
                                                          $16,213,684       $18,416,027
                                                           ===========       ===========

Commitments and Contingencies (note 9)

See accompanying notes to financial statements.

Approved on Behalf of the Board

[signed]                                        [signed]
-----------------------                         ---------------------------
Director                                        Director

CONSOLIDATED STATEMENT OF DEFICIT
(Expressed in Canadian Dollars)

                                                                                         Year ended September 30
                                                                                 2002             2001              2000
                                                                                -----------------------------------------
Deficit at beginning of year, as previously stated                          $(1,520,818)     $(2,730,341)     $(2,920,220)

  Restatement of asset and liability method
  of accounting for income taxes                                                  -              741,931          791,045
                                                                             -----------      -----------      -----------
Deficit at beginning of year, as restated                                    (1,520,818)      (1,988,410)      (2,129,175)

    Net earnings (loss) for the year                                           (926,013)         467,592          140,765
                                                                             -----------      -----------      -----------
DEFICIT, AT END OF YEAR                                                     $(2,446,831)     $(1,520,818)     $(1,988,410)
                                                                             ===========      ===========      ===========


CONSOLIDATED STATEMENT OF CONTRIBUTED SURPLUS
(Expressed in Canadian Dollars)

                                                                                          Year ended September 30
                                                                                 2002             2001              2000
                                                                                -----------------------------------------
Balance at beginning of year                                                   $234,742         $234,742          $193,734

    Excess of book value over cost of shares purchased and
      subsequently cancelled                                                     27,703            -                41,008
                                                                                --------        ---------          --------
BALANCE, AT END OF YEAR                                                        $262,445         $234,742          $234,742
                                                                               =========        =========          ========



See accompanying notes to financial statements.

CONSOLIDATED STATEMENT OF EARNINGS
(Expressed in Canadian Dollars)

                                                                                       Year ended September 30
                                                                              2002               2001            2000
                                                                             --------------------------------------------
Sales (Schedule)                                                            $26,616,978      $30,616,884       $28,111,834
Cost of sales (Schedule)                                                     18,555,088       20,810,855        18,886,653
                                                                             -----------      -----------       -----------
                                                                              8,061,890        9,806,029         9,225,181
                                                                             -----------      -----------       -----------
Expenses
  Selling and administrative (Schedule)                                       8,637,265        8,060,743         7,437,521
  Amortization                                                                  203,899          189,320           182,715
  Interest on long-term debt                                                    139,356          224,257           366,715
  Foreign exchange gain                                                      (   29,980)      (  154,092)       (   43,226)

  Other interest income                                                      (   84,226)      (   99,825)       (   79,488)
                                                                             -----------      -----------       -----------
                                                                              8,866,314        8,220,403         7,864,237
                                                                             -----------      -----------       -----------
Earnings (loss) from operations                                              (  804,424)       1,585,626         1,360,944

  Loss on issuance of shares by subsidiary                                   (   90,477)          -              ( 116,459)
  Loss on sale of shares of subsidiary                                       (  354,983)          -                 -
                                                                             -----------      -----------       -----------

Earnings (loss) before income taxes and
  non-controlling interest                                                   (1,249,884)       1,585,626         1,244,485

  Income taxes (recovery)(note 7)                                            (   87,840)         539,406           651,069
                                                                             -----------      -----------        ----------
Earnings (loss) before non-controlling interest                              (1,162,044)       1,046,220           593,416

  Non-controlling interest                                                      236,031       (  578,628)        ( 452,651)
                                                                             -----------      -----------        ----------
NET EARNINGS (LOSS) FOR THE YEAR                                            $(  926,013)     $   467,592        $  140,765
                                                                             -----------      -----------        ----------

EARNINGS (LOSS) PER SHARE (note 8)                                          $     (0.07)     $      0.04        $     0.01
                                                                             ===========      ===========        ==========


See accompanying notes to financial statements.

CONSOLIDATED SCHEDULE OF REVENUE AND EXPENSES
(Expressed in Canadian Dollars)

                                                                                          Year ended September 30
                                                                                 2002             2001              2000
                                                                             ---------------------------------------------
SCHEDULE OF SALES
  Service revenue from third parties                                        $ 7,091,322      $ 6,676,910       $ 6,135,637
  Sales to third parties                                                     19,525,656       23,939,974        21,976,197
                                                                             -----------      -----------       -----------
                                                                            $26,616,978      $30,616,884       $28,111,834
                                                                             ===========      ===========       ===========




SCHEDULE OF COST OF SALES
  Cost of service paid to third parties                                     $ 5,003,196      $ 4,815,879       $ 4,314,506
  Purchases from third parties                                               13,551,892       15,994,976        14,572,147
                                                                             -----------      -----------       -----------
                                                                            $18,555,088      $20,810,855       $18,886,653
                                                                             ===========      ===========       ===========




SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES
  Management fees paid to a corporate shareholder                           $    24,000      $    24,000       $    24,000
  Other administrative expenses                                               8,613,265        8,036,743         7,413,521
                                                                             -----------      -----------       -----------
                                                                            $ 8,637,265      $ 8,060,743       $ 7,437,521
                                                                             ===========      ===========       ===========

See accompanying notes to financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Expressed in Canadian Dollars)

                                                                                        Year ended September 30
                                                                                2002              2001             2000
                                                                               -------------------------------------------
CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
    Net (loss) earnings for the year                                        $  (926,013)     $   467,592       $   140,765
    Add:  Charges (credits) to income not affecting cash
        Non-controlling interest                                               (236,031)         578,628           452,651
        Amortization                                                            203,899          189,320           182,715
        Deferred service revenue                                                 (8,843)         152,535            61,945
        Foreign exchange fluctuations on long-term items                         (8,852)         102,055            85,144
        Provision for doubtful accounts                                         158,868          (32,237)          169,076
        Future income taxes                                                     205,663          (11,490)           58,733
        Loss on issuance of shares by subsidiary                                 90,477           -                116,459
        Loss on disposal of property and equipment                                -               -                    707
        Loss on sale of shares of subsidiary                                    354,983           -                 -
                                                                             -----------      -----------       -----------
                                                                               (165,849)       1,446,403         1,268,195
  Change in non-cash components of operating working capital
        Accounts receivable                                                   2,163,714       (1,043,212)       (1,246,536)
        Income taxes recoverable                                               (156,705)           -                 -
        Inventories                                                            (257,236)         (80,510)         (113,887)
        Prepaid expenses and deposits                                            40,382         (250,468)           84,143
        Accounts payable and accrued liabilities                               (646,464)         856,383           817,655
        Income taxes payable                                                   (396,308)         (32,362)          422,845
                                                                             -----------      -----------       -----------
                                                                                581,534          896,234         1,232,415
                                                                             -----------      -----------       -----------
FINANCING ACTIVITIES
    Long-term debt repaid                                                    (1,481,640)      (1,205,338)       (1,929,790)
    Long-term debt incurred                                                     662,154          932,283         1,100,105
    Issuance of common shares by subsidiary                                     382,646                -           176,736
    Purchase of common shares for cancellation                                  (54,791)               -           (64,172)
                                                                             -----------      -----------       -----------
                                                                               (491,631)        (273,055)         (717,121)
                                                                             -----------      -----------       -----------
INVESTING ACTIVITIES
    Purchase of property and equipment                                         (226,336)        (226,224)         (280,788)
    Short-term investments                                                     (199,119)         (94,055)          (75,261)
    Proceeds on disposal of investments                                          46,396                -                 -
                                                                             -----------      -----------       -----------
                                                                               (379,059)        (320,279)         (356,049)
                                                                             -----------      -----------       -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                                  (289,156)         302,900           159,245

Cash and cash equivalents at beginning of year                                1,487,206        1,184,306         1,025,061
                                                                             -----------      -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $ 1,198,050      $ 1,487,206       $ 1,184,306
                                                                             ===========      ===========       ===========



SUPPLEMENTARY CASH FLOW INFORMATION
    Interest paid - net                                                     $    63,896      $   101,826       $   265,053
    Income taxes paid                                                           276,350          622,630           179,568
    Capital lease obligations incurred for purchase of equipment                      -                -           138,669


See accompanying notes to financial statements.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)
YEAR ENDED SEPTEMBER 30, 2002

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in Note 13, conform, in all material respects, with the accounting principles generally accepted in the United States.

Use of Estimates

     The  preparation  of  financial  statements  in  conformity  with  Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at September 30, 2002, and reported amounts to revenues and expenses during the fiscal year. Actual results could differ from those estimates.

General

     The Company is incorporated under the Ontario Business Corporations Act, 1982. The Company's subsidiaries' operations consist of the design, manufacture, marketing and service of a variety of data communications products and systems with applications in the fire alarm, life safety, transit, security and communications industry.

Principles of Consolidation

     These financial statements include the accounts of the Company and its subsidiary companies. Inter-company balances and transactions have been eliminated on consolidation.

Cash Concentrations

     At September 30, 2002, the Company had approximately US$73,000 (Can. $116,000) (2001 - US$381,000 (Can. $601,000) in financial institutions that is subject to insured amount limitations.

Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Short-term Investments

     Short-term investments consist of marketable securities which are carried at the lower of cost and market. At September 30, 2002, the Company had marketable securities of $483,938 with a market value of $407,244. During the year, the Company sold securities for proceeds of $345,948 and realized a net trading loss of $59,324 against the cost of the investments.

Inventories

     Inventories of raw materials are valued at the lower of cost (principally on a first-in, first-out basis) and net realizable value.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

     Property and equipment are recorded at cost. Amortization is being provided for over the estimated useful life as follows:

     Machinery and equipment           -  straight-line over 3 to 10 years
     Leasehold improvements            -  straight-line over the term of the
                                                lease
     Computer equipment                -  straight-line over 3 to 10 years
     Office furniture and equipment    -  straight-line over 3 to 10 years
     Equipment under capital lease     -  straight-line over 3 to 10 years

     All amortization has been included in expenses and none has been included in cost of sales.

Foreign Exchange Translation

     The Company's operations in the United States are considered to be integrated with the Company's operations. Monetary assets and liabilities are translated at rates of exchange in effect at the end of the fiscal year. Non- monetary assets and liabilities are translated at historical rates of exchange. Revenue and expenses are translated at the rates of exchange in effect at the date of the transaction.

     The resulting foreign exchange gains and losses are reflected in the consolidated statement of earnings.

Revenue Recognition

     Product and subcontract sales are recognized using the percentage-of-completion method. Service revenue from maintenance contracts is recognized on a straight-line basis over the terms of respective contracts which are generally one year. Non-contact service revenue is recognized when the services are performed.

Deferred Service Income

     Deferred service income is amortized into income over the life of the service contract on the straight-line basis.

Concentration of Credit Risk

     Financial instruments which potentially subject the Company to credit risk consist primarily of accounts receivable. The Company's operations are located in two large U.S. cities, each of which is an independent market. The Company grants credit to its customers, principally all of which are general or specialized construction contractors, none of which individually constitutes a significant portion of outstanding receivables. Approximately 84% (2001 - 84%) of such outstanding receivables are due from customers in New York.

     The Company places a portion of its temporary cash investments in Canadian government bonds.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

     In December 1997, the Canadian Institute of Chartered Accountants issued a new Handbook Section 3465 "Accounting for Income Taxes". This required a change for the years end September 30, 2001 and 2000 from the deferral method of accounting for income taxes to the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

     Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes. Effective October 1, 2000, the company adopted the Handbook Section and has applied the provisions of it retroactively to all periods presented.

Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

     The carrying amounts of all financial assets and liabilities approximate their fair value due to the terms of these instruments.

     The Company has no financial instruments that have material off-balance sheet risk or a materially different fair value than the respective instruments carrying of disclosed value.

Stock-Based Compensation and Other Stock-Based Payments

     In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock based-payments to non-employees and to employee awards that are direct awards of stock that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instuments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal year beginning October 1, 2001 for awards granted on or after the date.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


1.       Investments

         Synergx Systems Inc. (formerly Firetector Inc.)

         a) Synergx Systems Inc. ("Synergx") has granted the Company a warrant to purchase 310,000 common shares, expiring December 31, 2003, at an exercise price of US$1.02

         b) On consolidation, the excess of the net book value of the shares acquired relative to the option price has been eliminated against the non-identifiable assets.

         c) Although the Company currently directly holds 31.3% of the voting capital stock of Synergx and results of operations are recorded based upon this percentage, the Company can obtain up to 41.0% of the voting capital stock of Synergx by exercising its warrants to acquire 310,000 common shares, with a cash outlay of approximately US$316,000 from the Company. Based upon this and voting agreements with other shareholders, the Company would have the right to designate the majority of the Board of Directors of Synergx. Therefore, the Company and Synergx continue to enjoy a parent- subsidiary relationship.

2.       Accounts Receivable

                                                                      2002              2001
                                                                     -------         ----------
                   Accounts receivable, principally trade          $8,691,360       $10,832,915
                   Due from corporations controlled by a director      -                 17,862
                   Allowance for doubtful accounts                   (680,731)         (517,566)
                                                                    ----------       -----------

                                                                   $8,010,629       $10,333,211
                                                                    ==========       ===========


3.       Note Receivable

         The note receivable from a former equity investee corporation bears interest at 6% per annum with semi-annual principal repayments of $50,000 commencing November 25, 2002.

4.       Property and Equipment

                                                                                2002                                 2001
                                                            --------------------------------------------          ----------
                                                                           Accumulated
                                                               Cost         Amortization            Net               Net
          Machinery and equipment                           $1,786,007        $1,415,349        $ 370,658         $ 354,423
          Leasehold improvements                                53,923             6,785           47,138            18,060
          Computer equipment                                         -                 -                -               197
          Office furniture and equipment                       210,659           176,892           33,767            26,194
          Equipment under capital lease                        184,319            82,572          101,747           131,999
                                                             ---------         ---------         --------          --------
                                                            $2,234,908        $1,681,598        $ 553,310         $ 530,873
                                                             =========         =========         ========          ========

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


4.       Property and Equipment (Continued)

     Amortization expense includes $27,213 (2001 - $35,074;  2000 - $32,580) for equipment under capital leases.

     The  accumulated   amortization  as  at  September  30,  2001  amounted  to
     $1,654,664.

5.       Long-term Debt

                                                                                                  2002              2001
                                                                                               ---------         ---------
         Loans of US$848,240 (2001 - US$1,309,671) bearing interest
         at US prime plus 1/4% per annum (2001 - US prime plus 3/4%)                          $1,346,327        $2,067,316
         Long-term lease obligations secured by certain property and equipment, requiring monthly payments of US$2,556, maturing
         in various years through fiscal 2005                                                    106,117           141,370
         Note payable to a director of a subsidiary bearing interest at 4% per
         annum payable in monthly instalments of US$3,905, due January 2004                       92,981           166,445
         Other                                                                                   162,233           159,332
                                                                                               ---------         ---------
                                                                                               1,707,658         2,534,463
   Less:  Current portion                                                                        210,425           222,265
                                                                                               ---------         ---------
                                                                                              $1,497,233        $2,312,198
                                                                                               =========         =========


     The aggregate amount of maturities of long-term debt in each of the next four years is as follows:

         2003                                      $  210,425
         2004                                          92,353
         2005                                       1,404,146
         2006                                             734
                                                    ---------
                                                   $1,707,658
                                                    =========



     A subsidiary of the Company has a credit facility with a U.S. bank for $4,761,600 (US$3,000,000) through December 2004. The credit facility provides for interest at prime plus 0.25% on outstanding balances. The credit facility is secured by all of the assets of the subsidiary and its subsidiaries. The facility provides for various covenants which restrict the payment of dividends, acquisitions and capital expenditures and the subsidiary is required to maintain certain financial ratios. At September 30, 2002, the subsidiary was not in default of any of its financial covenants.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


6.       Capital Stock

     At September 30, 2002, the authorized capital stock of the Company is as follows:

         An unlimited number of preferred shares, issuable in series An unlimited number of non-voting, non-participating, cumulative, redeemable, preference shares, Series 1
         An unlimited number of non-voting, non-participating, redeemable, non-cumulative, Class "B" preference shares
         An unlimited number of Common shares

                                                                     Common                        Preferred Class "B"
                                                             Number           Amount            Number           Amount
                                                           --------        ---------         ---------        ---------
         Issued and Outstanding
         Balance September 30, 2000 and 2001              13,117,581       $ 5,410,586         1,709,115       $ 1,110,930
         Purchased for cancellation under
           normal course issuer bid                         (200,000)          (82,494)                -                 -
                                                          -----------       -----------        ----------       ----------

         Balance September 30, 2002                       12,917,581       $ 5,328,092         1,709,115       $ 1,110,930
                                                          ===========       ===========        ==========       ==========


         Options

     As at September 30, 2002, the Company had reserved 270,000 common shares under its employee stock option plan for outstanding options granted to directors, officers and employees. The options are exercisable at $0.125 and expire on November 30, 2005.

7.       Income Taxes
                                        2002            2001           2000
                                      ---------       --------       -------

         Current                     $(293,503)      $550,896       $592,336
         Future income taxes           205,663        (11,490)        58,733
                                      ---------       --------       -------
                                     $ (87,840)      $539,406       $651,069
                                      =========       ========       ========

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


7.       Income Taxes (Continued)

         The difference between the effective tax rate for continuing operations and the combined basic federal and provincial tax rate is explained as follows:

                                                                                    Effect on Basic Income Tax Rate
                                                                              2002               2001             2000
                                                                              ----               ----             ----
                                                                                %                 %                %
        Income taxes computed at statutory combined
          basic income tax rate                                                39.1              42.1             44.3
        (Decrease) increase in taxes resulting from
          benefit of future tax deductible items                               (3.7)             (1.2)             3.3
        Non-taxable foreign exchange (gain) loss                                0.9              (8.4)            (2.8)
        Minimum tax                                                            (0.4)              0.6              6.4
        Other                                                                  (5.7)              0.9              1.1
        Valuation allowance in respect of utilization
         of non-capital losses                                                (23.2)                -                -
                                                                             -------           --------         -------

                                                                                7.0              34.0             52.3
                                                                             =======            ======           ======


          The Company has recorded future income taxes at September 30, 2002 and 2001 related to certain book provisions to be deducted in future tax returns. Management anticipates the return to profitable operations at a level that will result in the utilization of the recorded future income taxes.

          The components of future income tax assets consist of the following:

                                                             2002              2001
                                                            -------           -------
          Allowance for doubtful accounts                 $ 272,998        $  206,784
          Inventory obsolescence                            190,464           189,420
          Fixed assets                                      (18,412)          147,454
          Non-capital losses carried forward - net          356,853           454,115
          Cumulative minimum taxes                           19,264            27,526
                                                           --------         ---------
                                                          $ 821,167        $1,025,299
                                                           ========         =========

8.       Earnings Per Share

          Earnings per share has been calculated using the weighted average number of shares outstanding during the year of 13,100,914 (2001 - 13,117,581; 2000 - 13,325,915). The potential exercise of the issued options of the Company have no material dilutive effect and, therefore, are not disclosed.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


9.       Commitments and Contingencies

         Leases

          The Company is the lessee of premises in U.S. cities under leases expiring at various times through 2010. Rental expense for operating leases was $576,336 (2001 - $526,538; 2000 - $452,483). As at
          September 30, 2002, future minimum payments, by year and in the aggregate under non-cancellable operating leases, consisted of the following:

           2003                                                      631,853
           2004                                                      513,170
           2005                                                      528,496
           2006                                                      544,618
           2007                                                      475,998
           Thereafter                                                537,286
                                                                   ---------
                                                                   3,231,421
                                                                   =========


          Contingencies

          In the normal course of its operations, the Company's subsidiary has been or, from time to time, may be named in legal actions seeking monetary damages. Management does not expect, based upon consultation with legal counsel, that any material item exists that will affect the Company's business or financial condition.

10.      Related Party Transactions

          These consolidated financial statements include management fees paid to a corporate shareholder in the amount $24,000 (2001 - $24,000; 2000
          - $24,000) which are not disclosed otherwise.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


11.      Segmented Information (in thousands of dollars)

         Segmented information for the fiscal years ended September 30, 2002, 2001 and 2000, respectively, is as follows for continuing operations:

         Geographic Segments
                                                             United
                                            Canada           States         Eliminations     Consolidated
                                            -------          ------          -----------       -------
         2002

         Sales to third parties            $     -          $26,617         $   -             $26,617
                                            -------          -------         --------          -------

         Net earnings (loss)               $  (435)         $  (491)        $   -             $  (926)
                                            -------          -------         --------          -------

         Total assets                      $ 2,409          $13,805         $   -             $16,214
                                            =======          =======         ========          =======



         2001

         Sales to third parties            $     -          $30,617         $   -             $30,617
                                            -------          -------         --------          -------

         Net earnings (loss)               $   (40)         $   507         $   -             $   467
                                            -------          -------         --------          -------

         Total assets                      $ 2,685          $15,731         $   -             $18,416
                                            =======          =======         ========          =======


         2000

         Sales to third parties            $     -          $28,112         $   -             $28,112
                                            -------          -------         --------          -------

         Net earnings (loss)               $  (276)         $   417         $   -             $   141
                                            -------          -------         --------          -------

         Total assets                      $ 2,361          $14,181         $   -             $16,542
                                            =======          =======         ========          =======

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


12.      Subsequent Events

         a) Effective November 23, 2002, the common and preference shares of the Company were suspended from trading on the TSX Venture Exchange ("TSX") for failure to meet the continued listing requirements of the TSX.

         b) On October 17, 2002, the Company disposed of a 7.5% interest in Synergx, realizing a loss of $252,000 and reducing its holdings to 23.8%. As a result, the Company will no longer enjoy a parent- subsidiary relationship and the investment in Synergx will be accounted for on the equity basis.

13. Summary of Differences Between Canadian and United States Accounting Principles

         The Company follows accounting principles generally accepted in Canada. Differences between generally accepted accounting principles in Canada and those applicable in the United States are summarized below.

         The Company translates the results of its U.S. subsidiary into Canadian dollars using the temporal method which is required for a vertically integrated subsidiary. Under United States generally accepted accounting principles, the translation gains and losses on long-term items are not recognized until realized and are reported as a separate component of shareholders' equity.

         Under Canadian accounting principles, the investment in Synergx is being consolidated when control of the investee's voting shares exist, although the company owns less than 50% of the voting shares (Note 1(c)). Under United States accounting principles, the investment is accounted for under the equity method when there is a significant influence over an investee, which is deemed to exist when the investor owns from 20 to 50% of the investee's voting shares.

         The effect on the consolidated balance sheets of the differences between accounting principles generally accepted in Canada and those accepted in the United States are summarized as follows.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences between Canadian and United States Accounting Principles (Continued)

                                                               Canadian                                 U.S.
                                                              Accounting         Increase            Accounting
                                                              Principles        (Decrease)           Principles
         September 30, 2002
         Cash and cash equivalents                            $ 1,198,050     $   (295,319)(a)       $   902,731
         Short-term investments                                   483,938          (76,661)(a)           407,277
         Accounts receivable                                    8,010,629       (7,983,013)(a)            27,616
         Income taxes recoverable                                 156,705         (144,149)(a)            12,556
         Inventories                                            3,801,782       (3,801,782)(a)                 -
         Prepaid expenses and deposits                            469,691         (467,213)(a)             2,478
         Future income taxes                                      537,743         (537,743)(a)                 -
                                                                                -----------
         Total current assets                                  14,758,538      (13,305,880)            1,452,658
         Investments                                                    -        2,183,208 (a)         2,183,208
         Property and equipment                                   553,310         (553,310)(a)                 -
                                                                                -----------
         Total assets                                         $16,213,684     $(11,675,982)          $ 4,537,702
                                                                               ------------


         Accounts payable and accrued liabilities             $ 4,450,770     $ (4,113,483)(a)       $   337,287
         Deferred service revenue                                 707,637         (707,637)(a)                 -
         Current portion of long-term debt                        210,425         (210,425)(a)                 -
                                                                                -----------
         Total current liabilities                              5,368,832       (5,031,545)              337,287
         Long-term debt                                         1,497,233       (1,497,233)(a)                 -
         Future income taxes                                       18,412          (18,412)(a)                 -
         Non-controlling interest                               5,074,571       (5,074,571)(a)                 -
         Translation adjustment                                         -         (445,181)(b)          (445,181)
         Deficit                                               (2,446,831)         390,960 (a)(b)     (2,055,871)
                                                                                -----------
         Total liabilities and shareholders' equity           $16,213,684     $(11,675,982)          $ 4,537,702
                                                                               ============

(a) Deconsolidation of Synergx.
(b) Effect of different translation methods.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences between Canadian and United States Accounting Principles (Continued)


                                                                             Canadian                                 U.S.
                                                                            Accounting         Increase            Accounting
                                                                            Principles        (Decrease)           Principles
         September 30, 2001
         Cash and cash equivalents                                          $ 1,487,206     $   (462,699)(a)       $ 1,024,507
         Short-term investments                                                 284,819          (22,454)(a)           262,365
         Accounts receivable                                                 10,333,211      (10,192,790)(a)           140,421
         Inventories                                                          3,544,546       (3,544,546)(a)                 -
         Prepaid expenses and deposits                                          510,073         (507,595)(a)             2,478
         Future income taxes                                                    396,204         (396,204)(a)                 -
                                                                                              -----------
         Total current assets                                                16,556,059      (15,126,288)            1,429,771
         Investments                                                                  -        2,826,666 (a)         2,826,666
         Fixed assets                                                           530,873         (524,577)(a)             6,296
         Future income taxes                                                    629,095          (94,710)(a)           534,385
                                                                                              -----------
         Total assets                                                       $18,416,027     $(12,918,909)          $ 5,497,118
                                                                                             ============


         Accounts payable and accrued liabilities                           $ 5,097,234     $ (4,859,697)(a)       $   237,537
         Income taxes payable                                                   396,308         (358,070)(a)            38,238
         Deferred service revenue                                               716,480         (716,480)(a)                 -
         Current portion of long-term debt                                      222,265         (222,265)(a)                 -
                                                                                              -----------
         Total current liabilities                                            6,432,287       (6,156,512)              275,775
         Long-term debt                                                       2,312,198       (2,312,198)(a)                 -
         Non-controlling interest                                             4,436,102       (4,436,102)(a)                 -
         Translation adjustment                                                       -         (448,838)(b)          (448,838)
         Deficit                                                             (1,520,818)         434,741 (a)(b)     (1,086,077)
                                                                                              -----------
         Total liabilities and shareholders' equity                         $18,416,027     $(12,918,909)          $(5,497,118
                                                                                             ============

(a) Deconsolidation of Synergx.
(b) Effect of different translation methods.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences Between Canadian and United States Accounting Principles (Continued)

                                                            Canadian                                U.S.
                                                           Accounting         Increase           Accounting
                                                           Principles        (Decrease)          Principles
         September 30, 2000
         Cash and cash equivalents                         $ 1,184,306     $   (358,852)(a)      $   825,454
         Short-term investments                                190,764           48,251 (a)          239,015
         Accounts receivable                                 9,257,762       (9,100,353)(a)          157,409
         Inventories                                         3,464,036       (3,464,036)(a)                -
         Prepaid expenses and deposits                         259,605         (257,127)(a)            2,478
         Future income taxes                                   365,351         (365,351)(a)                -
                                                                             -----------
         Total current assets                               14,721,824      (13,497,468)           1,224,356
         Notes receivable                                      700,000          272,367 (a)          972,367
         Investments                                                 -        2,411,496 (a)        2,411,496
         Fixed assets                                          493,969         (486,100)(a)            7,869
         Future income taxes                                   626,112          (51,119)(a)          574,993
                                                                             -----------
         Total assets                                      $16,541,905     $(11,350,824)         $ 5,191,081
                                                                            ============


         Accounts payable and accrued liabilities          $ 4,240,851     $ (3,892,152)(a)      $   348,699
         Income taxes payable                                  428,667         (402,384)(a)           26,283
         Deferred service revenue                              563,945         (563,945)(a)                -
         Current portion of long-term debt                     161,037         (161,037)(a)                -
                                                                             -----------
         Total current liabilities                           5,394,500       (5,019,518)             374,982
         Long-term debt                                      2,522,081       (2,522,081)(a)                -
         Non-controlling interest                            3,857,476       (3,857,476)(a)                -
         Translation adjustment                                      -         (407,930)(b)         (407,930)
         Deficit                                            (1,988,410)         456,181 (a)(b)    (1,532,229)
                                                                             -----------
         Total liabilities and shareholders' equity        $16,541,905     $(11,350,824)         $ 5,191,081
                                                                            ============

(a) Deconsolidation of Synergx.
(b) Effect of different translation methods.

---------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)


13. Summary of Differences Between Canadian and United States Accounting Principles (Continued)

         The effect of these differences on reported earnings is summarized as follows:

                                                                                 2002              2001             2000
                                                                               ---------        ---------          ---------
         Net (loss) earnings from continuing operations
           Canadian accounting principles                                     $(926,013)       $ 467,592         $ 140,765
         Foreign exchange (gain) loss on long-term debt                          (8,852)         102,055            85,144
         Minority interest thereon                                                5,195          (61,147)          (51,015)
                                                                               ---------        ---------         ---------
         Net (loss) earnings for the year in accordance with
           U.S. GAAP                                                          $(929,670)       $  508,500        $ 174,894
                                                                               =========        ==========        =========




                                                                                 2002              2001             2000
                                                                               --------          --------       ----------

         (Loss) earnings per share - United States accounting
            principles - for the year                                          $(0.07)            $0.04           $ 0.01
                                                                               =======            =====           ======

     Fully diluted (loss) earnings per share are anti-diluted and therefore, are not disclosed

    Comprehensive Income

    Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income. Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The following table presents comprehensive income and its components.

                                                                                 2002              2001             2000
                                                                               ---------        ---------         ---------

         Net (loss) earnings in accordance with U.S. GAAP                    $ (929,670)       $ 508,500         $ 174,894
         Other comprehensive income (loss), net of tax:
           Unrealized gain (loss) on available-for-sale securities              (40,124)         (62,348)           13,287
                                                                              ----------        ---------         ---------

         Comprehensive (loss) income                                          $(969,794)       $ 446,152         $ 188,181
                                                                               =========        =========         =========



     U.S. GAAP requires investments in marketable securities available for sale to be recorded at market value and all unrealized holding gain and losses reflected in the shareholder's equity. Under Canadian GAAP, long-term investments are carried at historical cost with losses in value being recognized in income only when the loss in value is other than temporary and increase in value being recognized only when realized.

SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS
(Expressed in Canadian dollars)



  COL. A                                   COL. B                       COL. C                    COL. D             COL.E
------------------------------------ ------------------ -----------------------------------  -----------------  -----------------


                                                                       ADDITIONS


                                                                (1)            Charged to
                                           Balance          Charged to           Other                                Balance
                                          Beginning          Costs and          Accounts          Deductions           End of
Description                               of Period          Expenses          -Describe          -Describe            Period
-----------                               ---------          --------          ---------          ---------            ------

For the year ended September 30, 2002
  Allowance for doubtful
    accounts                             $ 517,566          $ 159,373             $ -                $ -             $ 680,731
                                                            Bad debts
                                                            $3,792(1)
For the year ended September 30, 2001
  Allowance for doubtful
    accounts                             $ 524,549           $ 44,640             $ -              $ 76,965          $ 517,566
                                                            Bad debts                             Bad debts
                                                            $25,342(1)                           written off
For the year ended September 30, 2000
  Allowance for doubtful
    accounts                             $ 355,473          $ 239,664             $ -              $ 82,234          $ 524,549
                                                            Bad debts                             Bad debts
                                                            $11,646(1)                           written off






(1) These amounts represent the effect of foreign exchange fluctuations on the allowance for doubtful accounts.

                                 MIRTRONICS INC.

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                        (Expressed in Canadian dollars)

                                                                       June 30        September 30
                                                                         2003             2002
A S S E T S
CURRENT
Cash and short-term investments                                  $      289,949    $      504,029
Marketable securities                                                 1,349,420         1,177,959
Accounts receivable                                                      29,452         8,010,629
Income taxes recoverable                                                  3,866           156,705
Inventories                                                                   -         3,801,782
Prepaid expenses and deposits                                            31,622           469,691
Current portion of investments and notes receivable                     100,000           100,000
Future income taxes                                                           -           537,743
                                                                   --------------    --------------
                                                                      1,804,309        14,758,538

INVESTMENTS AND NOTE RECEIVABLE                                       1,894,316           600,000

FIXED                                                                         -           553,310

FUTURE INCOME TAXES                                                     445,592           301,836
                                                                  -------------     --------------

                                                                 $    4,144,217    $   16,213,684
                                                                  ==============    ==============
L I A B I L I T I E S
CURRENT
Accounts payable and accrued liabilities                         $      325,181    $    4,450,770
Deferred service revenue                                                      -           707,637
Current portion of long-term debt                                             -           210,425
                                                                  --------------    --------------
                                                                        325,181         5,368,832

LONG-TERM DEBT                                                                -         1,497,233

FUTURE INCOME TAXES                                                           -            18,412

NON-CONTROLLING INTEREST                                                      -         5,074,571
                                                                  --------------    --------------
                                                                        325,181        11,959,048
                                                                  --------------    --------------
S H A R E H O L D E R S'   E Q U I T Y

CAPITAL STOCK                                                         6,418,399         6,439,022

CONTRIBUTED SURPLUS                                                     270,321           262,445

DEFICIT                                                              (2,869,684)       (2,446,831)
                                                                  --------------    --------------
                                                                      3,819,036         4,254,636
                                                                  --------------    --------------
                                                                 $    4,144,217    $   16,213,684
                                                                  ==============    ==============

                                 MIRTRONICS INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   AND DEFICIT
                                   (Unaudited)
                        (Expressed in Canadian dollars)

                                                                     Nine months ended June 30        Three months ended June 30
                                                                       2003             2002              2003           2002
SALES                                                            $            -    $  18,606,652    $     -         $  7,198,138

COST OF SALES                                                                 -       13,146,774               -       5,043,592
                                                                  --------------    -------------    ------------     -----------
                                                                              -        5,459,878               -       2,154,546
                                                                  --------------    -------------    ------------     -----------
EXPENSES
Selling and administrative                                              204,232        6,375,043          63,184       2,288,429
Amorization                                                                   -          175,730               -          58,984
Interest on long-term debt                                                    -          114,326               -          36,712
Other interest income                                                   (61,296)         (62,958)        (20,486)        (21,635)
                                                                  --------------    -------------    ------------     -----------
                                                                        142,936        6,602,141          42,698       2,362,490
                                                                  --------------    -------------    ------------     -----------

LOSS FROM OPERATIONS                                                   (142,936)      (1,142,263)        (42,698)       (207,944)

 Equity in loss of effectively controlled company                      (136,164)               -         (89,913)              -
 Loss on sale of shares of former subsidiary                           (287,191)        (354,983)        (43,874)              -
                                                                  --------------    -------------    ------------     -----------
LOSS BEFORE INCOME TAXES AND
 NON-CONTROLLING INTEREST                                              (566,291)      (1,497,246)       (176,485)       (207,944)

 Income taxes                                                          (143,438)        (343,334)        (27,976)         28,868
                                                                  --------------    -------------    ------------     -----------
LOSS BEFORE
 NON-CONTROLLING INTEREST                                              (422,853)      (1,153,912)       (148,509)       (236,812)

 Non-controlling interest                                                     -          418,313               -         114,520
                                                                  --------------    -------------    ------------     -----------

NET LOSS FOR THE PERIOD                                                (422,853)        (735,599)       (148,509)       (122,292)


DEFICIT, beginning of period                                         (2,446,831)      (1,520,818)     (2,721,175)     (2,134,125)

                                                                  --------------    -------------    ------------     -----------
DEFICIT, END OF PERIOD                                           $   (2,869,684)   $  (2,256,417)   $ (2,869,684)    $(2,256,417)
                                                                  ==============    =============    ============     ===========

LOSS PER SHARE                                                           $(0.03)          $(0.06)         $(0.01)         $(0.01)

Fully diluted earnings (loss) per share have not been disclosed as the calculations are anti-dilutive.

Weighted average number of common shares                             12,867,581       13,117,581      12,867,581      13,117,581

                                 MIRTRONICS INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                        (Expressed in Canadian dollars)

                                                                         Nine months ended June 30    Three months ended June 30
                                                                          2003             2002             2003          2002
OPERATING ACTIVITIES
Net loss for the period                                          $     (422,853)   $     (735,599)    $  (148,509)    $ (122.292)
Loss on sale of holdings in subsidiary                                  287,191           354,983          43,874              -
Equity in loss of effectively controlled company                        136,164                 -          89,913              -
Non-controlling interest                                                      -          (418,313)              -       (114,520)
Amortization                                                                  -           175,730               -         58,984
Deferred service revenue                                                      -            (9,682)              -        (91,889)
Future income taxes                                                    (143,756)          (81,146)        (27,994)        (9,584)
Foreign exchange fluctuations on long-term items                              -           (75,646)              -       (106,094)
Provisions for doubtful accounts                                              -            12,507               -              -
                                                                   --------------    --------------    -----------    -----------
                                                                       (143,254)         (777,166)        (42,716)      (385,395)
Change in non-cash components of working capital
 Accounts receivable                                                     (1,835)        2,954,180          31,166      1,050,641
 Income taxes recoverable                                                 8,690                 -           1,284              -
 Inventories                                                                  -          (319,608)              -        176,993
 Prepaid expenses and deposits                                          (29,144)         (265,131)         (5,424)       292,155)
 Accounts payable and accrued liabilities                               (12,108)       (1,005,240)        (24,252)      (633,725)
 Income taxes                                                                 -          (373,813)              -         21,107
                                                                   --------------    --------------    -----------    -----------
                                                                       (177,651)          213,222         (39,942)       521,776
                                                                   --------------    --------------    -----------    -----------
FINANCING ACTIVITIES
 Purchase of common shares for cancellation                             (12,749)                -               -              -
 Proceeds from long-term debt                                                 -           582,819               -              -
 Repayment of long-term debt                                                  -          (824,065)              -       (677,061)
                                                                   --------------    --------------    -----------    -----------
                                                                        (12,749)         (241,246)              -       (677,061)
                                                                   --------------    --------------    -----------    -----------
INVESTING ACTIVITIES
 Cash disposed of upon deconsolidation of subsidiary                   (317,759)                -               -              -
 Proceeds on sale of shares of former subsidiary                        365,540            46,396          57,330              -
 Repayment of note receivable                                           100,000                 -          50,000              -
 Change in marketable securities                                       (171,461)         (275,489)       (124,457)      (119,380)
 Purchase of fixed assets                                                     -           (96,374)              -          1,054
                                                                   --------------    --------------    -----------    -----------
                                                                        (23,680)         (325,467)        (17,127)      (118,326)
                                                                   --------------    --------------    -----------    -----------
CHANGE IN CASH POSITION                                                (214,080)         (353,491)        (57,069)      (273,611)

Cash and short-term investments
   at beginning of period                                               504,029           843,234         347,018        763,354
                                                                  --------------    --------------     -----------     ----------
CASH AND SHORT-TERM INVESTMENTS
  AT END OF PERIOD                                               $      289,949    $      489,743     $   289,949     $  489,743
                                                                 ==============    ==============     ==============   ==========
Supplemental cash flow information:
------------------------------------
Income taxes paid                                                $       (8,372)   $      277,038     $    (1,266)    $    2,930
Interest paid, net                                               $      (76,498)   $       43,800     $   (35,236)    $   10,781

                                MIRTRONICS INC.
                              Segmented information
                                  (Unaudited)
                       (in thousands of Canadian dollars)


                                                             Nine months ended June 30              Three months ended June 30
                                                             2003              2002                      2003           2002
Net sales                 Canada                        $         -      $             -           $       -        $       -
                          United States                           -               18,607                   -            7,198
                                                        ------------     ----------------           ---------        ---------
                                                        $         -      $        18,607           $       -        $   7,198
                                                        ------------     ------ ---------           ---------       ----------

Operating loss            Canada                        $      (287)     $          (577)          $     (59)       $     (92)
                          United States                        (136)                (159)                (90)             (30)
                                                        ------------     ------ ---------           ---------        ---------
                                                        $      (423)     $          (736)          $    (149)       $    (122)
                                                        ------------     ------ ---------           ---------        ---------

Total assets              Canada                        $     4,144      $         2,650
                          United States                           -               13,282
                                                        ------------     ------ ---------
                                                        $     4,144      $        15,932
                                                        ------------     ------ ---------

                                MIRTRONICS INC.
                      Notes to Interim Financial Statements
                                  (Unaudited)
                        (Expressed in Canadian dollars)

The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited financial statements. Pursuant to Note 12(b) to the Company's Annual Report for the year ended September 30, 2002, the Company no longer consolidates the results of Synergx Systems Inc. This investment is now being accounted for on the equity basis and is included in "Investments and Note Receivable" on the Consolidated Balance Sheet.

These unaudited financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company's Annual Report for the year ended September 30, 2002.

At a meeting of shareholders held on March 27, 2003, the requisite majority of shareholders approved the amalgamation of the Company with Genterra Investment Corporation. The filing of the Articles of Amalgamation will take place upon receipt of all requisite regulatory approvals.

                                 MIRTRONICS INC.
                        NINE MONTHS ENDED JUNE 30, 2003
                                  (Unaudited)
                        (Expressed in Canadian dollars)
 SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

                                                          Canadian Accounting        Increase        U.S. Accounting
                                                              Principles            (Decrease)         Principles
                                                           ---------------         ------------     -----------------
June 30, 2003
Cash and cash equivalents                                $      289,949        $     962,942  a     $   1,252,891
Short-term investments                                        1,349,420             (969,106) a           380,314
                                                                                 --------------
Total current assets                                          1,804,309               (6,164)           1,798,145
Investment                                                    1,894,316              401,340  a         2,295,656
                                                                                 --------------
Total assets                                             $    4,144,217        $     395,176        $   4,539,393
                                                                                 ==============

Translation adjustment                                   $            -        $    (215,999) b     $    (215,999)
Deficit                                                      (2,869,684)             611,175  a,b      (2,258,509)
                                                                                 --------------
Total liabilities and shareholders' equity               $    4,144,217        $     395,176        $   4,539,393
                                                                                 ==============

September 30, 2002
Cash and cash equivalents                                $    1,198,050        $    (295,319) a,c   $     902,731
Short-term investments                                          483,938              (76,661) a           407,277
Accounts receivable                                           8,010,629           (7,983,013) c            27,616
Income taxes recoverable                                        156,705             (144,149) c            12,556
Inventories                                                   3,801,782           (3,801,782) c                 -
Prepaid expenses and deposits                                   469,691             (467,213) c             2,478
Future income taxes                                             537,743             (537,743) c                 -
                                                                                 --------------
Total current assets                                         14,758,538          (13,305,880)           1,452,658
Investment                                                            -            2,183,208  c         2,183,208
Property and equipment                                          553,310             (553,310) c                 -
                                                                                 --------------
Total assets                                             $   16,213,684        $ (11,675,982)       $   4,537,702
                                                                                 ==============

Accounts payable and accrued liabilities                 $    4,450,770        $  (4,113,483) c     $     337,287
Deferred service revenue                                        707,637             (707,637) c                 -
Current portion of long-term debt                               210,425             (210,425) c                 -
                                                                                 -------------
Total current liabilities                                     5,368,832           (5,031,545)             337,287
Long-term debt                                                1,497,233           (1,497,233) c                 -
Future income taxes                                              18,412              (18,412) c                 -
Non-controlling interest                                      5,074,571           (5,074,571) c                 -
Translation adjustment                                                -             (445,181) b          (445,181)
Deficit                                                      (2,446,831)             390,960  a,b,c    (2,055,871)
                                                                                 -------------
Total liabilities and shareholders' equity               $   16,213,684        $ (11,675,982)       $   4,537,702
                                                                                 =============


a) Reallocation of highly liquid investments as Cash Equivalents and recording of Comprehensive loss as at March 31, 2003 of $57,480. Comprehensive loss is calculated as the difference between the cost and market value of Cash equivalents and Short-term investments.


b)   Effect of different transaltion methods

c)   Deconsolidation of Synergx Systems Inc.

                                 MIRTRONICS INC.
                         NINE MONTHS ENDED JUNE 30, 2003
                                  (Unaudited)
                        (Expressed in Canadian dollars)

 SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

                                                                                     9 Months              Year
                                                                                       Ended               Ended
                                                                                     June 30,           September 30,
                                                                                      2003                  2002
                                                                                   ------------        --------------
Net loss from continuing operations, Canadian accounting principles             $   (422,853)       $     (926,013)
Equity in loss of effectively contolled company - Cdn GAAP                           136,164                     -
Loss on sale of shares of former subsidiary - Cdn GAAP                               294,377                     -
Equity in earnings of effectively contolled company - US GAAP                         42,659                     -
Loss on sale of shares of former subsidiary - US GAAP                               (304,301)                    -
Foreign exchange (gain) loss on long-term debt                                             -                (8,852)
Minority interest thereon                                                                  -                 5,195
                                                                                   ------------        --------------
Net loss for the period in accordance with U.S. GAAP                            $   (253,954)       $     (929,670)
                                                                                   ============        ==============

                                                                                     9 Months              Year
                                                                                       Ended               Ended
                                                                                     June 30,          September 30,
                                                                                      2003                  2002
                                                                                   ------------        --------------

Loss per share - United States accounting principles for the period                   ($0.02)               ($0.07)
                                                                                   ============        ===============

Fully diluted loss per share is not disclosed as the calculations are anti-dilutive

                                                                                     9 Months              Year
                                                                                       Ended               Ended
                                                                                     June 30,          September 30,
                                                                                      2003                  2002
                                                                                   ------------        --------------

Net loss in accordance with U.S. GAAP                                           $   (253,954)       $     (929,670)
Other comrehensive income (loss), net of tax:
Unrealized gain (loss) on available for sale of securities                            51,316               (40,124)
                                                                                   ------------        --------------
Comprehensive loss                                                              $   (202,638)       $     (969,794)
                                                                                   ============        ==============

                         GENTERRA INVESTMENT CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2002

                                AUDITORS' REPORT




To the Shareholders of
GENTERRA INVESTMENT CORPORATION

We have audited the consolidated balance sheet of GENTERRA INVESTMENT CORPORATION as at December 31, 2002 and 2001 and the consolidated statements of operations, deficit and cash flows for the each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the three years then ended in accordance with Canadian generally accepted accounting principles.

The examination referred to in the above report also included the related financial statements schedules listed in response to Item 19(a) of the Company's annual report on Form 20-F for each of the three years in the period ended December 31, 2002. In our opinion, the related financial statements schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly the information set forth therein.

On March 21, 2003, we reported separately to the shareholders of GENTERRA INVESTMENT CORPORATION on the consolidated financial statements for the years ended December 31, 2002 and 2001 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States accounting principles.






                                    [signed]

                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              Chartered Accountants


Toronto, Ontario
March 21, 2003

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31
(Expressed in Canadian Dollars)

ASSETS
                                                                                                   2002             2001
                                                                                                   ----             ----
CURRENT
  Cash and short-term investments                                                              $   909,788      $    61,671
  Accounts receivable (Note 10)                                                                  1,383,178        1,595,805
  Income taxes receivable                                                                          145,534          343,708
  Prepaid expenses                                                                                  85,609          111,651
  Loans and mortgages receivable (Note 3)                                                          827,887          803,740
  Future income taxes (Note 7)                                                                      25,000           10,000
                                                                                               -----------      -----------
                                                                                                 3,376,996        2,926,575

LOANS AND MORTGAGES RECEIVABLE  (Note 3)                                                            66,527            55,000

INVESTMENTS  (Note 4)                                                                           11,829,032        12,289,297

FUTURE INCOME TAXES  (Note 7)                                                                       51,828            67,940

GOODWILL                                                                                           155,000           155,000
                                                                                               -----------      ------------

                                                                                               $15,479,383      $15,493,812
                                                                                               ===========      ===========

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities (Note 10)                                           $   433,381      $   530,346
  Current portion of long-term debt (Notes 5 and 10)                                             1,653,217        1,817,504
                                                                                               -----------      -----------
                                                                                                 2,086,598        2,347,850

LONG-TERM DEBT  (Notes 5 and 10)                                                                 4,704,811        4,798,559

FUTURE INCOME TAXES  (Note 7)                                                                    1,233,247        1,472,508
                                                                                               -----------      -----------
                                                                                                 8,024,656        8,618,917

SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 6(b))                                                                       10,628,559       10,355,259

CONTRIBUTED SURPLUS                                                                                  7,958            7,958

DEFICIT                                                                                        (3,181,790)      (3,488,322)
                                                                                               -----------      -----------
                                                                                                 7,454,727        6,874,895
                                                                                               -----------      -----------
                                                                                               $15,479,383      $15,493,812
                                                                                               ===========      ===========

See accompanying notes to financial statements.

APPROVED ON BEHALF OF THE BOARD:



__________     _[signed]____________        ______________[signed]___________
------------------------------------        ---------------------------------
                    MARK LITWIN                        STAN ABRAMOWITZ

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF DEFICIT
FOR THE YEARS ENDED DECEMBER 31
(Expressed in Canadian Dollars)


                                                                              2002             2001              2000
                                                                              ----             ----              ----
DEFICIT, beginning of year, as previously reported                         $ (3,488,322)   $ (3,290,876)    $ (2,265,836)

  Restatement of asset and liability method of accounting for
    income taxes                                                                -                   -         (1,372,850)
                                                                           -------------    -----------      --------------

DEFICIT, beginning of year, as restated                                      (3,488,322)     (3,290,876)      (3,638,686)

  Net earnings (loss) for the year                                              306,532        (197,446)         347,810
                                                                           ------------- ----------------    --------------


DEFICIT, end of year                                                       $ (3,181,790)   $ (3,488,322)    $ (3,290,876)
                                                                           =============     =============    =============



See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31
(Expressed in Canadian Dollars)


                                                                              2002              2001              2000
                                                                             ----              ----              ----
EARNINGS
  Rent (Note 10)                                                            $  2,701,882     $ 3,312,623      $ 3,362,729
  Interest (Note 10)                                                              58,676         110,082           83,297
  Gain on sale of investment                                                      98,920               -           84,983
  Other                                                                                -           2,765            3,251
                                                                           -------------     -------------      ------------
                                                                               2,859,478       3,425,470        3,534,260
                                                                           -------------     -------------      ------------


EXPENSES
    Administrative and general (Note 10)                                       1,535,789         2,246,425      1,830,798
    Interest on long-term debt                                                   515,703           487,018        470,624
    Loss on disposal of investments                                             -                  448,823              -
    Loss on investment in Limited Partnership                                     10,765             -                  -
                                                                            ------------     -------------      -----------
                                                                               2,062,257         3,182,266      2,301,422
                                                                            ------------     -------------      ------------


EARNINGS BEFORE THE FOLLOWING                                                    797,221           243,204      1,232,838

  Amortization                                                                   530,018           606,953        842,584
                                                                            ------------     -------------      ------------


EARNINGS (LOSS) BEFORE THE UNDERNOTED                                            267,203         (363,749)        390,254
                                                                            ------------     -------------      ------------


  Forgiveness of debt                                                                 -               -           419,450
  Write-down of development properties                                                -               -           (90,000)
                                                                            ------------     ------------       ------------
                                                                                      -               -           329,450
                                                                            ------------     ------------       ------------


EARNINGS (LOSS) BEFORE INCOME TAXES                                              267,203         (363,749)        719,704
  Income taxes recovery (Note 7)                                                (39,329)         (166,303)        371,894
                                                                            ------------     --------------     ------------


EARNINGS (LOSS) FOR THE YEAR                                                $    306,532       $ (197,446)      $ 347,810
                                                                            ============       ===========       =========




EARNINGS (LOSS) PER SHARE (Note 8)

  Basic                                                                     $       0.08          $ (0.09)           $ 0.12
                                                                            ============          ========           ======

  Fully diluted                                                             $       0.04           $    -               $ -
                                                                            ============          ========              ===


See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31
(Expressed in Canadian Dollars)

                                                                              2002              2001             2000
                                                                              ----              ----             ----
OPERATING ACTIVITIES
   Net earnings (loss) for the year                                         $ 306,532       $ (197,446)        $ 347,810
    Items not affecting cash
      Amortization                                                            530,018          606,953           842,584
      Future income taxes                                                    (238,149)        (162,326)            3,897
      Forgiveness of debt                                                       -                    -          (419,450)
      Write-down of development properties                                      -                    -            90,000
      Gain on disposal of development properties                                -              (11,693)             -
      (Gain) loss on sale of investment                                       (98,920)         460,516              -
      Change in non-cash components of working capital
        (Note 9)                                                              339,878         (673,969)         (293,456)
                                                                           -------------    -----------       -----------
                                                                              839,359           22,035           571,385
                                                                           -------------    -----------       -----------

FINANCING ACTIVITIES
    Issuance of common shares                                                 246,271              -                -
    Issuance of preference shares                                              27,029              -                -
    Repayment of  long-term debt                                           (1,258,035)        (338,804)         (541,412)
    Proceeds from long-term debt                                            1,000,000          576,387                 -
                                                                           -------------    -----------       -----------
                                                                               15,265          237,583          (541,412)
                                                                           -------------    -----------       -----------


INVESTING ACTIVITIES
    Increase in investments                                                  (138,659)        (692,572)           (5,174)
    Investment in loans and mortgages receivable                              (35,675)         (86,325)         (128,116)
    Proceeds from disposition of development properties                         -              317,000                 -
    Proceeds from sale of investment                                          167,827          106,807                 -
                                                                           -------------    -----------       -----------
                                                                               (6,507)        (355,090)         (133,290)
                                                                           -------------    -----------       -----------

CHANGE IN CASH AND SHORT-TERM INVESTMENTS                                     848,117          (95,472)         (103,317)

CASH, beginning of year                                                        61,671          157,143           260,460
                                                                        ----------------  -------------       -----------

CASH AND SHORT-TERM INVESTMENTS, end of year                                $ 909,788         $ 61,671         $ 157,143
                                                                            =========         ========         =========


OPERATING CASH FLOW PER SHARE (Note 8)                                       $ 0.25            $ 0.01            $ 0.22
                                                                             ======            ======            ======

FULLY DILUTED OPERATING CASH FLOW PER SHARE (Note 8)                         $ 0.11            $ 0.01            $ 0.22
                                                                             ======            ======            ======

SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest, net                                               $ 670,320         $ 547,005        $ 424,752
  Cash paid for income taxes, net                                             (11,437)          432,273          546,371

See accompanying notes to financial statements.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)


1.       BASIS OF PRESENTATION

          The Company is primarily a Canadian investment management holding company with significant interests in real estate.

          These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in Note 14, conform, in all material respects, with accounting principles generally accepted in the United States.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Investments

                  Long-term investments in which the Company does not have significant influence are accounted for using the cost method. In the event of a permanent decline in the value of a portfolio investment, the investment will be written down to estimated realizable value and the loss charged to earnings.

         (b)      Goodwill

                  The company has adopted the Canadian Institute of Chartered Accountants ("CICA") new Handbook Section 3062 - Goodwill and Other Intangible Assets. Effective January 1, 2002, goodwill is no longer required to be amortized but will be subject to an annual impairment test in accordance with the provisions of the Section. As of December 31, 2002, the Company has completed its impairment test and concluded that no goodwill impairment charge needed to be recorded.

         (c)      Translations of Foreign Currencies

                  Current assets and liabilities denominated in foreign currencies are converted into Canadian dollars at the rates of exchange at the balance sheet date, while other assets and liabilities are converted at the rates of exchange applicable at the dates acquired or incurred. Revenue and expenses are translated into Canadian dollars at the average rate applicable during the month in which they were earned or expensed.

         (d)      Financial Instruments

                  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

         (e)      Rental Real Estate Properties


                    Rental real estate properties are stated at the lower of cost, less accumulated amortization, and estimated net recoverable amount, which is determined using the current market values of the properties. Current market values are determined based upon discussions with real estate professionals with reference to any available appraisals. Any impairment in value is recorded in the consolidated financial statement of operations.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         (f)      Accounting Estimates

                  The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from management's best estimates as additional information becomes available in the future.


         (g)      Income Taxes

                  The company follows the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income taxes, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

                  Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future assets and liabilities of a change in tax rates is recognized in income in the period that the rate changes.



3.       LOANS AND MORTGAGES RECEIVABLE

                                                                                                    2002              2001
                                                                                               -----------        ----------
         Mortgage receivable bearing interest at 9.5% per annum, due on demand, is
         secured by an assignment of a second mortgage on land                                 $   827,887         $ 778,887

         Collateral mortgage loans bearing interest at U.S. bank prime plus 3.5%
         per annum, repayable in U.S. dollars                                                       11,527            24,853

         Other                                                                                      55,000            55,000
                                                                                               -----------         ---------

                                                                                                   894,414           858,740

            Less:  Current portion                                                                 827,887           803,740
                                                                                               -----------         ---------

                                                                                               $    66,527      $     55,000
                                                                                               ===========         =========

4.       INVESTMENTS

                                                                                                    2002            2001
                                                              --------------------------------------------------------------
                                                                              Accumulated
                                                                     Cost     Amortization          Net           Net
                                                                ----------    ------------     -----------    -------------
        Rental real estate properties                         $ 21,221,050     $ 9,524,090    $ 11,696,960    $ 12,088,319
        Other                                                      213,584          81,512         132,072         200,978
                                                             --------------   ------------    ------------     -------------

                                                              $ 21,434,634     $ 9,605,602    $ 11,829,032    $ 12,289,297
                                                              =============    ===========     ===========     ===========

          Amortization of buildings is being provided for on the declining balance basis at 5% per annum.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)


5.       LONG-TERM DEBT

                                                                                                      2002              2001
                                                                                          ----------------  ----------------
         7.15% per annum to May 1, 2001 and prime plus 1.75% per annum, first mortgage, monthly payments of $5,217 plus interest, with the balance due
         August 2011                                                                      $        544,086        $ 605,149

         6.52% per annum first mortgage, blended monthly payments of $19,535 with
         the balance due December 2007                                                           1,000,000        1,030,196

         8.1% per annum first mortgage, blended monthly payments of $30,519 with
         the balance due April 2005                                                              2,870,532        3,002,323

         9.1% per annum second mortgage, blended monthly payments of $7,648 with
         the balance due September 2005                                                            699,439          726,913

         Prime plus 1% per annum second mortgage from a related company due on
         demand                                                                                    676,000          676,000

         Demand note payable to an affiliated company bearing interest at 13% per
         annum                                                                                     550,000          550,000

         Other                                                                                      17,971           25,482
                                                                                          ----------------  ----------------

                                                                                                 6,358,028        6,616,063

            Less:  current portion                                                               1,653,217        1,817,504
                                                                                          ----------------  ----------------

                                                                                          $      4,704,811      $ 4,798,559
                                                                                          ================      ===========

         These mortgages payable are collateralized by the specific security on the related land and buildings.

         The aggregate amount of payments required in the balance of the current fiscal year and subsequent years to meet retirement provisions are as follows:

        2003                                   $      1,653,217
        2004                                            446,052
        2005                                          3,463,651
        2006                                            274,979
        2007 and thereafter                             520,129
                                               ----------------

                                               $      6,358,028

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)

6.       CAPITAL STOCK


         (a)      Authorized

                  Unlimited Class A voting shares

                  Unlimited Class B multiple voting shares.  Each share is
                    convertible into 1 Class A share

                  Unlimited voting, non-participating, redeemable special shares

                  Unlimited Class C preferred shares, issuable in series:


                  - Unlimited non-voting, non-participating , $6 cumulative, $100 redeemable, retractable, convertible Class C preferred shares, Series 1. Each share is convertible into 188 Class A shares, 97 Class B shares, and 199.5 Series 1 preference shares or 285 Class A shares and 199.5 Series 1 preference shares

                  - Unlimited non-voting, non-participating, cumulative, $100 redeemable, retractable Class C preferred shares, Series 2. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

                  - Unlimited non-voting, non-participating, $4 cumulative, $100 redeemable, retractable Class C preferred shares, Series 3

                  - Unlimited non-voting, non-participating, cumulative, $10 redeemable, retractable, convertible Class C preferred shares, Series 4. These shares carry an annual dividend of 50% of the average prime for the year plus 1%. Each share is convertible into 28.5 Class A shares and 19.95 Series 1 preference shares

                  - Unlimited non-voting, non-participating, cumulative, redeemable, retractable Class C preferred shares, Series 5. These shares carry an annual dividend of 50% of the average prime rate for the year plus 1%

                  Unlimited Class D preferred shares, issuable in series:

                  - Unlimited non-voting, non-participating, $0.0023 non-cumulative, redeemable Class D preferred shares, Series 1

                  - Unlimited non-voting, non-participating, $0.0023 non-cumulative, redeemable Class D preferred shares, Series 2

                  Unlimited non-voting, non-participating, $0.14 cumulative, redeemable Class E shares

                  Unlimited non-voting, non-participating, $0.06 cumulative, $1 redeemable, convertible Class F preferred shares. These shares are convertible into 1 Class A share, 1 Class B share and 1.4 Series 1 preference shares or 2 Class A shares and 1.4 Series 1 preference shares for each 98 Class F preferred shares

                  Unlimited non-voting, non-participating, redeemable, convertible, $0.0084 cumulative Series 1 preference shares. Each Series 1 preference share may be converted into 3 Class A shares until December 31, 2002

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)




6.       CAPITAL STOCK (Continued)

         (b)      Issued
                                                                                                     2002              2001
                                                                                         ----------------  ----------------
                   4,865,187        Class A shares (2001 - 2,115,981)                    $      6,774,028  $      6,943,059
                   484,012 Class B shares (2001 - 484,930)                                      1,930,500         2,029,207
                   500,000 Special shares                                                           1,500             1,500
                   2,475,009        Class D preferred shares, Series 1                            247,400           247,400
                   810,059 Class D preferred shares, Series 2                                     217,501           217,501
                   115,258 Class E preferred shares                                               416,592           416,592
                   500,000 Class F preferred shares                                               500,000           500,000
                   1,935,370        Series 1 preference shares (2001 - Nil)                       541,038                 -
                                                                                         ----------------  ----------------
                                                                                         $     10,628,559  $     10,355,259
                                                                                         ================  ================

                  At the Annual and Special Meeting of the Company held on June 26, 2002, shareholders approved the filing of Articles of Amendment subdividing the issued and outstanding Class A and Class B shares on the basis of 100 new Class A and 70 Series 1 preference shares for each 100 issued Class A shares and 100 new Class B and 70 Series 1 preference shares for each 100 issued Class B shares.

         (c)      Transactions

                  - In March, 2002, 855,000 Class A shares were issued under a private placement agreement for a total consideration of $233,400

                  - In December, 2002, 142,500 Class A shares and 99,750 Series 1 preference shares were issued under a share purchase warrant agreement for a total consideration of $39,900

                  - 918 Class B shares were converted into 918 Class A shares

                  - 583,596 Series 1 preference shares were converted into 1,750,788 Class A shares

         (d)      Share Purchase Warrants

                  The Company issued 855,000 share purchase warrants at $0.28 each. Each warrant enables the holder to purchase one Class A share and 0.7 Series 1 preference share. These warrants expire on March 27, 2004. During the year, 142,500 share purchase warrants were exercised.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



7.       INCOME TAXES

                                                                                2002             2001               2000
                                                                         -------------     -------------       ------------
         Current                                                        $     198,820          $ (3,977)          $ 367,997
         Future                                                              (238,149)         (162,326)              3,897
                                                                         -------------     -------------      -------------

                                                                            $ (39,329)       $ (166,303)          $ 371,894
                                                                           ==========        ===========          =========

     Effective tax rate of the company differs from the prescribed rate of tax. The difference can be reconciled as noted below.

                                                                                2002             2001               2000
                                                                           -----------      -----------        ---------
         Income tax computed at statutory combined basic
           income tax rates                                               $    103,141      $ (153,212)        $ 318,829
         Increase (decrease) in income tax resulting from:
            Reduction in future tax rates                                    (123,730)         (87,121)               -
            Permanent differences                                             (14,682)          55,607            40,706
            Large corporation tax                                              20,943           15,102            28,387
            Other                                                             (25,001)           3,321           (16,028)
                                                                           -----------      -----------         ---------

         Effective income tax provision                                     $ (39,329)      $ (166,303)        $ 371,894
                                                                           ==========       ===========        =========


         A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles as at December 31 is noted below.


                                                             2002          2001
                                                         --------      ---------
         Future tax assets:
            Non-capital loss carry-forwards           $    46,028      $ 77,940
            Provisions and other allowances                30,800             -
                                                       ----------      --------

                                                           76,828        77,940

            Less:  Current portion                         25,000        10,000
                                                       ----------     ---------

                                                      $    51,828      $ 67,940
                                                       ==========      ========

         Future tax liabilities:

           Capital assets                             $ 1,233,247   $ 1,472,508
                                                       ==========    ===========

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



8.       PER SHARE CALCULATIONS

         Earnings (loss) per share and operating cash flow per share have been calculated by dividing the earnings (loss) or cash from operating activities for the year by the weighted average number of Class A and Class B shares outstanding during the year.

                                                                                     2002             2001              2000
                                                                         ---------------- ----------------  ----------------
         Weighted average number of shares                                      3,342,137        2,613,239         2,613,239
                                                                         ================ ================  ================

         Fully diluted weighted average number of shares                        7,431,830        2,623,443         2,623,443
                                                                         ================ ================  ================

          Cumulative dividends in arrears on preferred shares are noted below:

       Class E                   $    59,239   (2001 - $43,103; 2000 - $26,967)
       Class F                   $   110,055   (2001 - $80,055; 2000 - $50,055)



9.       CHANGE IN NON-CASH COMPONENTS OF WORKING CAPITAL

                                                                                2002              2001             2000
                                                                             ----------      ----------        ----------
         Accounts receivable                                                $  212,627       $ (90,429)       $ (171,188)
         Income taxes receivable                                               198,174        (343,708)                -
         Prepaid expenses                                                       26,042         (43,011)           10,770
         Accounts payable and accrued liabilities                              (96,965)        (93,538)           47,160
         Income taxes payable                                                        -        (103,283)         (180,198)
                                                                             ---------       ----------        ----------

                                                                             $ 339,878      $ (673,969)       $ (293,456)
                                                                             =========       ==========       ===========

10.      RELATED PARTY TRANSACTIONS

         The Company entered into transactions and had outstanding balances with various companies related by common ownership and management.

         The transactions with related parties are in the normal course of business and are measured by the exchange amount which is the amount of consideration established and agreed to by the related parties.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)


10. RELATED PARTY TRANSACTIONS (Continued)

         Related party transactions and outstanding balance not disclosed elsewhere in these consolidated financial statements are summarized below.

                                                                                    2002             2001              2000
                                                                        ---------------- ----------------  ----------------
         Income
           Rent                                                         $      1,634,957      $ 2,143,384       $ 2,117,527
           Interest                                                               12,939           17,413            17,970
         Administration and general expenses
           Administration fees                                                   117,000          117,000           117,000
           Property management fees                                              110,000          110,000           110,000
           Rent                                                                 -                 127,434           127,335
           Interest                                                              107,622           75,208            55,802
           Consulting fees                                                        38,520           38,520            38,520
         Amounts due (to) from related parties
           Accounts receivable                                                   703,166          828,422           839,013
           Accounts payable and accrued liabilities                               36,000          191,780           268,286

11.      MAJOR LESSEES

In 2002, the Company had two major lessees that accounted for 35% and 15% (2001
- 20% and 12%; 2000 - 28% and 12%) respectively of total rent.


12.      SEGMENTED INFORMATION

         The Company operates in one business segment located primarily in Canada consisting of rental income.


13.      SUBSEQUENT EVENT

         The Company and Mirtronics Inc. ("Mirtronics") jointly announced that the shareholders of each corporation approved the amalgamation of the corporations pursuant to shareholder meetings held on March 27, 2003.

         Articles of Amalgamation to amalgamate the Company and Mirtronics under the proposed name "Genterra Inc." will be filed upon receipt of all necessary regulatory approvals.

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)

14. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

         The Company follows accounting principles generally accepted in Canada. Differences between generally accepted accounting principles in Canada and those applicable in the United States are summarized below.

         The Company carries certain rental real estate properties at their appraised values. Under United States generally accepted accounting principles the fixed assets must be carried at cost.

         The Company's acquisition of Wendellco Realty Inc. was accounted for by the purchase method. Under United States generally accepted accounting principles, non-arms length acquisitions must be accounted for by the pooling of interest method. The accounting has been adjusted accordingly.

         The effect on the consolidated balance sheets of the differences between accounting principles generally accepted in Canada and those accepted in the United are summarized as follows:

                                                                            Canadian                             U.S.
                                                                           Accounting        Increase         Accounting
                                                                           Principles       (Decrease)        Principles
        December 31, 2002
        Investments                                                           11,829,032      (3,125,510)(a)      8,703,522
                                                                                           --------------
        Total assets                                                    $     15,479,383   $  (3,125,510)(a) $   12,353,873
                                                                                           ==============

        Capital stock                                                         10,628,559      (1,897,109)(a)      8,731,450
        Contributed surplus                                                        7,958         571,334 (a)        579,292
        Deficit                                                               (3,181,790)     (1,799,735)(a)     (4,981,525)
                                                                                           --------------
        Total liabilities and shareholders' equity                      $     15,479,383   $  (3,125,510)(a) $   12,353,873
                                                                                           ==============

        December 31, 2001
        Investments                                                           12,289,297      (3,252,837)(a)      9,036,460
                                                                                           --------------
        Total assets                                                    $     15,493,812   $  (3,252,837)(a) $   12,240,975
                                                                                           ==============

        Capital stock                                                         10,355,259      (1,897,109)(a)      8,458,150
        Contributed surplus                                                        7,958         571,334 (a)        579,292
        Deficit                                                              (3,488,322)      (1,927,062)(a)     (5,415,384)
                                                                                           --------------
        Total liabilities and shareholders' equity                      $     15,493,812   $  (3,252,837)    $   12,240,975
                                                                                           ==============

        December 31, 2000
        Investments                                                           13,008,307      (3,386,887)(a)      9,621,420
                                                                                           --------------
        Total assets                                                    $     15,849,119   $  (3,386,887)    $   12,462,232
                                                                                           ==============

        Capital stock                                                         10,355,259      (1,897,109)(a)      8,458,150
        Contributed surplus                                                        7,958         571,334 (a)        579,292
        Deficit                                                              (3,290,876)      (2,061,112)(a)     (5,351,988)
                                                                                           --------------
        Total liabilities and shareholders' equity                      $     15,849,119   $  (3,386,887)    $   12,462,232
                                                                                           ==============

(a) Reduction of appraised values to historical cost

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)

14. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

         The effect of these differences on reported earnings is summarized as follows:

                                                                                  2002             2001              2000
                                                                            ------------    -------------     -------------
        Earnings (loss) for the year - Canadian accounting principles
                                                                          $      306,532   $    (197,446)    $      347,810
        Additional amortization recorded on appraisal excess                     127,327          134,050           141,127

        Amortization of goodwill on non-arms length transaction
                                                                                -                -                  230,837
                                                                           -------------    -------------     -------------

        Net earnings (loss) for the year in accordance with U.S. GAAP
                                                                          $      433,859   $     (63,396)    $      719,774
                                                                           =============    =============     =============



                                                                                    2002             2001              2000
                                                                           -------------    -------------     -------------

        Earnings (loss) per share - United States accounting principles
                                                                          $         0.12   $       (0.04)    $         0.26
                                                                           =============    =============     =============

        Fully diluted earnings (loss) per share - United States           $         0.06   $       (0.04)    $         0.26
                                                                           =============    =============     =============
        accounting principles


         Comprehensive income

         Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income. Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There are no adjustments to net income for comprehensive income and its components.


                                                                                    2002             2001              2000
                                                                        ---------------- ----------------  ----------------
        Net earnings (loss) for the year in accordance with U.S. GAAP
                                                                        $        433,859 $       (63,396)  $        719,774
                                                                        ================ ================  ================

GENTERRA INVESTMENT CORPORATION
NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31
(Expressed in Canadian Dollars)



14. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

         Statement of Changes in Capital Stock

                                                        Class A                    Class B             Series 1 preference
                                                  Shares      $ Amount      Shares       $ Amount      Shares      $ Amount
Balance at December 31, 2000                     2,111,087    6,922,580      489,824    2,049,686          -           -
  Conversion                                         4,894       20,479       (4,894)     (20,479)         -           -
                                               -----------    ----------    ---------   ---------     ---------    ----------

Balance at December 31, 2001                     2,115,981    6,943,059      484,930    2,029,207          -           -

  Private placement (Note 6(c))                    855,000      233,400          -             -           -           -
  Re-organization of
    shares (Note 6(b))                                  -      (582,492)         -        (94,866)     2,419,138     677,358
  Conversions (Note 6(c))                        1,751,706      167,190         (918)      (3,841)      (583,518)   (163,349)
  Exercise of warrants (Note 6(c))                 142,500       12,871          -                 -      99,750      27,029
                                               ------------   ----------    ---------   ----------    -----------   ---------

Balance at December 31, 2002                     4,865,187    6,774,028      484,012    1,930,500      1,935,370     541,038
                                               ===========    =========     =========   ==========    ===========   =========



                                                        Special               Class D Series 1           Class D Series 2
                                                  Shares      $ Amount      Shares       $ Amount      Shares      $ Amount
Balance at December 31, 2000, 2001 and 2002       500,000        1,500    2,475,009      247,400       810,059     217,501
                                               ==============================================================================

                                                        Class E                   Class F
                                                  Shares      $ Amount      Shares       $ Amount
Balance at December 31, 2000, 2001 and 2002       115,258      416,592      500,000      500,000
                                                ====================================================

                        GENTERRA INVESTMENT CORPORATION
                           CONSOLIDATED BALANCE SHEET
                        (Expressed in Canadian dollars)

------------------------------------------------------------------------------


                                                                              (Unaudited)
                                                                       June 30         December 31
                                                                        2003                2002
A S S E T S
CURRENT
     Cash and short-term investments                         $         384,436   $         909,788
     Accounts receivable                                             1,209,606           1,383,178
     Income taxes receivable                                           143,636             145,534
     Prepaid expenses                                                  158,424              85,609
     Loans and mortgages receivable                                    838,387             827,887
     Future income taxes                                                23,000              25,000
                                                              -----------------   -----------------
                                                                     2,757,489           3,376,996

LOANS AND MORTGAGES RECEIVABLE                                          59,259              66,527

INVESTMENTS                                                         11,598,978          11,829,032

FUTURE INCOME TAXES                                                     42,222              51,828

GOODWILL                                                               155,000             155,000
                                                              -----------------   -----------------

                                                             $      14,612,948   $      15,479,383
                                                              =================   =================



L I A B I L I T I E S
CURRENT
     Accounts payable and accrued liabilities                $         282,994   $         433,381
     Current portion of long-term debt                               1,116,785           1,653,217
                                                              -----------------   -----------------
                                                                     1,399,779           2,086,598

 LONG-TERM DEBT                                                      4,483,387           4,704,811

FUTURE INCOME TAXES                                                  1,116,406           1,233,247
                                                              -----------------   -----------------

                                                                     6,999,572           8,024,656
                                                              -----------------   -----------------

S H A R E H O L D E R S'   E Q U I T Y

CAPITAL STOCK                                                       10,628,559          10,628,559

CONTRIBUTED SURPLUS                                                      7,958               7,958

DEFICIT                                                             (3,023,141)         (3,181,790)
                                                              -----------------   -----------------
                                                                     7,613,376           7,454,727
                                                              -----------------   -----------------

                                                             $      14,612,948   $      15,479,383
                                                              =================   =================

                         GENTERRA INVESTMENT CORPORATION

                       CONSOLIDATED STATEMENT OF EARNINGS
                                   AND DEFICIT

                                   (Unaudited)
                        (Expressed in Canadian dollars)

                                                         Six Months ended June 30,            Three Months ended June 30
                                                          2003               2002               2003                 2002
REVENUE
 Rent                                               $  1,396,888        $  1,446,382       $    652,549        $    659,147
 Interest                                                 11,150              44,287              5,679              22,340
 Gain on sale of investment                                    -              98,920                  -                   -
                                                     ------------        ------------       ------------        ------------
                                                       1,408,038           1,589,589            658,228             681,487
EXPENSES
 Administrative and general                              717,496             791,526            282,361             396,743
 Interest on long-term debt                              242,818             224,094            118,597             111,756
 Loss on investment in Limited Partnership                 7,747                   -             (9,176)                  -
                                                     ------------        ------------       ------------        ------------
                                                         968,061           1,015,620            391,782             508,499
                                                     ------------        ------------       ------------        ------------
Earnings before amortization
  and income taxes                                       439,977             573,969            266,446             172,988

 Amortization                                            253,504             256,814            127,387             129,834
                                                     ------------        ------------       ------------        ------------

Earnings before income taxes                             186,473             317,155            139,059              43,154

 Income taxes                                             27,824             105,883             72,358              22,201
                                                     ------------        ------------       ------------        ------------

NET EARNINGS FOR THE PERIOD                              158,649             211,272             66,701              20,953

DEFICIT, beginning of period                          (3,181,790)         (3,488,322)        (3,089,842)         (3,298,003)
                                                     ------------        ------------       ------------        ------------

DEFICIT, END OF PERIOD                              $ (3,023,141)       $ (3,277,050)      $ (3,023,141)       $ (3,277,050)
                                                     ============        ============       ============        ============

EARNINGS PER SHARE
 Basic                                              $       0.03        $       0.06       $       0.01        $       0.01
                                                     ============        ============       ============        ============
 Fully diluted                                                          $       0.06                           $       0.00
                                                                         ============                           ============

Weighted average number of  shares
            Basic                                      5,349,199           3,070,286          5,349,199           3,465,936
           Fully diluted                               5,795,969           3,618,432          5,671,568           8,596,341

Fully diluted earnings per share have not been disclosed when the calculations are anti-dilutive.

                         GENTERRA INVESTMENT CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                        (Expressed in Canadian dollars)

                                                               Six Months ended June 30       Three Months ended June 30

                                                              2003                2002          2003                2002
OPERATING ACTIVITIES
 Net earnings for the period                           $    158,649        $    211,272    $     66,701        $     20,953
 Amortization                                               253,504             256,814         127,387             129,834
 Future income taxes                                       (105,235)            (63,028)        (17,466)            (42,563)
 Gain on sale of investment                                       -             (98,920)              -                   -
                                                        ------------        ------------    ------------        ------------
                                                            306,918             306,138         176,622             108,224
 Change in non-cash components
      of working capital                                    (47,732)            203,931          (7,587)            145,900
                                                        ------------        ------------    ------------        ------------
                                                            259,186             510,069         169,035             254,124
                                                        ------------        ------------    ------------        ------------
FINANCING ACTIVITIES
 Issuance of capital stock                                        -             239,400               -                   -
 Repayment of long-term debt                               (757,856)           (181,911)       (653,974)            (91,751)
                                                        ------------        ------------    ------------        ------------
                                                           (757,856)             57,489        (653,974)            (91,751)
                                                        ------------        ------------    ------------        ------------
INVESTING ACTIVITIES
 Increase in investments                                    (23,450)            (50,186)        (21,013)            (29,536)
 Investment in loans and mortgages receivable                (3,232)            (40,464)         (8,095)            (25,292)
 Proceeds from sale of investment                                 -             167,826               -                   -
                                                        ------------        ------------    ------------        ------------
                                                            (26,682)             77,176         (29,108)            (54,828)
                                                        ------------        ------------    ------------        ------------
CHANGE IN CASH
AND SHORT-TERM INVESTMENTS                                 (525,352)            644,734        (514,047)            107,545

 Cash and short-term investments
  at beginning of period                                    909,788              61,671         898,483             598,860
                                                        ------------        ------------    ------------        ------------
CASH AND SHORT-TERM INVESTMENTS
        AT END OF PERIOD                               $    384,436        $    706,405    $    384,436        $    706,405
                                                        ============        ============    ============        ============

Supplementary cash flow information:
------------------------------------
       Income taxes paid                               $    149,779        $     43,936    $     (8,221)       $     14,381
      Interest paid, net                               $    234,243        $    369,449    $    119,603        $    133,430

Share capital information:
-----------------------------------
  Issued
4,865,187 Class A shares (2002 - 2,971,899)            $  6,774,028        $  6,599,967    $  6,774,028        $  6,599,967
484,012 Class B shares (2002 - 484,012)                $  1,930,500        $  1,934,341    $  1,930,500        $  1,934,341

GENTERRA INVESTMENT CORPORATION
NOTES TO INTERIM FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2003
(Unaudited)
(Expressed in Canadian dollars)


Notes to Interim Financial Statements The accompanying unaudited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited financial statements. These unaudited financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company's Annual Report for the year ended December 31, 2002.

At a meeting of shareholders held on March 27, 2003, the requisite majority of shareholders approved the amalgamation of the Company with Mirtronics Inc. The filing of Articles of Amalgamation will take place upon receipt of all requisite regulatory approvals.

GENTERRA INVESTMENT CORPORATION
June 30, 2003
(Unaudited)
(Expressed in Canadian dollars)


SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

                                                      Canadian Accounting             Increase (Decrease)      U.S. Accounting
                                                           Principles                                              Principles
                                                   ----------------------------       ------------------      -------------------
June 30, 2003
Investments                                               11,598,978                  (3,065,537)(a)            8,533,441
                                                                                      -----------
Total assets                                      $       14,612,948          $       (3,065,537)            $ 11,547,411
                                                                                      ===========

Capital stock                                             10,628,559                  (1,897,109)(a)            8,731,450
Contributed surplus                                            7,958                     571,334 (a)              579,292
Deficit                                                   (3,023,141)                 (1,739,762)(a)           (4,762,903)
                                                                                      -----------
Total liabilities and shareholders' equity        $       15,454,763          $       (3,065,537)           $  12,389,226
                                                                                      ===========

December 31, 2002
Investments                                               11,829,032                  (3,125,510)(a)            8,703,522
                                                                                      -----------
Total assets                                      $       15,479,383          $       (3,125,510)           $  12,353,873
                                                                                      ===========

Capital stock                                             10,628,559                  (1,897,109)(a)            8,731,450
Contributed surplus                                            7,958                     571,334 (a)              579,292
Deficit                                                   (3,181,790)                 (1,799,735)(a)           (4,981,525)
                                                                                      -----------
Total liabilities and shareholders' equity        $       15,479,383          $       (3,125,510)           $  12,353,873
                                                                                      ===========

(a) Reduction of appraised values to historical cost.

                                                             6 Months                       Year
                                                              Ended                         Ended
                                                             June 30,                    December 31,
                                                               2003                          2002
                                                            -------------------       ------------------
Earnings for the period - Canadian
 accounting principles                            $          158,649             $       306,532
Additional amortization recorded on
 appraisal excess                                             59,973                     127,327
                                                           --------------------       ------------------
Net earnings for the period in accordance
 with U.S GAAP                                    $          218,622             $       433,859
                                                          =====================       ==================


                                                              6 Months                       Year
                                                               Ended                        Ended
                                                              June 30,                   December 31,
                                                               2003                          2002
                                                   ----------------------------       ------------------

Earnings per share - United States
 accounting principles                                         $0.04                       $0.12
                                                   ============================       ==================
Fully diluted earnings per share -
  United States accounting principles                          $0.04                       $0.06
                                                   ============================       ==================


                                                              6 Months                       Year
                                                               Ended                        Ended
                                                              June 30,                  December 31,
                                                               2003                          2002
                                                   ----------------------------       ------------------

Net income in accordance with U.S. GAAP and
  Comprehensive income                          $            218,622             $       433,859
                                                   ============================       ==================

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares will be passed on for us by Dolgenos Newman & Cronin LLP, New York, New York.

EXPERTS

The consolidated financial statements of Genterra Investment Corporation as of December 31, 2001 and December 31, 2000 and the consolidated financial statements of Mirtronics Inc. as of and for the years ended September 30, 2001 and 2000 included in this prospectus have been audited by Kraft, Berger, Grill, Schwartz, Cohen & March LLP, independent auditors, as indicated in their reports appearing herein, and are included herein in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to our offering of the exchange notes. This prospectus does not contain all of the information in the registration statement. You will find additional information about us and the exchange shares in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement. Mirtronics Inc. is currently subject to the reporting requirements of the Securities Exchange Act applicable to a foreign private issuer. In accordance with these requirements, they file reports and other information with the SEC. As a foreign private issuer, they are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Mirtronics' reports and other information may be obtained from or viewed at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington D.C. 20549. The SEC also maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. For more information on the operation of the Public Reference Room, call the SEC in the United States at 1-800-SEC-0330. The website address is http://www.sec.gov.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Under Section 136 of the BUSINESS CORPORATION ACT (ONTARIO), a director or officer of a corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives:

     1. may be indemnified by the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate.

     2. may be indemnified by the corporation, with the approval of a court, against all costs, charges and expenses reasonably incurred by the person in connection with an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate; and

     3. is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits of his defense of the action or proceeding;

     PROVIDED, in all cases, such person fulfills the conditions that (a) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.


     A list of  Exhibits  required  to be  filed  as  part of this  Registration
Statement on Form F-4 is listed in the attached Index to Exhibits and is incorporated herein by reference.


Item 22. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Articles of Incorporation of the Registrant or the laws of Ontario, Canada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 The undersigned registrant hereby undertakes:

     to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

     to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


     That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the day of October, 2003

                                  MIRTRONICS INC.

                                  By:     /s/ MARK I. LITWIN
                                    ------------------------------------
                                             Mark I. Litwin,
                                               President

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                              TITLE                      DATE
       ---------                              -----                      ----

 /s/ MARK I. LITWIN            President, Chief Executive        October  , 2003
-------------------------      Officer and Director (Principal
    Mark I. Litwin             Executive Officer)


/s/ STAN ABRAMOWITZ             Chief Financial Officer          October  , 2003
-------------------------       (Principal Financial Officer
    Stan Abramowitz             and Principal Accounting Officer)


/s/ FRED A LITWIN                           Director             October  , 2003
-------------------------
  Fred A. Litwin


/s/ HENRY SCHNURBACH                        Director             October  , 2003
-------------------------
  Henry Schnurbach


/s/ MORTON LITWIN                           Director            October  , 2003
-------------------------
  Morton Litwin


/s/ IRWIN SINGER                            Director             October  , 2003
-------------------------
  Irwin Singer


/s/ ALAN KORNBLUM                            Director            October  , 2003
-------------------------
  Alan Kornblum

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of
Ontario, Canada, on the    day of October, 2003

                                     GENTERRA INVESTMENT CORPORATION

                                     By:     /s/ MARK I. LITWIN
                                       ------------------------------------
                                                Mark I. Litwin,
                                                  President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                            TITLE                         DATE
---------                            -----                          ----

 /s/ MARK I. LITWIN          President, Chief Executive          October  , 2003
-----------------------      Officer and Director (Principal
   Mark I. Litwin            Executive Officer)


/s/ STAN ABRAMOWITZ          Chief Financial Officer             October  , 2003
-----------------------      (Principal Financial Officer
   Stan Abramowitz           and Principal Accounting Officer)



/s/ MORTON LITWIN                         Director               October  , 2003
-----------------------
 Morton Litwin


/s/ IRWIN SINGER                          Director               October  , 2003
-----------------------
 Irwin Singer


/s/ ALAN KORNBLUM                          Director              October  , 2003
-----------------------
 Alan Kornblum

Signatures

Dolgenos Newman & Cronin LLP
(Authorized representative in the United States for Mirtronics Inc. and Genterra
Investment Corporation)


By: /s/DENNIS P. MCCONNELL
Dennis P. McConnell, Member

                                        LIST OF EXHIBITS

          EXHIBIT
          NUMBER                                   DESCRIPTION                           PAGE
         ---------                                 -----------                           ----
          2.1        --    Amalgamation Agreement dated as of January 20, 2003
                             between Genterra Investment Corporation and Mirtronics Inc.(with exhibits)****
          3.1(i)     --    Articles of Incorporation of Genterra Inc., as amended
                           to date (proposed Articles to be filed by amendment)
          3.1(ii)    --    By-Laws of Genterra Inc (proposed by-laws to be filed by amendment)
          3.2(i)     --    Articles of Amalgamation dated October 4, 1988 between International Mirtone Inc.
                          and Ianjoy Investments Inc.*
          3.2(ii)    --    Articles of Amendment of International Mirtone Inc. dated February 21, 1990**
          3.2(iii)   --    Articles of Amendment of Mirtronics Inc. dated May 15, 1997**
          3.3(i)     --    Articles of Amalgamation dated April 30, 1999 between Genterra Investment
                            Corporation and Unavest Capital Corp**
          3.3(ii)    --    Articles of Amendment of Genterra Investment Corporation dated June 26, 2000**
          5          --    Opinion of Dolgenos Newman & Cronin LLP ***
          5(i)       --    Opinion of Irwin Singer *****
          10(i)      --    140 Wendell 1st Mortgage dated January 2, 1975 Canada Life**
         10(ii)      --    140 Wendell 2nd Mortgage dated January 2, 1975 Royal Bank**
         10(iii)     --    Mortgage on Glendale dated December 18, 1996 Laurentian Bank of Canada**
         10(iv)      --    Genterra Investment Corporation Mortgage to Rallets Realty dated November 15, 1997**
         10(v)       --    Genterra Investment Corporation Loan to Aldergreen Estates dated July 20, 1998**
         10(vi)      --    Genterra Investment Corporation Loan to Rallets Realty dated June 17, 1999**
         21          --    Subsidiaries of Genterra Inc.*
         23(i)       --    Consent of KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP (Toronto, Ontario)***
         23(ii)      --    Consent of Dolgenos Newman & Cronin LLP (contained in Exhibit 5)
         23(iii)     --    Consent of Corporate Valuation Services to the inclusion of, and references to, its opinion and report ****
         23(iv)      --    Consent of Irwin Singer to the inclusion of, and references to, his opinion *****
         24          --    Power of Attorney*


         ---------

         * Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4, Registration No. 333-103743 filed with the Commission on March 11, 2003, which is incorporated herein by reference.

         ** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on April 2, 2003, which is incorporated herein by reference.

         *** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on June 17, 2003, which is incorporated herein by reference.

         **** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on August 26, 2003, which is incorporated herein by reference.

        ***** Reference is made to the correspondingly numbered Exhibit to the Company's Registration Statement on Form F-4/A Registration No. 333-103743 filed with the Commission on Octocer 3, 2003, which is incorporated herein by reference.




     Copies of the exhibits filed with this Registration Statement on Form F-4 do not accompany copies hereof for distribution to shareholders of Mirtronics Inc. Genterra Inc. will furnish a copy of any such exhibits to any shareholder requesting the same.

APPENDIX 1

Business Corporations Act, 1990, Section 185

185. (1) Rights of dissenting shareholders Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

     (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

     (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

     (c) amalgamate with another corporation under sections 175 and 176;

     (d) be continued under the laws of another  jurisdiction under section 181;
or

     (e) sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent. R.S.O. 1990, c. B.16, s. 185 (1).

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

     (a) clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

     (b) subsection 170 (5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

Exception

(3) A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

     (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

     (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c. B.16, s. 185 (3).

Shareholder's right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. R.S.O. 1990, c. B.16, s. 185 (4).

No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (5).

Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or
(2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent. R.S.O. 1990, c. B.16, s. 185 (6).

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6). R.S.O. 1990, c. B.16, s. 185 (7).

Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection. R.S.O. 1990, c. B.16, s. 185 (8).

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights. R.S.O. 1990, c. B.16, s. 185 (9).

Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the
resolution  has  been  adopted,   send  to  the  corporation  a  written  notice
containing,

     (a) the shareholder's name and address;

     (b) the number and class of shares in respect of which the shareholder dissents; and

     (c) a demand for payment of the fair value of such shares. R.S.O. 1990, c. B.16, s. 185 (10).

Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent. R.S.O. 1990, c. B.16, s. 185 (11).

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and
(11) has no right to make a claim under this section. R.S.O. 1990, c. B.16, s. 185 (12).

Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (13).

Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

     (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

     (b) the  corporation  fails to make an offer in accordance  with subsection
(15) and the dissenting shareholder withdraws notice; or

     (c) the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee. R.S.O. 1990, c. B.16, s. 185 (14).

Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

     (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

     (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185
(15).

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms. R.S.O. 1990, c. B.16, s. 185 (16).

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made. R.S.O. 1990, c. B.16, s. 185 (17).

Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder. R.S.O. 1990, c. B.16, s. 185
(18).

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow. R.S.O. 1990, c. B.16, s. 185 (19).

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19). R.S.O. 1990, c. B.16, s. 185
(20).

Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders. R.S.O. 1990, c. B.16, s. 185 (21).

Notice to shareholders

(22) Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

     (a) has sent to the corporation the notice referred to in subsection (10); and

     (b) has not  accepted  an offer made by the  corporation  under  subsection
(15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions. R.S.O. 1990, c. B.16, s. 185 (22).

Parties joined

(23) All dissenting  shareholders  who satisfy the conditions set out in clauses
(22) (a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application. R.S.O. 1990, c. B.16, s. 185 (23).

Idem

(24) Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (24).

Appraisers

(25) The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (25).

Final order

(26) The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b). R.S.O. 1990, c. B.16, s. 185 (26).

Interest

(27) The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment. R.S.O. 1990, c. B.16,
s. 185 (27).

Where corporation unable to pay

(28) Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (28).

Idem

(29) Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

     (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

     (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. R.S.O. 1990, c. B.16, s. 185 (29).

Idem

(30) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

     (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c. B.16, s. 185 (30).

Court order

(31) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71 (24).

Commission may appear

(32) The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s. 71 (24).

APPENDIX 2
                                FAIRNESS OPINION


                       ON THE TERMS OF THE AMALGAMATION OF


                                 MIRTRONICS INC.


                                      INTO


                         GENTERRA INVESTMENT CORPORATION



                            AS AT SEPTEMBER 30, 2002












January 17, 2003

The Boards of Directors,
Mirtronics Inc.,
Genterra Investment Corporation,
106 Avenue Road,
Toronto, Ontario M5R 2H3


Gentlemen,

We hereby render our Opinion, that the terms of the proposed amalgamation of Mirtronics Inc. and Genterra Investment Corporation are fair, from a financial point of view, to the shareholders of both companies. It is, in part, based on our Indications of Fair Market Value, as at September 30, 2002, which are included, of all the shares of both companies. Mirtronics and Genterra have Officers, Directors and a major beneficial shareholder in common.
The purpose of the Fairness Opinion, which has been prepared in conformity with Ontario Securities Commission Rule 61-501, is to supply information to the Directors and shareholders of both companies in considering and approving the Amalgamation.

Should you require additional information about our conclusions, or have any questions or comments relating to the Fairness Opinion, please do not hesitate to get in touch with us at your convenience.

Respectfully Submitted,

CORPORATE VALUATION SERVICES LIMITED







James P. Catty, MA, CA, CPA, CFA, CBV, CFE,
President

C:\WPDV\GENTERRA.FMV







                                FAIRNESS OPINION

                               ON THE TERMS OF THE

                                 AMALGAMATION OF

                                 MIRTRONICS INC.

                                      INTO

                         GENTERRA INVESTMENT CORPORATION


                            AS AT SEPTEMBER 30, 2002


                                TABLE OF CONTENTS

ENGAGEMENT  ................................................   1

BACKGROUND  ................................................   2

ECONOMIC OUTLOOK AT THE VALUATION DATE .....................   3

APPROACH TO VALUATION ......................................   4

MIRTRONICS .................................................   7

GENTERRA ...................................................  12

STOCK MARKET ACTIVITY ......................................  21

COMBINED SITUATION .........................................  22

FAIRNESS OPINION ...........................................  23

RESTRICTIONS AND QUALIFICATIONS ............................  25

ASSUMPTIONS ................................................  26

INFORMATION USED FOR THE VALUATION .........................  27

EXPERIENCE OF THE INDEPENDENT VALUATOR .....................  30

CERTIFICATE ................................................  31

AMALGAMATION OF MIRTRONICS AND GENTERRA           FAIRNESS OPINION


PAGE [PG NUMBER]


CORPORATE VALUATION SERVICES



                                   ENGAGEMENT


On November 15, 2002, the Board of Directors of Genterra Investment Corporation ("Genterra"), on its own behalf and that of Mirtronics Inc. ("Mirtronics"), engaged Corporate Valuation Services Limited ("CVS") to supply, for a fee estimated at $9,500, a Fairness Opi-nion on the proposed terms of the Amalgamation of Mirtronics into Genterra. The shares of Genterra trade infrequently on the Cana-dian Venture Capital Exchange ("CDNX"); those of Mirtronics are listed on the Toronto Stock Exchange ("TSX").

The purpose of this Fairness Opinion is to confirm to the Directors and shareholders of both companies that the terms of the Amalgama-tion are fair, from a financial point of view, considering of the close relationships between them: all Directors of Genterra are also Directors of Mirtronics, the Officers are the same, and both organizations are controlled by Fred A. Litwin and his family, who, directly or indirectly, can exercise a majority of the votes of each company.

The Fairness Opinion is subject to Ontario Securities Commission Rule 61-501 (the "Rule"). Under the Rule, Fair Market Value is defined as:

         "The monetary consideration, that, in an open and unrestricted market, an informed and prudent buyer would pay to an informed and prudent seller, each acting at arm's length with the offer and under no compulsion to act, expressed in terms of money or money's worth, without taking into account any discounts for lack of marketability or absence of control and other factors required under the Rule."

For this Fairness Opinion, CVS has prepared Indications of Fair Market Value, as at September 30, 2002 (the "Valuation Date"), of all the shares of both companies; those relate to their "intrinsic value", which is a notional amount, based on rates of return requi-red by potential purchasers, adjusted to the economic and business conditions at the Valuation Date, except as provided under the Rule. However, our conclusion gives consideration to possible benefits that might be obtained as a result of the Amalgamation.

AMALGAMATION OF MIRTRONICS AND GENTERRA           FAIRNESS OPINION


PAGE [PG NUMBER]


CORPORATE VALUATION SERVICES





                                   BACKGROUND


Mirtronics is an investment company, whose principal holding is effective control of Synergx Systems Inc. ("Synergx"), a producer of systems for control of fire, life safety, commercial security and other purposes in the metropolitan areas of New York City and Dallas, Texas.

Genterra is a real estate investment firm that owns four buildings in Ontario, with a total of 649,000 Square Feet ("SF"), of which 422,000 SF is industrial and the remaining 227,000 SF commercial. The industrial space is leased to subsidiaries of Camtx Corpor-ation, a manufacturer of textiles.


Links Between the Companies

As well as sharing common control, the companies are closely linked at the Director and Officer levels:

                         Mirtronics            Genterra

Stan Abramowitz      Director/Secretary     Director/Secretary
Alan Kornblum        Director               Director
Fred A. Litwin       Director                   -
Mark Litwin          Director/President     Director/President
Morton Litwin        Director               Director
Henry Schnurbach     Director                   -
Irwin Singer         Director               Director


Mr. Mark Litwin is a son of Mr. Fred A. Litwin, and Mr. Morton Litwin is a brother of Mr. Fred A. Litwin. Entities controlled by Mr. Fred A. Litwin and his family own securities representing 45.6% of the equity and voting power of Mirtronics; in addition, they hold 36.4% of the equity and 48.3% of the voting power of Genterra.


Terms of the Amalgamation
The proposed Amalgamation of Mirtronics into Genterra involves Genterra issuing a new series of preference shares, with the same characteristics, on a share-for-share basis, for the Mirtronics Class B preferred shares and 1.25 Class A (common) shares for each Mirtronics common share.



                     ECONOMIC OUTLOOK AT THE VALUATION DATE


Until the end of June 2002, Canada had achieved four quarters of growth that was faster than virtually every other major industria-lized country. However, a gradual decline to a more sustainable level was expected for the balance of 2002 and all of 2003.

Growth in the second half of the year is expected to be only about half that of the sizzling 5.2% annualized rate of 2002's initial two quarters. By mid 2003, CIBC World Markets expects the year-over-year gain to have dropped to an insipid 2.7%, below the Bank of Canada's estimate, but still half a point above CIBC's forecast for the same periods in the US.

Nearly 75% of the Canadian economy's total GDP increase in the first half of 2002 was due to inventory build-up, which was so out-standing, it represented the strongest six month gains in twenty years. Not all of the stock-pile was Canadian-made, and, in part, was offset by rising imports. However, the rush to refill dealer lots and top up other reserves, not only in Canada but also in the US, helped reverse the downward spiral that had hit manufacturing in late 2000 and all of 2001. By the end of June 2002, real GDP in the manufacturing field had recovered nearly two thirds of the da-mage from the slowdown of a year and a half.

The magnitude of readily available goods casts a shadow over future production. The expected levelling off in US restocking and lower consumer demand there suggest export softness, followed by slowing Canadian factory output and lower GDP growth.

As Canadian inventory gains fade, there are encouraging signs that, for some segments of business investment, the worst is over. 2002 Q2 showed a double-digit annualized surge in plant and equipment expenditures, but a shaky profit recovery and available production capacity make short-term continuation of any such gains unlikely.

Other areas of the domestic economy have had little difficulty pulling their weight. Despite a temporary pause in 2002 Q2, real residential housing is up more than 15% from a year ago. The re-cent home building activity may have been caused by some pent-up demand, but continuing low interest rates will likely prevent any material slow-down in construction. Nonetheless, compared to 2002's residential boom, even maintaining the current housing needs will result in little contribution to growth in 2003.



Canadians will have to keep flocking to car dealerships if the country is to see any further meaningful growth in consumer spen-ding. The overwhelming consumer enthusiasm, observed in late 2001 and early 2002, could prove hard to sustain. With personal incomes registering solid if modest gains, consumer spending should conti-nue to be respectable. According to CIBC World Markets, by mid 2003, year-over-year increases in consumption should hover around 3%, surpassing the US, where employment creation has been weaker.

At the Valuation Date, economic growth was forecast by CIBC World Markets to be as follows:

                  02Q2  02Q3  02Q4  03Q1     2001   2002   2003
                  ----  ----  ----  ----     ----   ----   ----
                 Actual                     Actual

Canada
Real GDP - AR      4.3   3.1   2.2    2.6     1.5    3.4    2.9
Final Demand - AR  3.7   3.7   3.0    3.1     2.5    2.7    3.2
CPI                1.3   2.4   3.5    3.3     2.5    2.2    2.6
Unemployment       7.6   7.5   7.4    7.4     7.2    7.6    7.4
US$                      1.59  1.54   1.50    1.48   1.58   1.48

United States
Real GDP - AR      1.3   3.8   1.8    1.4     0.3    2.4    2.3
Final Sales - AR   0.1   3.5   1.6    1.5     1.5    1.8    2.0
CPI                1.3   1.6   2.3    2.5     2.8    1.6    2.1
Unemployment       5.9   5.8   6.0    6.2     4.8    5.8    6.3
Note:  AR is Annual Rate.

Industrial Property

The long downturn in manufacturing during the second half of 2000 and all of 2001 has resulted in an excess of vacant industrial space in Southern Ontario and in downward pressure on rents; those two factors have led to lower property values.



                              APPROACH TO VALUATION


In valuing a business, there is no single standard or specific ma-thematical formula; the approach and factors considered depend on individual circumstances. However, for all businesses, there are three generally accepted approaches:
Asset Based, including Re-placement Cost; Earnings Based, also comprising Discounted Cash Flows; and Transaction Based, covering stock market activity as well.


Asset Based Approach

The Asset Based approach is used when either: a purchaser is looking primarily at the underlying financial, physical or intangible assets, or because different segments of the business are more va-luable to separate purchasers than as a single ongoing operation. Under this approach, shares are generally valued by one of the following methods:

o Adjusted Shareholders' Equity - the total of all financial, physical and intangible assets at Fair Market Values, on a going concern basis, less liabilities and any related income taxes.

o Net Worth/Goodwill Value - the Adjusted Shareholders' Equity, plus an estimate of the effective goodwill based on the appli-cation of suitable rates of return to the financial, physical and intangible assets.

o Liquidation Value - the total amount expected to be realized on the sale of all assets including intangible items and the winding-up of the business on an orderly basis.


Earnings Based Approach

An Earnings Based approach is appropriate when the business is generating a return on its capital and the purchaser wishes to acquire the future benefits; such a value is founded on the de-sired rate of return. The capitalized earning power or discounted future Cash Flows of a going concern are usually greater than the sum of the values of the individual assets it owns; this assumes continuation of the business. Under this approach, shares are generally valued by one of the following methods:

o Net Income Value - the amount obtained by applying an appro-priate Capitalization Rate to the Sustainable Net Income after adjustment for non-operating assets and liabilities, as well as the present value of future income tax savings.

o Capitalized Cash Flow - the amount obtained by capitalizing the EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization) of a company to give the Enterprise Value. All interest bearing liabilities and preferred shares are then deducted, as well as all adjustments in Net Income Value.



o Discounted Cash Flow Value - the present value at an appro-priate Discount Rate of the estimated future Free Cash Flows to be generated by the business; Free Cash Flow is obtained from Net Income by adding back deferred income taxes, depreci-ation & amortization and then deducting 1) a provision for in-creased non-cash working capital, and
         2) mandatory debt repay-ments and capital expenditures required to maintain the pro-ductive capacity. The Discount Rate is the Capitalization Rate less the assumed growth.

For an Earnings Based Value, the reported profits or Cash Flows for a full business cycle are normalized for the following: extraor-dinary and non-recurring items; revenues and costs not directly related to the business; expected changes in operating conditions; and required capital funds. When there is an established trend in normalized profits, a weighted average is generally used to esti-mate future maintainable earnings. If there is no trend, normally only the latest applicable figures are considered, together with Financial Projections. Income Tax is then deducted at current rates to give the Sustainable Net Income.


Transaction Based Approach

This approach establishes a value for a business based on compari-sons with the market. Normally, it uses factors obtained from sales of similar businesses, ownership interests or securities, or the current price of publicly traded securities of comparable com-panies. Various factors may need to be adjusted to reflect the lack of liquidity and relative size of the shareholding when public companies are involved as Guidelines. Stock market activity is one suitable method under this approach.


Approach Adopted

There are as many sale prices for a business interest as there are purchasers, and each buyer for a particular business, whether re-presented by shares or the related assets, will pay a price based on its ability to utilize the resources. In an open market trans-action, a purchaser will consider the available synergies, such as: reduced competition, assured material supply, guaranteed sales, economies of scale, cost savings, location and proximity to other properties owned by the buyer, etc. Theoretically, each purchaser is able to enjoy such economies of scale in varying degrees, and might therefore pay a different price for a particular pool of assets.


Where no specific third-party purchaser has been clearly identi-fied, it is difficult to be certain of the price that would be paid in an open market transaction. Since control of neither Mirtronics nor Genterra was offered for sale, CVS could not determine inter-ests and possible synergies available to outside purchasers.

Considering all the circumstances, CVS has adopted the Asset Based approach, using the Adjusted Shareholders' Equity method. As the shares of both companies are publicly quoted, Transaction Based Values using the stock market activity method have also been taken into account.

Based on information and documents reviewed, the explanations pro-vided to us, and subject to the Restrictions and Qualifications no-ted herein, our fully diluted Adjusted Book Value of all the shares of Mirtronics is $3,471,000, of which the common shares are allo-cated $0.26 each. On the same basis, the Adjusted Book Value of all the shares of Genterra is $8,529,000, of which the A and B (common) shares are allocated $0.52 each.

Considering these amounts and the Transaction Based Values of $0.20 for Mirtronics and $0.16 for Genterra A shares (assuming full con-version of the class B), our Indications of Fair Market Value are $0.25 a share for Mirtronics, and $0.26 each for the Genterra A shares.



                                   MIRTRONICS


At September 30, 2002, the consolidated Financial Position of Mirtronics, excluding Synergx, was:
                                                  Adjusted
                                   Book            Book
                                   Value           Value
                                   -----         ---------
                                     $               $
ASSETS

Cash & Equivalents                 186,270         186,270
Marketable Securities            1,177,959       1,123,705
Receivables & Prepaids              42,650          42,650
                                 ---------       ---------
                                 1,406,879       1,352,625
Note Receivable - Mircom           700,000         700,000
Investment in Synergx            2,183,210       1,500,000
Future Income Taxes                301,836         350,000
                                 ---------       ---------
                                 4,591,925       3,902,625

LIABILITIES

Payables & Accruals                337,290          80,965
                                   -------          ------

EQUITY

Preferred Shares                 1,110,930         142,426
Common Shares &
   Contributed Surplus           5,590,537       3,679,234
                                 ---------       ---------
                                 6,701,467       3,821,660
Deficit                         (2,446,832)          -
                                 ---------       ---------
                                 4,254,635       3,821,660
                                 4,591,925       3,902,625


Marketable Securities

Mirtronics' marketable securities are:

                                   Book            Market
                                  Value Value
                                       $ $
Common Stocks                      483,138         407,244
Fixed Income Securities            694,021         616,461
                                 ---------       ---------
                                 1,177,159       1,123,705


Note Receivable - Mircom

In May 1999, Mirtronics sold its shares of Mircom Technologies Ltd. ("Mircom"), to Tonem Management Corporation. As part of the trans-action, certain intercompany liabilities were settled by Mircom through the issue to Mirtronics of a $700,000 Promissory Note, bea-ring interest at 6% a year, starting May 25, 2000, and repayable over the seven years, 2002 to 2009, in semi-annual instalments of $50,000, commencing November 25, 2002.

The Note is subordinate to Mircom's bank loans; the principal payments therefore require bank approval. This is unlikely to be refused, as, at September 30, 2001, the date of the latest avail-able Financial Statements, Mircom had no bank loans, a Net Income of $640,000 and Shareholders' Equity of $2,507,000. All of Mir-coms' 100 common shares are pledged to secure the Note.

In our view, this loan is fully collectible; based on its Sep-tember 30, 2001 Balance Sheet, Mircom would borrow at about Prime plus 1%. At September 30, 2002, Prime was 4.5%, so that the Note was not at below-market rate and no discount was necessary.


Investment in Synergx

Mirtronics has effective control of Synergx Systems Inc. (previ-ously Firetector Inc.), a producer of systems for control of fire, life safety, commercial security and other purposes in the metropo-litan areas of New York City and Dallas, Texas, whose shares trade on NASDAQ at about US$1.40 each.

At September 30, 2001, Mirtronics owned 683,211 (40.1%) of Sy-nergx's 1,704,425 outstanding shares, and 310,000 Warrants, exer-cisable at US$1.02 each until December 31, 2003. On a fully diluted basis, giving effect to the exercise of the Warrants and all of the 107,958 employee and other options, Mirtronics would have owned 993,211 shares (46.8% of the 2,122,383 to be outstanding). As Synergx's shares are publicly traded, and Genterra, as well as other related parties, also have shareholdings, that firm is effectively controlled by Mirtronics.

During fiscal 2002, Daniel Tamkin, Chairman & CEO of Synergx, and Vice President of both Mirtronics and Genterra, exercised an option to purchase 96,900 shares of Synergx from Mirtronics at US$0.30 each, reducing its position to 586,311 shares.

On September 30, 2002, Synergx closed a private placement of 170,000 shares at US$1.40 each, accompanied by 170,000 Warrants, exercisable at US$1.40 for 24 months. During September, Mirtronics entered into contracts for the sale to third parties of 140,000 Synergx shares, at US$1.40 each, together with an option for a further 30,000 shares, at the same price for 24 months. Those transactions closed October 17, 2002.

The situation was therefore:

                                                Fully
                        Issued                 Diluted

September 2001

Synergx
September 2001          1,704,425            1,704,425
Options                     -                  107,958
Mirtronics Warrants         -                  310,000
                        ---------            ---------
                        1,704,425            2,122,383
Private Placement         170,000              170,000
New Warrants                -                  170,000
                        ---------            ---------
September 2002          1,874,425            2,462,383
                        =========            =========



Mirtronics' Position
September 2001            683,211              683,211
Tamkin Option            ( 96,900)            ( 96,900)
                          -------              -------
                          586,311              586,311
Old Warrants                -                  310,000
                          -------              -------
September 30, 2002        586,311              896,311
Sale                     (140,000)            (140,000)
Option                      -                 ( 30,000)
                          -------              -------
October 1, 2002           446,311              726,311
                          =======              =======

Percentage Interest
September 30, 2002           31.3                 36.4
October 1, 2002              23.8                 29.5

Based on the significant sales and the private placement of re-stricted stock, the Fair Market Value of the shares of Synergx, at September 30, 2002, is US$1.40 each. On that date, Mirtronics owned 586,311 shares and 310,000 Warrants, exercisable at US$1.02 until January 31, 2004.

                                         Fair Market
                Number        Price        Value
                ------        -----      -----------
                              US $          US $
Shares          586,311       1.40         820,835
Warrants        310,000       0.40 *       124,000
                                           -------
                                           944,835

* Includes a 5% premium for the remaining 1.3 year life.

At the September 30, 2002 exchange rate of US$1.00 equals CAN$1.587, the Canadian equivalent of the Fair Market Value of US$944,835 is $1,499,453, which is rounded to $1,500,000.


Future Income Taxes

The Future Income Tax asset at September 30, 2002 related to:

Non-capital losses carried forward             $571,023
Net Capital losses carried forward              111,549
                                               --------
                                                682,572
Reserve for non realization of non-capital
  losses carried forward                       (400,000)
                                                -------
                                                282,572
Cumulative minimum taxes                         19,264
                                                -------
                                                301,836



After the Amalgamation, the non-capital losses will be combined with the $79,263 shown on the books of Genterra, to give a total of $650,286. At September 30, 2002, only $30,000 of Mirtronics' Fu-ture Income Tax was considered current; at the last year end (December 31, 2001), Genterra showed $10,000 as its current portion.
It therefore seems likely that it will take a number of years to use up Mirtronics' asset. Based on $40,000 a year, the Genterra balances will be exhausted in 2002 and 2003, and Mirtronics' over the following fourteen years. At a Discount Rate of 6%, $40,000 a year, from 2005 to 2018, has a present value factor of 8.252 giving an amount of $330,080. Adding the cumulative minimum tax, but ignoring the benefits of the existing capital losses and those on the marketable securities, the figure is $350,000 (rounded) .


Payables & Accruals

An amount of $256,325 in a subsidiary is considered no longer required and has been eliminated.


Preferred Shares

Mirtronics has 1,709,115 Class B Preferred Shares outstanding, carried at $1,110,930. These shares are non-voting, non-parti-cipating, and redeemable at $0.08333 each, for a total of $142,426; this is $968,504 less than their carrying amount.


Common Shares

At September 30, 2002, Mirtronics had 12,917,581 issued common shares, and outstanding options for a further 270,000 at $0.125 each, to raise $33,750. After deducting the Preferred Shares at their carrying amount of $1,110,930, the Book Value of the common shares is $3,143,705, or $0.243 each. On a fully diluted basis, adding the proceeds of the options, that Book Value becomes $3,177,455, or $0.241 for each of the 13,187,581 fully diluted shares.

After deducting the redemption amount of the preferred shares of $142,426, the Adjusted Book Value of the issued common shares is $3,679,234, or $0.285 each; on a fully diluted basis, the amount increases to $3,712,984, which becomes $0.282 a share.


                                    GENTERRA


At  September  30,  2002,  Genterra  had the  following  consolidated  Financial
Position:

                                                  Adjusted
                                   Book            Book
                                   Value           Value
ASSETS
Cash                               237,435         237,435
Short Term Investments             474,681         474,681
Receivables                        294,600         294,600
Due by Affiliates                  978,080         978,080
Tax Recovery                       193,400         193,400
Prepaids                           181,189         181,189
Mortgages Receivable               841,678         841,678
                                 ---------       ---------
                                 3,201,063       3,201,063
Rental Real Estate - net        11,784,932      13,200,000
Future Income Taxes                 79,263          73,000
Goodwill                           155,000           -
Other                              187,071         178,600
                                ----------      ----------
                                15,407,329      16,652,663

LIABILITIES
Payables & Accruals                355,495         355,495
Mortgages                        5,770,897       5,770,897
Due to Affiliate                   550,000         550,000
Other Term Debt                     19,956          19,956
Future Income Taxes              1,375,471       1,683,000
                                 ---------       ---------
                                 8,071,819       8,379,348

EQUITY
Share Capital                   10,596,617
Deficit                         (3,261,107)
                                 ---------
                                 7,335,510       8,273,315
                                15,407,329      16,652,663


Short Term Investments

Genterra's short term investments are:                $
Royal Bank GIC due October 1                       220,000
2.48% interest in "Group 1 Balanced Fund"
  Limited Partnership of related companies         254,681
                                                   474,681

Due to their short term, the Fair Market Value of those investments is the same as their Book Value.

Receivables

The receivables include various items, such as sundry amounts and outstanding interest, less an allowance for doubtful accounts.


Due by Affiliates

These amounts are expected to be fully collectible; they have no fixed maturity date.


Mortgages Receivable
                                                      $
9.5%, due on demand, secured by
  assignment of several charges on land            827,887
Collateral mortgage loan with interest
  at US Prime plus 3.5% (US$8,750)                  13,791
                                                   -------
                                                   841,678

Due to their high interest rates, the Fair Market Value of these loans is at least Book Value.


Rental Real Estate

In valuing Genterra's properties, CVS applied the Earnings Based Approach, supported by any available appraisals. For this, CVS capitalized the Net/Net rents, after property management and other charges, totalling 8.25%, by using an OAR (Overall Appraisal Rate). Our figures for the OARs are based on discussions with real estate investors and reflect the locations, structures and conditions of the buildings.

Based on these, CVS has established OARs of 19.0% for the Hamilton industrial property, 15% for the Cambridge industrial holding, 12.0% for the Toronto commercial property, and 13.5% for the Newmarket building.

Genterra owns five properties as Cambridge consists of two parcels; their details are set out below:








Property #1

Location              200 Glendale Avenue North
                      Hamilton, Ontario
                      (Industrial)

Size                  200,000 SF

Leasee                Glendale Yarns Inc. (affiliate)

Lease Term            February 1, 1996 to January 31, 2011

Rent                  $413,400 per annum (Net/Net) - $2.067 SF
                      Can be renegotiated in January 2006 on 90 days' notice. The plant is no longer used for manufacturing, only as a warehousing and distribution facility. The building is an old mill, which would be of limited use to other tenants; therefore, the value is mainly in the land, about $4.00 SF.

1st                   Mortgage Prime plus 1.75%, due August 1,
                      2011; Balance $558,200.

Appraised Value     $3,200,000 (July 1987) - $16.00 SF.

Capitalized Amount    $1,996,000 @ 19.0% ($2,000,000) - $10.00 SF.

Discounted Cash Flow  $1,617,000 @ 12.0% ($1,600,000) - $8.00 SF.

Assessed Market Value $1,727,000 - $8.64 SF.



Property #2
Location              450 Dobbie Drive
                      Cambridge, Ontario
                      (Industrial)

Size                  222,300 SF

Leasee                The Cambridge Towel Corp. (affiliate)

Lease Term            January 1, 1999 to December 31, 2003.  Due
                      to high availability of space, rent decrease of 10.0% is likely.

Rent                  $926,345 per annum (Net/Net) - $4.167 SF.

1st                   Mortgage 7.75%, due December 1, 2007 (6.52% after December
                      2002). Balance $925,700, blended monthly payment of $17,876.

Appraised Value       $5,100,000 (December 1992) - $22.94 SF.

Capitalized Amount    $5,100,000 @ 15.0% ($5,100,000) - $25.64 SF.


Property #3
Location              Vacant Land
                      Near 450 Dobbie Drive
                      Cambridge, Ontario

Size                  Approximately 5.15 acres

Leasee                The Cambridge Towel Corp. (affiliate)

Lease Term            August 27, 1998 to December 31, 2003.
                      Lease likely renewed at 10.0% decrease

Rent                  $31,365 per annum (Net/Net)

Debt/Mortgage         None
Appraised Value       $185,000 (September 1998)

Capitalized Amount    $172,664 @15.0% ($175,000)




Property #4
Location              140 Wendell Avenue
                      Toronto, Ontario
                      (Office/Industrial)

Size                  204,000 SF.

Leasee                Multi-tenant

Lease Term            Varies

Rent                  $593,147 per annum (Net/Net)
                      Increase to $656,100 after January 1, 2003

1st Mortgage          8.1%, due April 1, 2005
                                      Balance $2,904,470

2nd Mortgage          9.1%, due September 18, 2005
                                      Balance $706,543

Appraised Value       $6,225,000 (December 1998)

Capitalized Amount    $4,535,000 @ 12.0% ($5,700,000)


Property #5
Location              1095 Stellar Avenue
                      Newmarket, Ontario
                      (Office/Industrial)

Size                  22,365 SF.

Leasee                Multi-tenant;  major lease expires December
                      2002 and will be renewed on the same terms

Lease Terms           Various terms

Rent                  $138,045 per annum (Net/Net)
1st Mortgage          8.5%, due on demand
                      Balance $670,000 (Genterra)

2nd Mortgage          Prime plus 1%
                                      Balance $676,000

Appraised Value       $1,300,000 (March 1999)

Capitalized Amount    $938,000 @ 13.5% ($950,000)

Summary of Property Values

              Book     Appraised    Capitalized   Fair Market
Property     Value       Value        Amount         Value
--------     -----     ---------    -----------   -----------

1          1,693,823    3,200,000    2,000,000    1,600,000
2 & 3      3,190,677    5,285,000    5,275,000    5,275,000
4          5,605,203    6,225,000    4,535,000    5,375,000
5          1,295,229    1,300,000      950,000      950,000
          ----------   ----------   ----------   ----------
          11,784,932   16,010,000   12,760,000   13,200,000
          ==========   ==========   ==========   ==========


Future Income Taxes

Based on being able to reduce income taxes by $40,000 a year, the $79,263 balance of Future Income Taxes would be applied as follows:

                        Applied       Present Value
                        -------       -------------
                           $               $
Balance of 2002         10,000           9,852
           2003         40,000          37,178
           2004         29,263          26,027
                        ------          ------
                        79,263          73,057
                        ======          ======
Rounded                                 73,000
                                        ======


Goodwill

The current goodwill arose from the acquisition of Rallets Realty Inc., which owns the Newmarket property. Until December 31, 2001, it was amortized on a straightline basis, over five years, under the then accounting standards. The original amounts and accumu-lated amortization, which relate to several transactions, were at that date:

Original Amounts                    $2,073,035
Accumulated Amortization             1,918,035
                                    ----------
                                    $  155,000

The unamortized portion is 7.5% of the total and represents 2.28 years of remaining life at the 2001 charge of $68,000.

Effective January 1, 2002, Genterra adopted the new CICA Rules, which stipulate that goodwill may no longer be amortized but, that each year, management is required to test the remaining balance for impairment. This had not been done in 2002 up to the Valuation Date. For valuation purposes, CVS has included the remaining goodwill with the Fair Market Value of the Newmarket property.

Other Assets

Other assets consist of:
                                   Book          Fair Market
                                   Value           Value
Loan Receivable 767705
   Ontario Limited                 55,500            -
80,833 shares of Synergx          106,096         178,600
Oil & Gas properties               25,475            -
                                  -------         -------
                                  187,071         178,600

No payment has been received on the loan for more than two years, and it is considered uncollectible. The 80,833 Synergx shares have a Fair Market Value of US $113,166; the Canadian equivalent, at $US $1.00 equals $1.587, is $178,600 (rounded).

The Oil & Gas properties generated $3,251 in 2000 and $2,765 in 2001; they are now inactive with no more revenue projected. There is no deferred tax liability on the other assets, as the gain on Synergx is offset by the losses on the other items.


Mortgages

The mortgages apply to the various properties as follows:

             Fair Market                     Pre-Tax
Property        Value          Loans         Equity
--------     -----------       -----         -------

1            1,600,000         558,198      1,041,802
2 & 3        5,275,000         925,689      4,349,311
4            5,375,000      [2,904,467      1,763,990
4                           [  706,543
5              950,000         676,000        274,000
            ----------       ---------      ---------
            13,200,000       5,770,897      7,429,103
            ==========       =========      =========

Due to Affiliate

The loan from an Affiliate is a Demand Note at 13% and should be repaid as soon as possible.


Other Term Debt

The other term debt is a capital lease of $19,956 relating to a sign at the Toronto property, the value of which is included in the Fair Market Value of the building.


Future Income Taxes

The tax situation is as follows:

Property             1         2 & 3           4             5
--------           -----     ---------      ------         -----

Original Cost
Land               85,000     468,630     1,061,448       209,462
Building etc.     400,000   2,820,395     9,142,087     1,011,129
                ---------   ---------    ----------     ---------
Total             485,000   3,289,025    10,203,535     1,220,591
                =========   =========    ===========   ==========
UCC               140,696   1,086,808     4,606,716       525,254
                =========   =========    ===========   ==========
FMV             1,600,000   5,275,000     5,375,000       950,000
                =========   =========    ===========   ==========
Recapture         259,304   1,733,587       209,284       261,346
                =========   =========    ===========   ==========
Capital Gain    1,115,000   1,985,975      (502,448)      (46,062)
                =========   =========    ===========   ==========
Taxable Amount    816,804   2,726,575       (41,940)      238,315
                =========   =========    ===========   ==========

For the Capital Gain, the Fair Market Value of Properties 4 and 5 was allocated to land at 10.4% and 17.2% respectively, on the same basis as the original cost. The total taxable amount, comprising the recapture and half the Capital Gain from the hypothetical sale of the properties at Fair Market Values, is $3,739,754. At a 45% tax rate, this would result in a Future Income Tax liability of $1,683,000.


Allocation of Fair Market Value

Genterra's equity has to be allocated between the various classes of shares.
                         Carrying  Dividend             Equivalent
Class          Number      Value    Arrears     Total    Class A

A            2,971,899    2.221 *     -      6,600,810 * 2,971,899
B              484,012    3.999 *     -      1,935,455 *   484,012
Special        500,000    0.003       -          1,500        -

Preferred
D Series 1   2,475,000    0.100       -        247,400        -
D Series 2     810,398    0.268       -        217,501        -
E              115,258    3.614     55,172     471,764        -
F              500,000    1.000    102,493     602,493      31,633
Preference
----------
Series 1   2,419,138    0.280         -        677,359   7,257,414
                                   -------  ----------  ----------
                                   157,665  10,754,282  10,744,958
                                   =======              ==========
Deficit after dividend arrears              (3,418,772)
                                             ---------
Equity at Book Value                         7,335,510
                                            ==========

* includes $7,608 (A) and $350 (B) of Contributed Surplus.


CONVERSION RIGHTS

Each Class B share is convertible into 1 Class A share.

98 Class F shares are convertible into 2 Class A shares and 1.4 Series 1 preferred shares; this is equivalent to 0.6326 Class A shares for each Class F.

Each Series 1 preferred share is convertible into 3 Class A shares until December 31, 2002.

Options and Warrants are outstanding as follows:

855,000 Warrants, each exercisable for the purchase of a unit of 1 Class A share and 0.70 Series 1 preferred share, at $0.28 each. The total is 855,000 Class A shares and 598,500 Series 1 preferred shares, which is equivalent to 2,650,500 Class A shares for an aggregate price of $239,400.

FULLY DILUTED SHARES

Assuming that all the Class B, and Series 1 shares (but not the Class F shares, which are anti-dilutive) are converted into Class A shares and the Warrants exercised, there would be 13,363,825 fully diluted Class A (common) shares, as follows:

                        Number     Carrying Value
                        ------     --------------
                                          $
     Class A          2,971,899      6,600,810
     Class B            484,012      1,935,455
     Series 1         7,257,414        677,359
                     ----------      ---------
                     10,713,325      9,213,624
     Warrants         2,650,500        239,400
                     ----------      ---------
                     13,363,825      9,453,024

BOOK VALUE PER SHARE

The following are the amounts allocated to the Class A and Class B shares on a Book Value basis.

                          Reported              Fully Diluted
                     Number        $          Number         $
Preferred et al         -      2,218,017       -        1,540,658
Class A & Class B  3,455,911   5,117,493   13,363,825   6,034,252
                               ---------                ---------
                               7,335,510                7,574,910
                               =========                =========

Per Class A Share                 $1.481                   $0.452
                                  ======                   ======

ADJUSTED BOOK VALUE PER SHARE

The following are the amounts allocated to the Class A and Class B shares on an Adjusted Book Value basis:

                                Reported      Fully Diluted
Fair Market
Value of Equity                8,273,315        8,273,315
Exercise of Warrants               -              239,400
Preferred                     (2,218,017)      (1,540,658)
                               ---------        ---------
                               6,055,298        6,972,057

Class A and Class B Shares     3,455,911       13,363,825
                               =========       ==========

Per Share                         $1.752           $0.522
                                  ======           ======



                              STOCK MARKET ACTIVITY

At September 30, 2002, the shares of Mirtronics traded on the TSX in small volumes; the A shares of Genterra are quoted on CDNX. For the period from December 1, 2001 to the Valuation Date, Sep-tember 30, 2002, the activities were as follows:

                                    Valuation   Average Price
                    High     Low      Date     50 TD     200 TD
                    ----     ---    ---------  -----     ------
                     $        $        $        $          $
Mirtronics          0.36    0.125     0.30      0.21      0.20
Genterra (Note B)   0.35    0.10      0.125     0.11      0.16

Notes:  A)        TD is trading days on which the exchange is open.
        B)        The Genterra data is adjusted for the reorganiza-
                  tion in July 2002, when each 100 Class A shares were exchanged for 70 Series 1 preferred shares (at $0.28 each) and 100 "new" Class A shares.

Trading volumes are low, with Mirtronics only showing significant activity on two occasions. The first, in the $0.25 to $0.29 range, was at the end of May 2002, with over 50,000 shares moving on each of three days.

The second, in mid September of the same year, had substantial trading between $0.25 and $0.30, with over 100,000 shares changing hands on each of four days. Otherwise, spasmodic activity occurred in January 2002, around $0.28 to $0.30, and in June in the $0.13 to $0.16 range.


Genterra has even less volume, with the only times of considerable activity being in February, between $0.20 and $0.28, and in May, between $0.10 and $0.20. Since then, trading has been intermit-tent, at between $0.11 and $0.125.

Due to the limited trading volumes, CVS has chosen the 200 Trading Day average prices as the Transaction Based Values.



                               COMBINED SITUATION


On an Adjusted Book Value basis, assuming exercise of the Genterra Warrants, the Mirtronics options as well as the sale of the Synergx shares of the amalgamated company would have the following finan-cial position:

                      Mirtronics   Genterra   Adjusted   Combined
                      ----------   --------   --------   --------
                           $          $          $          $
ASSETS

Cash & Equivalents       186,270    237,435     573,150    996,855
Marketable Securities  1,123,705    474,681       -      1,598,386
Receivables               40,172    294,600       -        334,772
Prepaids                   2,478    181,189       -        183,667
Due by Affiliates           -       978,080       -        978,080
Tax Recovery                -       193,400       -        193,400
Investment - Synergx   1,500,000    178,600   (300,000)  1,378,600
Future Income Taxes      350,000     73,000       -        423,000
Notes & Mortgages        700,000    841,678       -      1,541,678
Rental Real Estate          -    13,200,000       -     13,200,000
                       --------- ----------    -------  ----------
                       3,902,625 16,652,663    273,150  20,828,438
                       ========= ==========    =======  ==========


The adjusted cash is made up of:

                                            $
         Sale of Synergx                     300,000
     Exercise of Mirtronics Options       33,750
     Exercise of Genterra Warrants       239,400
                                         573,150







                      Mirtronics   Genterra   Adjusted   Combined
                      ----------   --------   --------   --------
                           $          $          $          $
LIABILITIES

Payables & Accruals       80,965    355,495       -        436,460
Mortgages                   -     5,770,897       -      5,770,897
Due to Affiliates           -       550,000       -        550,000
Capital Lease               -        19,956       -         19,956
Future Income Taxes         -     1,683,000       -      1,683,000
                          ------  ---------    -------   ---------
                          80,965  8,379,348       -      8,460,313
                          ------  ---------    -------   ---------

EQUITY

Preferred                142,426  1,540,658       -      1,683,084
Common                 3,679,234  6,732,657    273,150  10,685,041
                      ---------- ----------  ---------  ----------
                       3,821,660  8,273,315    273,150  12,368,125
                      ---------- ----------  ---------  ----------
                       3,902,625 16,660,563    273,150  20,828,438
                      ========== ==========  =========  ==========

Equivalent Class A    16,146,976 10,713,325  2,988,000  29,848,301
                      ========== ==========  =========  ==========



                                FAIRNESS OPINION


CVS has obtained values for the shares of Mirtronics and Genterra by two independent approaches, the Adjusted Book Value and a Transaction Based Value, based on the 200TD average prices on the stock market. The fully diluted amounts are:

                           Mirtronics          Genterra

                               $                 $
Adjusted Book Value           0.282            0.522
Transaction Based Value       0.200            0.160

Both companies' shares trade at significant discounts to their Adjusted Book Values. For Mirtronics, the 200TD value represents a discount of 29%, rather higher than normal for a non-controlling interest; for Genterra, it was a substantial 69%.

In General Canadians prefer direct real estate investments, or, if liquidity is important, via flow-through vehicles, such as Real Estate Investment Trusts, rather than indirect holdings, through shares of real estate companies.


For this reason, according to stock market analysts, shares of real estate investment firms trade at discounts of up to 50% from their underlying Adjusted Book Value. Genterra has an Adjusted Book Value of $0.522, while CVS believes its Fair Market Value, under the Rule, is about $0.261, unless liquidation is to occur, an unlikely event.


Exchange Ratios
From the viewpoint of the minority investors, who usually rely on stock market activity, the exchange ratio should be 1.25 Genterra A for each Mirtronics common, based on the 200TD averages, and 2.40 Genterra A for each Mirtronics, based on the Valuation Date prices. The Adjusted Book Value ratio, using the discounted figure of $0.261 for Genterra A shares and $0.282 for Mirtronics is
1.08 Genterra A for each Mirtronics.


Alternate View

Mirtronics' assets are all financial; cash and marketable securities (including Synergx) represent $2,809,975 (72.0%) of its assets. The Amalgamation therefore can be looked upon as an issue of 16,146,976 Genterra A shares for $2,810,000 cash and equivalents (an effective cash issue price of $0.174 each), together with other benefits. This is a premium of 8.75% to Genterra's 200TD price of $0.16, and 39% higher than the $0.125 figure at the Valuation Date. For Genterra to raise $2,800,000 by a rights issue, would require a significant discount to the recent market price.


Conclusion

The Amalgamation reduces the Adjusted Book Value of Genterra, on a fully diluted basis, by 31.4%, from $0.522 a share to $0.358 each. However, in our view, for the non controlling shareholders of Gen-terra, this dilution is more than offset by: (1) a 263% increase in quick assets from $1,185,000 to $4,309,000; (2) the reduction in leverage (debt and preferred in relation to assets) from 47% to 39%; and the larger float that should make dealing in the shares easier. CVS believes that, after the Amalgamation, the A shares of Genterra are likely to trade at a higher price than at the Valuation Date.

Therefore, in our opinion, the terms of the Amalgamation (1.25 Genterra A shares for each Mirtronics) are fair, from a financial point of view, to the shareholders of both Mirtronics and Genterra.


                         RESTRICTIONS AND QUALIFICATIONS


This Fairness Opinion is issued subject to the following restrictions and qualifications:
o CVS reserves the right, but is under no obligation, to revise or withdraw this Fairness Opinion, if any information, trends or changed conditions affecting our conclusions, that were in existence before the Valuation Date, become known to us after its issue. However, we have no responsibility to update our Fairness Opinion as a result of subsequent events and circum-stances;

o This Fairness Opinion is not intended for general circulation or publication; it is not, and under no circumstances is to be construed to be an offering of securities; any use or re-production of it for any purpose other than that stated is prohibited without our specific written permission, unless ordered by a court of competent jurisdiction;

o CVS hereby disclaims all liability to any party other than Genterra, with such liability restricted to negligence on our part. In particular, we deny all responsibility or liability for any losses occasioned to Mirtronics, Genterra, their Shareholders, or any other party, resulting from unauthorized circulation, publication, reproduction or use of this Fairness Opinion; neither its author nor CVS makes any representation or warranty as to its accuracy or completeness, and shall have no liability for any representation, expressed or implied, contained in it, or for any omissions from it;

o The analyses and research used in this Fairness Opinion were carried out by CVS as an independent and neutral expert. No party has put any restrictions on the scope of our work, esti-mates or conclusions;

o CVS did not conduct an audit or review of the consolidated financial position of either Mirtronics or Genterra, nor seek external verification of any of the information used. We cannot express an opinion as to its accuracy, but consider it to be reliable.






                                   ASSUMPTIONS


Our Indications of Fair Market Value of the shares of Mirtronics and Genterra used in this Fairness Opinion make the following specific assumptions:

o    All information supplied by the companies is true and correct;

o Management has informed us of all significant factors, contracts or agreements in effect at the Valuation Date that have a bearing on the value of the shares, and they are reflected in this Fairness Opinion;

o At the Valuation Date, no contracts or agreements were being negotiated that would have a material effect on the operating results of the either company and are not disclosed in this Fairness Opinion;

o All litigation, pending or threatened, related to Mirtronics or Genterra, has been disclosed to CVS;

o No material adverse changes have taken place in the operations or financial position of either Mirtronics or Genterra between the Valuation Date and the date of this Fairness Opinion;

o There were no employment contracts, stock option plans, share purchase arrangements or shareholder agreements in force at the Valuation Date that would have any material effect on the value of the shares of either Mirtronics or Genterra and are not disclosed in this Fairness Opinion;

o There are no environmental issues which would have a material effect on the operating results of either Mirtronics or Gen-terra;

o Considering the purpose of this Fairness Opinion, no investigation was necessary into potential economies of scale, cost savings or other synergies that might be achieved by a sale of the shares of either Mirtronics or Genterra to a special purchaser, nor was any attempt made to identify any such entity;

o Federal and Provincial Income Tax laws, regulations and rates, in force at the Valuation Date in Canada, will not change for at least the next five years.




                       INFORMATION USED FOR THE VALUATION


In reaching our Indications of Fair Market Value and the conclu-sions of this Fairness Opinion, CVS has reviewed and relied upon the following documents and information relating to the assets and liabilities of Mirtronics and Genterra:


Documents from Mirtronics

1.       Annual Report, 2001;

2. Consolidated Financial Statements, September 30, 2001, audited by Kraft, Berger, Grill, Schwartz, Cohen & March LLP, Char-tered Accountants, Toronto;

3.       Interim Report, December 2001;

4.       Interim Report, March 2002;

5.       Interim Report, June 2002;

6. Consolidated Balance Sheet, September 30, 2002, excluding Synergx, prepared by Management;

7. Consolidated Balance Sheet, September 30, 2002, audited by Kraft, Berger, Grill, Schwartz, Cohen & March;

8.       Share Trading Activity, December 2001 to November 20, 2002, from Big
         Charts;

9.       Schedule of Marketable Securities, September 30, 2002;

10.      Articles of Amendment, May 15, 1997;

11.      Transactions in Synergx shares;

12.      Management Information Circular, February 15, 2002;
13.      Amending Agreement, Tonem Management Corporation, Mirtronics and
         Mircom;

14. Consolidated Financial Statements of Mircom, September 30, 2001, audited by Kraft, Berger, Grill, Schwartz, Cohen & March;

15.      Synergx, SEC Form 10-KSB, September 30, 2001 and 2002;

16.      Synergx, SEC Form 10-QSB, June 30, 2002.


Documents from Genterra

17. Annual Report, 2001, with Consolidated Financial Statements, audited by Kraft, Berger, Grill, Schwartz, Cohen & March;

18.      Interim Report, March 31, 2002;

19.      Interim Report, June 30, 2002;

20.      Consolidated Worksheet, June 30, 2002;

21.      Notice of Annual and Special Meeting of Shareholders, May 22, 2002;

22.      Consolidated Financial Statements, September 30, 2002, prepared by
         Management;

23.      List of Properties;

24.      Schedule of Tax Costs for Properties;

25.      Schedule of Short Term Investments, September 30, 2002;

26.      Share Trading Activity, December 2001 to November 13, 2002;

27. Fairness Opinion on the Terms of the Amalgamation of Genterra Capital Incorporated and Unavest Capital Corp., September 30, 1998, prepared by Kraft Yabov Valuations Inc., Markham, Ontario;

28.      Joint Amalgamation Brochure, Genterra and Unavest, February 5, 1999.

General

29. "Deals Abound as Vacancy Rate Soars", Globe and Mail, December 3, 2002;

30. Litwin group Structure;

31. Amalgamation Analysis, prepared by Management;

32. Economic Forecast, September 17, 2002, CIBC World Markets;

33. Monthly Indicators, October 2, 2002, CIBC World Markets.

34. Monthly Real Estate & Hospitality Review, November 14, 2002, BOM Nesbitt Burns.


Discussions were held with:


Mark Litwin, President, Genterra & Mirtronics;

Stan Abramowitz, Secretary, Genterra & Mirtronics;

Barry Lebow, Partner, LeBow, Hicks & Katchen Ltd., Real Estate
   Appraisers, Toronto;

Herb Saunders, President, American Appraisal Canada, Inc., Toronto.




                     EXPERIENCE OF THE INDEPENDENT VALUATOR


The author of this Report is James P. Catty, the principal valuator of CVS since its founding in February 1988. He obtained his BA and MA degrees from the University of Oxford and is a Chartered Accoun-tant in Ontario and a Certified Public Accountant in Illinois. As public accountant, corporate executive, investment banker, venture capitalist, leveraged buyout sponsor and independent valuator, he has been involved in the valuation of businesses, their assets and securities since 1959.

Jim Catty has contributed articles to various publications, inclu-ding The Journal of Business Valuation and CA Magazine, contributes a regular column to Shannon Pratt's Business Valuation Update, and has given speeches, seminars and workshops on valuation, mergers & acquisitions and leveraged buyouts to professional associations and universities in Canada and the United States. Our work has been accepted by all stock exchanges in Canada, as well as by NASDAQ and The London Stock Exchange.

Our practice is diverse; from January 1980 to November 2002, CVS, and its predecessor, Kruger Consultants, completed 358 engagements, with an aggregate value in excess of $1.93 billion. In addition to Canada and the US, CVS has issued Valuation Reports on firms in thirteen other countries in Europe, Asia, the Caribbean and South America.

Mr. Catty is a member of the following professional associations:

o        American Institute of Certified Public Accountants
o        Association for Investment Management & Research
o        Canadian Institute of Chartered Accountants
o        Canadian Institute of Chartered Business Valuators
o        Canadian Society of Technical Analysts
o        Computer Law Association
o        Illinois CPA Society (business Valuation Committee 1996-1998)
o        Information Technology Association of Canada
o        The Institute of Business Appraisers, Inc.
o        Institute of Chartered Accountants of Ontario
o        Institute of Chartered Financial Analysts
o        National Association of Certified Valuation Analysts
o        Society of Certified Fraud Examiners
o        Society of Competitive Intelligence Professionals
o        Toronto Society of Financial Analysts




                                   CERTIFICATE


I, James P. Catty, certify, that, to the best of my knowledge and belief:

o The statements of fact contained in this Fairness Opinion are true and correct;

o The reported analyses, opinions and conclusions are limited only by the indicated Assumptions, Restrictions and Qualifi- cations, and are my personal, unbiased professional analyses, opinions and conclusions;

o I have no direct or indirect, present or prospective interest in Mirtronics, Genterra or any other company controlled by Mr. Fred A. Litwin or his family; I have no personal interest or bias with respect to the parties involved, have received no instructions and was subject to no limitations imposed by any party;

o Our compensation is not contingent on any action or event resulting from analyses, opinions, or conclusions in, or the use of this Fairness Opinion;

o My analyses, opinions and conclusions were developed, and this Fairness Opinion has been prepared in conformity with the Standards of the Canadian Institute of Chartered Business Va-luators and Ontario Securities Commission Rule 61-501;

o No significant professional assistance was given to me in preparing this Fairness Opinion.

Toronto, Canada
January 17, 2003
CORPORATE VALUATION SERVICES LIMITED









James P. Catty, MA, CA, CFA, CPA, CBV, CFE,
President